   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000

                                                      REGISTRATION NO. 333-52092
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               WORLD ACCESS, INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

                     DELAWARE                                           58-2398004
         (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                           945 EAST PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                             ---------------------
                                BRYAN D. YOKLEY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               WORLD ACCESS, INC.
                           945 EAST PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------
                          COPIES OF COMMUNICATIONS TO:
                          LEONARD A. SILVERSTEIN, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                           5300 ONE PEACHTREE CENTER
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4000
                             ---------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED             PROPOSED
                                                AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
             TITLE OF SHARES                     TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
            TO BE REGISTERED                  REGISTERED           PER SHARE         OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share...     14,722,340           3.094(1)           45,550,919.96        12,025.45(1)
                                               5,457,620           2.4875(2)          13,575,829.75         3,393.96(2)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on December 14, 2000. This amount was previously paid when this Registration Statement was originally filed on December 18, 2000.
(2) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on December 20, 2000. This amount is being paid with this Amendment No. 1.

                             ---------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              (WORLD ACCESS LOGO)
                               WORLD ACCESS, INC.


                 Up to 20,179,960 Shares of World Access, Inc.

                                  Common Stock

                             ---------------------

                                 TERMS OF SALE


     This prospectus relates to the resale of up to 20,179,960 shares of common stock of World Access, Inc. by their holders. The common stock is listed on the Nasdaq National Market under the trading symbol "WAXS." On December 20, 2000, the last reported sale price of the common stock on the Nasdaq National Market was $2.4688 per share.


     The principal executive offices of World Access are located at 945 East Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, and its telephone number is (404) 231-2025.

                             ---------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this prospectus is December 22, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Description of World Access, Inc............................    3
Securities Offered..........................................    3
Forward-Looking Statements..................................    3
Use of Proceeds.............................................    3
Unaudited Pro Forma Condensed Combined Financial
  Statements................................................    4
Selling Security Holders....................................   49
Plan of Distribution........................................   51
Legal Matters...............................................   52
Experts.....................................................   52
Where You Can Find More Information.........................   53
Incorporation of Certain Documents By Reference.............   54

                       DESCRIPTION OF WORLD ACCESS, INC.

     World Access transports international long distance voice, data and Internet traffic primarily for long distance carriers and local phone companies operating in the United States and Europe. These services are provided through a combination of its own network facilities and agreements with other carriers to terminate traffic in regions of the world where World Access does not have its own network. Through the acquisition of FaciliCom International in December 1999 and NETnet International in February 2000, World Access has expanded its service offerings to include the sale of bundled voice, data and Internet services directly to small and medium sized businesses located throughout Western Europe.

     In 1999, World Access adopted a strategy designed to build on its U.S.-based carrier service business and position itself to become a significant provider of bundled voice, data and Internet services to retail business customers located in selected European countries. World Access believes that the European telecommunications market has become extremely fragmented in recent years due primarily to deregulation and significant forecasted growth. As a result, World Access expects that a significant consolidation of carriers operating in Europe will occur in the next few years, not unlike that which occurred in the United States telecommunications market during the late 1980's and 1990's. The strategy of World Access is to establish a pan-European telecommunications network and gain significant market share during this period as a consolidator in this market. To execute its strategy, World Access intends to aggressively pursue the acquisition of businesses, with a particular emphasis on those that provide retail services to small and medium sized businesses operating in Europe.

                               SECURITIES OFFERED


     This prospectus relates to 20,179,960 shares of common stock of World Access offered for resale for the account of holders of common stock. The common stock trades on the Nasdaq National Market under the symbol "WAXS."


                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain certain information regarding our financial projections, plans and strategies that are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements reflect our assessment of a number of risks and uncertainties, and our actual results could differ materially from the results anticipated in these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, actual future financial results differing materially from financial projections, potential inability to identify, complete and integrate acquisitions, difficulties in expanding into new business activities, delays in new service offerings, the potential termination of certain service agreements or the inability to enter into additional service agreements and the other issues discussed in the Risk Factors sections incorporated into this prospectus by reference. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the securities offered by this prospectus. All proceeds will be payable solely to the selling security holders, less any compensation payable by the selling security holders to broker dealers in the form of commissions or otherwise.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Financial Statements of World Access give effect to the following different scenarios that World Access currently contemplates in connection with the STAR and WorldxChange mergers and the TelDaFax transactions. On December 14, 2000, the shareholders of World Access approved the STAR and WorldxChange mergers and the TelDaFax transactions. On December 18, 2000, World Access completed its merger with WorldxChange. Accordingly, the scenarios described below each contemplate that World Access has acquired WorldxChange.

Scenario 1:  World Access acquires STAR, WorldxChange and TelDaFax.
Scenario 2:  World Access acquires STAR and WorldxChange.
Scenario 3:  World Access acquires WorldxChange and TelDaFax.
Scenario 4:  World Access acquires WorldxChange.

     The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 also give effect to:

     - the FaciliCom acquisition;

     - the Comm/Net acquisition;

     - the LDI acquisition; and

     - the acquisition of 33.03% of TelDaFax

as if each of the acquisitions had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2000 under all four scenarios gives effect to the STAR, WorldxChange and TelDaFax acquisitions as if each acquisition had occurred on September 30, 2000. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2000 under all four scenarios also give effect to the LDI acquisition and the acquisition of 33.03% of TelDaFax as if the acquisitions had occurred on January 1, 1999.

     On June 14, 2000, World Access entered into a definitive agreement pursuant to which it agreed to acquire all of or a majority share in TelDaFax in a series of transactions. TelDaFax is a facilities-based provider of bundled fixed line, wireless, Internet and e-Commerce services to business and residential customers in Germany. On September 21, 2000, World Access acquired a 33.03% interest in TelDaFax held by the Apax funds by issuing World Access common stock at an exchange ratio of 1.025 shares of World Access for each share of TelDaFax. World Access intends to make a tender offer for all of the remaining shares of TelDaFax at an exchange ratio of 1.16. Under the TelDaFax purchase agreement all TelDaFax shares to be acquired were to be exchanged at the exchange ratio of
1.025. On December 5, 2000, World Access increased the exchange ratio to 1.16 in order to comply with the German Takeover Code. TelDaFax shares to be acquired from Dr. Klose and A+M will be exchanged at 1.025, as Dr. Klose and A+M waived their rights under the TelDaFax purchase agreement to receive additional shares under the new exchange ratio. The Apax funds also waived their rights under the TelDaFax purchase agreement to receive additional shares under the new exchange ratio. World Access also expects to contribute certain of its German businesses to TelDaFax in exchange for newly issued TelDaFax shares.

     The completion of the tender offer and the contribution of the German businesses is subject to acquisitions by World Access in the transactions of no less than 50.1% of the fully diluted shares outstanding of TelDaFax on a pro forma basis, regulatory approvals, including antitrust approval in Germany, and the approval of the stockholders of World Access. The closing of the tender offer and the contribution will occur simultaneously. The transactions are anticipated to close in January 2001. Concurrent with the transactions, World Access intends to apply for listing on one or more European stock exchanges, including the Neuer Markt in Germany.

     The pro forma adjustments are based upon currently available information and upon assumptions that the management of World Access believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited

Pro Forma Condensed Combined Financial Statements represent the preliminary determination of these adjustments based upon available information. The total estimated purchase price of each transaction has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

     On a combined basis, the networks and operations of all three companies contain redundant switching equipment, facilities and personnel. World Access plans to eliminate these redundant assets and significantly reduce the headcount of the combined company in an effort to realize cost synergies. Implementing this process includes the write-down of switching and transmission equipment taken out of service, the write-off of certain leasehold improvements, establishing provisions for lease commitments remaining on certain facilities with no future use, employee termination benefits and other related costs. To the extent that these items relate to World Access facilities and personnel, World Access will record a restructuring charge in accordance with EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) and FAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. All other costs relate to facilities and personnel of the acquired enterprises, and, accordingly, will be treated as purchase price in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Management expects to implement the process prior to or shortly after consummation of each transaction and anticipates completion within six months after implementation.

     In connection with the Executive Services Management Contract entered into by World Access and WorldxChange on August 1, 2000, World Access management committed to such a consolidation plan. Pursuant to this agreement, World Access began managing the operations and business affairs of WorldxChange as if the WorldxChange merger had occurred as of August 1, 2000. The costs of this restructuring plan was $38.3 million and has been recorded as a restructuring charge by World Access in the third quarter of 2000.

     Consolidation plans remain under development for the STAR and TelDaFax integrations. Such plans indicate that consolidation activities associated with the STAR transactions will not materially involve World Access facilities or personnel; however, consolidation plans related to TelDaFax transaction are too preliminary to estimate an impact.

     During the third quarter of 2000, World Access has incurred approximately $35.0 million in additional selling, general and administrative expenses. The major categories of such costs include costs associated with billing system migration issues, re-branding efforts and increases in reserves for doubtful accounts. The first two items relate to the WorldxChange integration. The third item is unrelated to any purchase transactions, but rather results from significant shifts in credit policies applied to existing customers. Management implemented substantially tighter credit policies as a result of market conditions in the telecom industry, particularly the inability of customers to obtain sources of working capital required to remain solvent.

     The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of World Access, LDI, STAR, WorldxChange and TelDaFax and the related notes thereto. See "Incorporation of Documents by Reference" and "Available Information."

                               WORLD ACCESS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                                          PRO FORMA
                                                              PRO FORMA                                 WORLD ACCESS,
                                                                WORLD                      STAR           AND STAR
                                                                ACCESS      STAR(1)     ADJUSTMENTS       COMBINED
                                                              ----------   ---------   -------------    -------------
                                                       ASSETS

Cash and equivalents(2(i))..................................  $ 164,600    $ 104,567     $      --       $  269,167
Short-term investments......................................     82,249        1,599            --           83,848
Restricted cash.............................................     17,229           --            --           17,229
Accounts and notes receivable...............................    226,411      118,499            --          344,910
Prepaid expenses and other current assets...................     23,333       36,777            --           60,110
Net assets held for sale....................................     42,946           --            --           42,946
                                                              ----------   ---------     ---------       ----------
      Total Current Assets..................................    556,768      261,442            --          818,210
                                                              ----------   ---------     ---------       ----------
Property and equipment......................................    130,618      245,142       (94,000)(2)      281,760
Goodwill and other intangibles..............................  1,097,251        3,605        (1,764)(4)    1,306,793
                                                                                           257,393(2)
                                                                                            11,900(2)
                                                                                           (61,592)(6)
Investment in TelDaFax......................................     64,242           --            --           64,242
Net advances to WorldxChange................................     54,650                                      54,650
Other assets................................................     74,426        5,534            --           79,960
                                                              ----------   ---------     ---------       ----------
      Total Assets..........................................  $1,977,955   $ 515,723     $ 111,937       $2,605,615
                                                              ==========   =========     =========       ==========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt.............................................  $  60,017    $ 137,673     $ (85,330)(6)   $  112,360
Accounts payable............................................    260,994       87,474            --          348,468
Other accrued liabilities...................................    167,303      116,581         3,000(2)       282,214
                                                                                            (4,670)(6)
                                                              ----------   ---------     ---------       ----------
      Total Current Liabilities.............................    488,314      341,728       (87,000)         743,042
Long-term debt..............................................    247,151       34,462            --          281,613
Other long-term liabilities.................................      3,789       22,076            --           25,865
                                                              ----------   ---------     ---------       ----------
      Total Liabilities.....................................    739,254      398,266       (87,000)       1,050,520
                                                              ----------   ---------     ---------       ----------
Minority Interests..........................................
Stockholders' Equity (Deficit):
Preferred Stock.............................................          6           --            --                6
Common stock................................................        732           58           (58)(5)        1,037
                                                                                               227(2)
                                                                                                78(6)
Additional paid in capital..................................  1,539,915      366,309      (366,309)(5)    1,856,004
                                                                                           279,620(2)
                                                                                             8,139(2)
                                                                                            28,330(6)
Deferred compensation.......................................         --       (1,224)        1,224(5)            --
Notes receivable from shareholders..........................         --       (3,928)        3,928(5)            --
Accumulated other comprehensive loss........................    (22,671)     (10,077)       10,077(5)       (22,671)
Accumulated deficit.........................................   (279,281)    (233,681)      233,681(5)      (279,281)
                                                              ----------   ---------     ---------       ----------
      Total Stockholders' Equity (Deficit)..................  1,238,701      117,457       198,937        1,555,095
                                                              ----------   ---------     ---------       ----------
      Total Liabilities and Stockholders....................  $1,977,955   $ 515,723     $ 111,937       $2,605,615
                                                              ==========   =========     =========       ==========

                                                                                                    PRO FORMA
                                                                                                  WORLD ACCESS,
                                                                                                    STAR AND
                                                                                 WORLDXCHANGE     WORLDXCHANGE
                                                              WORLDXCHANGE(10)    ADJUSTMENTS       COMBINED
                                                              ----------------   -------------    -------------
                                                       ASSETS                      ASSETS
Cash and equivalents(2(i))..................................     $  12,123         $      --       $  281,290
Short-term investments......................................            --                --           83,848
Restricted cash.............................................            --                --           17,229
Accounts and notes receivable...............................       133,198            (2,201)(17)     517,513
                                                                                      41,606(11)
Prepaid expenses and other current assets...................        11,331                --           71,441
Net assets held for sale....................................            --                --           42,946
                                                                 ---------         ---------       ----------
      Total Current Assets..................................       156,652            39,405        1,014,267
                                                                 ---------         ---------       ----------
Property and equipment......................................       193,257            (6,500)(11)     415,517
                                                                                     (68,000)(11)
                                                                                      15,000(11)
Goodwill and other intangibles..............................        88,208           (76,327)(13)   1,936,844
                                                                                     593,978(11)
                                                                                      41,300(11)
                                                                                     (17,108)(15)
Investment in TelDaFax......................................            --                --           64,242
Net advances to WorldxChange................................                         (54,650)(11)          --
Other assets................................................         3,464                --           83,424
                                                                 ---------         ---------       ----------
      Total Assets..........................................     $ 441,581         $ 467,098       $3,514,294
                                                                 =========         =========       ==========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.............................................     $ 204,219         $  (2,201)(17)  $  264,606
                                                                                     (14,040)(15)
                                                                                     (35,732)(11)
Accounts payable............................................       103,989           (10,960)(15)     464,185
                                                                                      22,688(11)
Other accrued liabilities...................................       208,884             3,000(11)      494,098
                                                                 ---------         ---------       ----------
      Total Current Liabilities.............................       517,092           (37,245)       1,222,889
Long-term debt..............................................        63,082                --          344,695
Other long-term liabilities.................................         3,162                --           29,027
                                                                 ---------         ---------       ----------
      Total Liabilities.....................................       583,336           (37,245)       1,596,611
                                                                 ---------         ---------       ----------
Minority Interests..........................................
Stockholders' Equity (Deficit):
Preferred Stock.............................................        30,000           (30,000)(14)           6
Common stock................................................       148,056          (148,056)(14)       1,357
                                                                                         298(11)
                                                                                          22(15)
Additional paid in capital..................................            --           336,686(11)    2,218,272
                                                                                      17,712(11)
                                                                                       7,870(15)
Deferred compensation.......................................            --                --               --
Notes receivable from shareholders..........................        (1,988)            1,988(14)           --
Accumulated other comprehensive loss........................       (14,243)           14,243(14)      (22,671)
Accumulated deficit.........................................      (303,580)          303,580(14)     (279,281)
                                                                 ---------         ---------       ----------
      Total Stockholders' Equity (Deficit)..................      (141,755)          504,343        1,917,683
                                                                 ---------         ---------       ----------
      Total Liabilities and Stockholders....................     $ 441,581         $ 467,098       $3,514,294
                                                                 =========         =========       ==========

                                                                                                 PRO FORMA
                                                                                               WORLD ACCESS,
                                                                                             STAR, WORLDXCHANGE
                                                                               TELDAFAX         AND TELDAFAX
                                                              TELDAFAX(20)   ADJUSTMENTS          COMBINED
                                                              ------------   ------------    ------------------
                                                       ASSETS
Cash and equivalents(2(i))..................................    $ 18,115       $     --          $  299,405
Short-term investments......................................          --             --              83,848
Restricted cash.............................................          --             --              17,229
Accounts and notes receivable...............................      33,707             --             551,220
Prepaid expenses and other current assets...................      21,581             --              93,022
Net assets held for sale....................................          --             --              42,946
                                                                --------       --------          ----------
      Total Current Assets..................................      73,403             --           1,087,670
                                                                --------       --------          ----------
Property and equipment......................................      57,144        (24,000)(21)        448,661
Goodwill and other intangibles..............................      14,080        (10,900)(23)      2,051,338
                                                                                 78,314(21)
                                                                                 33,000(21)
Investment in TelDaFax......................................          --        (64,242)(21)             --
Net advances to WorldxChange................................                                             --
Other assets................................................      15,066             --              98,490
                                                                --------       --------          ----------
      Total Assets..........................................    $159,693       $ 12,172          $3,686,159
                                                                ========       ========          ==========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.............................................    $  6,983       $     --          $  271,589
Accounts payable............................................      56,738             --             520,923
Other accrued liabilities...................................       9,374          5,000(21)         508,472
                                                                                                         --
                                                                --------       --------          ----------
      Total Current Liabilities.............................      73,095          5,000           1,300,984
                                                                                                         --
Long-term debt..............................................      16,206             --             360,901
Other long-term liabilities.................................         314             --              29,341
                                                                --------       --------          ----------
      Total Liabilities.....................................      89,615          5,000           1,691,226
                                                                --------       --------          ----------
Minority Interests..........................................         685             --                 685
Stockholders' Equity (Deficit):
Preferred Stock.............................................          --             --                   6
Common stock................................................      77,359        (77,359)(24)          1,616
                                                                                    259(21)
Additional paid in capital..................................       7,099         (7,099)(24)      2,294,371
                                                                                 76,099(21)
Deferred compensation.......................................          --             --                  --
Notes receivable from shareholders..........................          --             --                  --
Accumulated other comprehensive loss........................        (343)           343(24)         (22,671)
Accumulated deficit.........................................     (14,722)        14,722(24)        (279,074)
                                                                                    207(24)
                                                                --------       --------          ----------
      Total Stockholders' Equity (Deficit)..................      69,393          7,172           1,994,248
                                                                --------       --------          ----------
      Total Liabilities and Stockholders....................    $159,693       $ 12,172          $3,686,159
                                                                ========       ========          ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                                                     WORLD ACCESS
                                            PRO FORMA                     STAR         AND STAR
                                         WORLD ACCESS(28)   STAR(1)    ADJUSTMENTS     COMBINED
                                         ----------------   --------   -----------   ------------
Service revenues.......................     $ 835,339       $347,188    $(61,839)(7)  $1,120,688
Operating expenses:
Cost of services (exclusive of
 depreciation and amortization shown
 separately below).....................       735,085       308,532      (61,839)(7)     981,778
Selling, general and administrative....       125,497        60,977                      186,474
Depreciation and amortization..........        62,788        27,969        9,424(3)       86,508
                                                                         (10,072)(3)
                                                                           1,785(3)
                                                                          (5,386)(6)
Expense under WorldxChange management
 agreement.............................        22,688            --           --          22,688
Restructuring and other special
 charges...............................        34,326            --           --          34,326
                                            ---------       --------    --------      ----------
      Total operating expenses.........       980,384       397,478      (66,088)      1,311,774
                                            ---------       --------    --------      ----------
      Operating loss...................      (145,045)      (50,290)       4,249        (191,086)
Reimbursement from World Access of net
 loss under management agreement.......            --            --           --              --
Interest and other income..............        25,642         7,791           --          33,433
Interest and other expense.............       (43,688)      (13,153)       1,223(6)      (55,618)
Loss on investment in TelDaFax.........        (4,853)           --           --          (4,853)
Foreign exchange loss..................          (469)           --           --            (469)
                                            ---------       --------    --------      ----------
      Loss from continuing operations
       before income taxes and minority
       interests.......................      (168,413)      (55,652)       5,472        (218,593)
Provision (benefit) for income taxes...       (18,005)      (11,645)       3,899(8)      (25,751)
                                            ---------       --------    --------      ----------
      Loss from continuing operations
       before minority interest........      (150,408)      (44,007)       1,573        (192,842)
Minority interest......................            --            --           --              --
                                            ---------       --------    --------      ----------
      Loss from continuing
       operations......................      (150,408)      (44,007)       1,573        (192,842)
Preferred stock dividends..............        (1,907)           --           --          (1,907)
                                            ---------       --------    --------      ----------
      Loss from continuing operations
       available to common
       stockholders....................     $(152,315)      $(44,007)   $  1,573      $ (194,749)
                                            =========       ========    ========      ==========
Loss per common share from continuing
 operations:
   Basic...............................     $   (2.57)
                                            =========
   Diluted.............................     $   (2.57)
                                            =========
Weighted average shares outstanding:
   Basic...............................        59,199
                                            =========
   Diluted.............................        59,199
                                            =========

                                                                             PRO FORMA
                                                                           WORLD ACCESS,
                                                                             STAR AND
                                                            WORLDXCHANGE   WORLDXCHANGE
                                         WORLDXCHANGE(10)   ADJUSTMENTS      COMBINED
                                         ----------------   ------------   -------------
Service revenues.......................     $ 381,115         $(79,032)(16)  $1,422,771
Operating expenses:
Cost of services (exclusive of
 depreciation and amortization shown
 separately below).....................       321,228          (79,032)(16)   1,223,974
Selling, general and administrative....       129,284                          315,758
Depreciation and amortization..........        38,825           16,251(12)     141,755
                                                                (4,958)(12)
                                                                 6,195(12)
                                                                (1,066)(15)
Expense under WorldxChange management
 agreement.............................            --          (22,688)(11)          --
Restructuring and other special
 charges...............................            --               --          34,326
                                            ---------         --------      ----------
      Total operating expenses.........       489,337          (85,298)      1,715,813
                                            ---------         --------      ----------
      Operating loss...................      (108,222)           6,266        (293,042)
Reimbursement from World Access of net
 loss under management agreement.......        22,688          (22,688)(11)          --
Interest and other income..............            --               --          33,433
Interest and other expense.............       (26,700)             901(15)     (81,417)
Loss on investment in TelDaFax.........            --               --          (4,853)
Foreign exchange loss..................            --               --            (469)
                                            ---------         --------      ----------
      Loss from continuing operations
       before income taxes and minority
       interests.......................      (112,234)         (15,521)       (346,348)
Provision (benefit) for income taxes...            --             (138)(18)     (25,889)
                                            ---------         --------      ----------
      Loss from continuing operations
       before minority interest........      (112,234)         (15,383)       (320,459)
Minority interest......................            --               --              --
                                            ---------         --------      ----------
      Loss from continuing
       operations......................      (112,234)         (15,383)       (320,459)
Preferred stock dividends..............        (1,898)                          (3,805)
                                            ---------         --------      ----------
      Loss from continuing operations
       available to common
       stockholders....................     $(114,132)        $(15,383)     $ (324,264)
                                            =========         ========      ==========
Loss per common share from continuing
 operations:
   Basic...............................
   Diluted.............................
Weighted average shares outstanding:
   Basic...............................
   Diluted.............................


                                                                            PRO FORMA
                                                                       WORLD ACCESS, STAR,
                                                         TELDAFAX        WORLDXCHANGE AND
                                         TELDAFAX(20)   ADJUSTMENTS     TELDAFAX COMBINED
                                         ------------   -----------   ----------------------
Service revenues.......................    $224,297       $(3,169)(25)       $1,643,899
Operating expenses:
Cost of services (exclusive of
 depreciation and amortization shown
 separately below).....................     181,588        (3,169)(25)        1,402,393
Selling, general and administrative....      50,866            --              366,624
Depreciation and amortization..........      18,012         1,202(22)          162,319
                                                           (3,600)(22)
                                                            4,950(22)
Expense under WorldxChange management
 agreement.............................          --            --                   --
Restructuring and other special
 charges...............................          --            --               34,326
                                           --------       -------           ----------
      Total operating expenses.........     250,466          (617)           1,965,662
                                           --------       -------           ----------
      Operating loss...................     (26,169)       (2,552)            (321,763)
Reimbursement from World Access of net
 loss under management agreement.......          --            --                   --
Interest and other income..............       1,086            --               34,519
Interest and other expense.............      (1,141)      (26,700)             (82,558)
Loss on investment in TelDaFax.........          --         4,853(21)               --
Foreign exchange loss..................          --            --                 (469)
                                           --------       -------           ----------
      Loss from continuing operations
       before income taxes and minority
       interests.......................     (26,224)        2,301             (370,271)
Provision (benefit) for income taxes...      (9,923)         (554)(26)          (36,366)
                                           --------       -------           ----------
      Loss from continuing operations
       before minority interest........     (16,301)        2,855             (333,905)
Minority interest......................         980            --                  980
                                           --------       -------           ----------
      Loss from continuing
       operations......................     (15,321)        2,855             (332,925)
Preferred stock dividends..............          --            --               (3,805)
                                           --------       -------           ----------
      Loss from continuing operations
       available to common
       stockholders....................    $(15,321)      $ 2,855           $ (336,730)
                                           ========       =======           ==========
Loss per common share from continuing
 operations:
   Basic...............................                                     $    (2.12)(9)(19)(27)
                                                                            ==========
   Diluted.............................                                     $    (2.12)(9)(19)(27)
                                                                            ==========
Weighted average shares outstanding:
   Basic...............................                                        159,066(9)(19)(27)
                                                                            ==========
   Diluted.............................                                        159,066(9)(19)(27)
                                                                            ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             PRO FORMA
                                     PRO FORMA                              WORLD ACCESS
                                    WORLD ACCESS     STAR        STAR         AND STAR
                                        (28)         (1)      ADJUSTMENTS     COMBINED
                                    ------------   --------   -----------   ------------
Service revenues..................   $1,019,553    $616,469    $(17,949)(7)  $1,618,073
Operating expenses:
 Cost of services (exclusive of
   depreciation and amortization
   shown separately below)........      903,325     537,895     (17,949)(7)   1,423,271
 Selling, general and
   administrative.................      146,231     108,246          --         254,477
 Depreciation and amortization....       97,517      29,635       4,335(3)      117,892
                                                                (13,429)(3)
                                                                  2,380(3)
                                                                 (2,546)(6)
 Merger expense...................           --       1,867          --           1,867
 Restructuring and other special
   charges........................       44,187          --          --          44,187
                                     ----------    --------    --------      ----------
      Total operating expenses....    1,191,260     677,643     (27,209)      1,841,694
                                     ----------    --------    --------      ----------
      Operating loss..............     (171,707)    (61,174)      9,260        (223,621)
Interest and other income.........       10,822       6,701          --          17,523
Interest and other expense........      (58,208)     (8,614)         --         (66,822)
Loss on investment in TelDaFax....         (990)         --          --            (990)
Foreign exchange loss.............       (2,369)     (3,471)         --          (5,840)
                                     ----------    --------    --------      ----------
      Loss from continuing
       operations before income
       taxes and minority
       interests..................     (222,452)    (66,558)      9,260        (279,750)
Provision (benefit) for income
 taxes............................       (6,999)    (11,041)      4,530(8)      (13,510)
                                     ----------    --------    --------      ----------
      Loss from continuing
       operations before minority
       interest...................     (215,453)    (55,517)      4,730        (266,240)
Minority interest.................           --          --          --              --
                                     ----------    --------    --------      ----------
      Loss from continuing
       operations.................     (215,453)    (55,517)      4,730        (266,240)
Preferred stock dividends.........       (2,461)         --          --          (2,461)
                                     ----------    --------    --------      ----------
      Loss from continuing
       operations available to
       common stockholders........   $ (217,914)   $(55,517)   $  4,730      $ (268,701)
                                     ==========    ========    ========      ==========
Loss per common share from
 continuing operations:
 Basic............................   $    (4.30)
                                     ==========
 Diluted..........................   $    (4.30)
                                     ==========
Weighted average shares
 outstanding:
 Basic............................       50,634
                                     ==========
 Diluted..........................       50,634
                                     ==========

                                                                     PRO FORMA
                                                                   WORLD ACCESS,
                                                                     STAR AND
                                    WORLDXCHANGE   WORLDXCHANGE    WORLDXCHANGE
                                        (10)       ADJUSTMENTS       COMBINED
                                    ------------   ------------    -------------
Service revenues..................   $ 607,035       $(25,601)(16)  $2,199,507
Operating expenses:
 Cost of services (exclusive of
   depreciation and amortization
   shown separately below)........     477,317        (25,601)(16)   1,874,987
 Selling, general and
   administrative.................     193,070             --          447,547
 Depreciation and amortization....      43,304         10,958(12)      173,298
                                                       (6,611)(12)
                                                        8,260(12)
                                                         (505)(15)
 Merger expense...................          --             --            1,867
 Restructuring and other special
   charges........................          --             --           44,187
                                     ---------       --------       ----------
      Total operating expenses....     713,691        (13,499)       2,541,886
                                     ---------       --------       ----------
      Operating loss..............    (106,656)       (12,102)        (342,379)
Interest and other income.........          --             --           17,523
Interest and other expense........     (25,385)         1,230(15)      (90,977)
Loss on investment in TelDaFax....          --             --             (990)
Foreign exchange loss.............          --             --           (5,840)
                                     ---------       --------       ----------
      Loss from continuing
       operations before income
       taxes and minority
       interests..................    (132,041)       (10,872)        (422,663)
Provision (benefit) for income
 taxes............................          --           (172)(18)     (13,682)
                                     ---------       --------       ----------
      Loss from continuing
       operations before minority
       interest...................    (132,041)       (10,700)        (408,981)
Minority interest.................       1,614             --            1,614
                                     ---------       --------       ----------
      Loss from continuing
       operations.................    (130,427)       (10,700)        (407,367)
Preferred stock dividends.........        (784)            --           (3,245)
                                     ---------       --------       ----------
      Loss from continuing
       operations available to
       common stockholders........   $(131,211)      $(10,700)      $ (410,612)
                                     =========       ========       ==========
Loss per common share from
 continuing operations:
 Basic............................
 Diluted..........................
Weighted average shares
 outstanding:
 Basic............................
 Diluted..........................


                                                                     PRO FORMA
                                                                WORLD ACCESS, STAR,
                                    TELDAFAX     TELDAFAX        WORLDXCHANGE AND
                                      (20)      ADJUSTMENTS      TELDAFAX COMBINED
                                    --------   -------------   ---------------------
Service revenues..................  $364,039      $(8,914)(25)      $2,554,632
Operating expenses:
 Cost of services (exclusive of
   depreciation and amortization                   (8,914)(25)
   shown separately below)........  304,810                          2,170,883
 Selling, general and
   administrative.................   48,758            --              496,305
 Depreciation and amortization....   18,369         3,311(22)          196,778
                                                   (4,800)(22)
                                                    6,600(22)
 Merger expense...................       --            --                1,867
 Restructuring and other special
   charges........................       --            --               44,187
                                    --------      -------           ----------
      Total operating expenses....  371,937        (3,803)           2,910,020
                                    --------      -------           ----------
      Operating loss..............   (7,898)       (5,111)            (355,388)
Interest and other income.........    2,469            --               19,992
Interest and other expense........   (2,171)           --              (93,148)
Loss on investment in TelDaFax....       --           990(28)               --
Foreign exchange loss.............       --            --               (5,840)
                                    --------      -------           ----------
      Loss from continuing
       operations before income
       taxes and minority
       interests..................   (7,600)       (4,121)            (434,384)
Provision (benefit) for income
 taxes............................   (3,830)         (738)(26)         (18,250)
                                    --------      -------           ----------
      Loss from continuing
       operations before minority
       interest...................   (3,770)       (3,383)            (416,134)
Minority interest.................      774            --                2,388
                                    --------      -------           ----------
      Loss from continuing
       operations.................   (2,996)       (3,383)            (413,746)
Preferred stock dividends.........       --            --               (3,245)
                                    --------      -------           ----------
      Loss from continuing
       operations available to
       common stockholders........  $(2,996)      $(3,383)          $ (416,991)
                                    ========      =======           ==========
Loss per common share from
 continuing operations:
 Basic............................                                  $    (2.77)(9)(19)(27)
                                                                    ==========
 Diluted..........................                                  $    (2.77)(9)(19)(27)
                                                                    ==========
Weighted average shares
 outstanding:
 Basic............................                                     150,490(9)(19)(27)
                                                                    ==========
 Diluted..........................                                     150,490(9)(19)(27)
                                                                    ==========

                               WORLD ACCESS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                     PRO FORMA
                          PRO FORMA                                 WORLD ACCESS
                            WORLD                      STAR           AND STAR
                          ACCESS(28)    STAR(1)    ADJUSTMENTS        COMBINED
                          ----------   ---------   ------------     ------------
                                     ASSETS
Cash and
 equivalents(2(i))......  $  164,600   $ 104,567    $      --        $  269,167
Short-term
 investments............      82,249       1,599           --            83,848
Restricted cash.........      17,229          --           --            17,229
Accounts and notes
 receivable.............     226,411     118,499           --           344,910
Prepaid expenses and
 other current assets...      23,333      36,777           --            60,110
Net assets held for
 sale...................      42,946          --           --            42,946
                          ----------   ---------    ---------        ----------
       Total Current
         Assets.........     556,768     261,442           --           818,210
                          ----------   ---------    ---------        ----------
Property and
 equipment..............     130,618     245,142      (94,000)(2)       281,760
Goodwill and other
 intangibles............   1,097,251       3,605       (1,764)(4)     1,306,793
                                                      257,393(2)
                                                       11,900(2)
                                                      (61,592)(6)
Investment in
 TelDaFax...............      64,242          --           --            64,242
Net advances to
 WorldxChange...........      54,650          --                         54,650
Other assets............      74,426       5,534           --            79,960
                          ----------   ---------    ---------        ----------
       Total Assets.....  $1,977,955   $ 515,723    $ 111,937        $2,605,615
                          ==========   =========    =========        ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.........  $   60,017   $ 137,673    $ (85,330)(6)    $  112,360
Accounts payable........     260,994      87,474           --(6)        348,468
Other accrued
 liabilities............     167,303     116,581        3,000(2)        282,214
                                                       (4,670)(6)
                          ----------   ---------    ---------        ----------
       Total Current
         Liabilities....     488,314     341,728      (87,000)          743,042
Long-term debt..........     247,151      34,462           --           281,613
Other long-term
 liabilities............       3,789      22,076           --            25,865
                          ----------   ---------    ---------        ----------
       Total
         Liabilities....     739,254     398,266      (87,000)        1,050,520
                          ----------   ---------    ---------        ----------
Stockholders' Equity (Deficit):
Preferred Stock.........           6          --           --                 6
Common stock............         732          58          (58)(5)         1,037
                                                          227(2)
                                                           68(6)
Additional paid in
 capital................   1,539,915     366,309     (366,309)(5)     1,856,004
                                                      279,620(2)
                                                        8,139(2)
                                                       28,330(6)
Deferred compensation...          --      (1,224)       1,224(5)             --
Notes receivable from
 shareholders...........          --      (3,928)       3,928(5)             --
Accumulated other
 comprehensive loss.....     (22,671)    (10,077)      10,077(5)        (22,671)
Accumulated deficit.....    (279,281)   (233,681)     233,681(5)       (279,281)
                          ----------   ---------    ---------        ----------
       Total
         Stockholders'
         Equity
         (Deficit)......   1,238,701     117,457      198,937         1,555,095
                          ----------   ---------    ---------        ----------
       Total Liabilities
         and
         Stockholders'
         Equity.........  $1,977,955   $ 515,723    $ 111,937        $2,605,615
                          ==========   =========    =========        ==========

                                                                PRO FORMA
                                                              WORLD ACCESS,
                                                                STAR AND
                                             WORLDXCHANGE     WORLDXCHANGE
                          WORLDXCHANGE(10)    ADJUSTMENTS       COMBINED
                          ----------------   -------------    -------------
                                               ASSETS
Cash and
 equivalents(2(i))......     $  12,123         $      --       $  281,290
Short-term
 investments............            --                --           83,848
Restricted cash.........            --                --           17,229
Accounts and notes
 receivable.............       133,198            (2,201)(17)     517,513
                                                  41,606(11)
Prepaid expenses and
 other current assets...        11,331                --           71,441
Net assets held for
 sale...................            --                --           42,946
                             ---------         ---------       ----------
       Total Current
         Assets.........       156,652            39,405        1,014,267
                             ---------         ---------       ----------
Property and
 equipment..............       193,257            (6,500)(11)     415,517
                                                 (68,000)(11)
                                                  15,000(11)
Goodwill and other
 intangibles............        88,208           (76,327)(13)   1,936,844
                                                 593,978(11)
                                                  41,300(11)
                                                 (17,108)(15)
Investment in
 TelDaFax...............            --                --           64,242
Net advances to
 WorldxChange...........                         (54,650)(11)          --
Other assets............         3,464                --(11)       83,424
                             ---------         ---------       ----------
       Total Assets.....     $ 441,581         $ 467,098       $3,514,294
                             =========         =========       ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.........     $ 204,219         $  (2,201)(17)  $  264,606
                                                 (14,040)(15)
                                                 (35,732)(20)
Accounts payable........       103,989           (10,960)(15)     464,185
                                                  22,688(11)
Other accrued
 liabilities............       208,884             3,000(11)      494,098
                             ---------         ---------       ----------
       Total Current
         Liabilities....       517,092           (37,245)       1,222,889
Long-term debt..........        63,082                --          344,695
Other long-term
 liabilities............         3,162                --           29,027
                             ---------         ---------       ----------
       Total
         Liabilities....       583,336           (37,245)       1,596,611
                             ---------         ---------       ----------
Stockholders' Equity (De
Preferred Stock.........        30,000           (30,000)(14)           6
Common stock............       148,056          (148,056)(14)       1,357
                                                     298(11)
                                                      22(15)
Additional paid in
 capital................            --           336,686(11)    2,218,272
                                                  17,712(11)
                                                   7,870(15)
Deferred compensation...            --                --               --
Notes receivable from
 shareholders...........        (1,988)            1,988(14)           --
Accumulated other
 comprehensive loss.....       (14,243)           14,234(14)      (22,671)
Accumulated deficit.....      (303,580)          303,580(14)     (279,281)
                             ---------         ---------       ----------
       Total
         Stockholders'
         Equity
         (Deficit)......      (141,755)          504,343        1,917,683
                             ---------         ---------       ----------
       Total Liabilities
         and
         Stockholders'
         Equity.........     $ 441,581         $ 467,098       $3,514,294
                             =========         =========       ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     PRO FORMA
                                       WORLD                    STAR
                                     ACCESS(29)   STAR(1)    ADJUSTMENTS
                                     ----------   --------   -----------
Service revenues...................  $ 835,339    $347,188    $(61,839)(7)
Operating expenses:
Cost of services (exclusive of
  depreciation and amortization
  shown separately below)..........    735,085    308,532      (61,839)(7)
Selling, general and
  administrative...................    125,497     60,977           --
Depreciation and amortization......     62,788     27,969        9,424(3)
                                                               (10,072)(3)
                                                                 1,785(3)
                                                                (5,386)(6)
Expense under WorldxChange
  management agreement.............     22,688         --           --
Restructuring and other special
  charges..........................     34,326         --           --
                                     ---------    --------    --------
        Total operating expenses...    980,384    397,478      (66,088)
                                     ---------    --------    --------
        Operating loss.............   (145,045)   (50,290)       4,249
Reimbursement from World Access of
  net losses under management
  agreement........................         --         --           --
Interest and other income..........     25,642      7,791           --
Interest and other expense.........    (43,688)   (13,153)       1,223(6)
Loss on investment in TelDaFax.....     (4,853)        --           --
Foreign exchange loss..............       (469)        --           --
                                     ---------    --------    --------
        Loss from continuing
          operations before income
          taxes and minority
          interests................   (168,413)   (55,652)       5,472
Provision (benefit) for income
  taxes............................    (18,005)   (11,645)       3,899(8)
                                     ---------    --------    --------
        Loss from continuing
          operations before
          minority interest........   (150,408)   (44,007)       1,573
Minority interest..................         --         --           --
                                     ---------    --------    --------
        Loss from continuing
          operations...............   (150,408)   (44,007)       1,573
Preferred stock dividends..........     (1,907)        --           --
                                     ---------    --------    --------
        Loss from continuing
          operations available to
          common stockholders......  $(152,315)   $(44,007)   $  1,573
                                     =========    ========    ========
Loss per common share from
  continuing operations:
    Basic..........................  $   (2.57)
                                     =========
    Diluted........................  $   (2.57)
                                     =========
Weighted average shares
  outstanding:
    Basic..........................     59,199
                                     =========
    Diluted........................     59,199
                                     =========

                                     PRO FORMA                                          PRO FORMA
                                       WORLD                                          WORLD ACCESS,
                                       ACCESS                                            STAR AND
                                      AND STAR                       WORLDXCHANGE      WORLDXCHANGE
                                      COMBINED    WORLDXCHANGE(10)   ADJUSTMENTS         COMBINED
                                     ----------   ----------------   ------------    ----------------
Service revenues...................  $1,120,688      $ 381,115         $(79,032)(16)    $1,422,771
Operating expenses:
Cost of services (exclusive of
  depreciation and amortization
  shown separately below)..........     981,778        321,228          (79,032)(16)     1,223,974
Selling, general and
  administrative...................     186,474        129,284               --            315,758
Depreciation and amortization......      86,508         38,825           16,251(12)        141,755
                                                                         (4,958)(12)
                                                                          6,195(12)
                                                                         (1,066)(15)
Expense under WorldxChange
  management agreement.............      22,688             --          (22,688)(11)            --
Restructuring and other special
  charges..........................      34,326             --               --             34,326
                                     ----------      ---------         --------         ----------
        Total operating expenses...   1,311,774        489,337          (85,298)         1,715,813
                                     ----------      ---------         --------         ----------
        Operating loss.............    (191,086)      (108,222)           6,266           (293,042)
Reimbursement from World Access of
  net losses under management
  agreement........................          --         22,688          (22,688)(11)            --
Interest and other income..........      33,433             --               --             33,433
Interest and other expense.........     (55,618)       (26,700)             901(15)        (81,417)
Loss on investment in TelDaFax.....      (4,853)            --               --             (4,853)
Foreign exchange loss..............        (469)            --               --               (469)
                                     ----------      ---------         --------         ----------
        Loss from continuing
          operations before income
          taxes and minority
          interests................    (218,593)      (112,234)         (15,521)          (346,348)
Provision (benefit) for income
  taxes............................     (25,751)            --             (138)(18)       (25,889)
                                     ----------      ---------         --------         ----------
        Loss from continuing
          operations before
          minority interest........    (192,842)      (112,234)         (15,383)          (320,459)
Minority interest..................          --             --               --                 --
                                     ----------      ---------         --------         ----------
        Loss from continuing
          operations...............    (192,842)      (112,234)         (15,383)          (320,459)
Preferred stock dividends..........      (1,907)        (1,898)              --             (3,805)
                                     ----------      ---------         --------         ----------
        Loss from continuing
          operations available to
          common stockholders......  $ (194,749)     $(114,132)        $(15,383)        $ (324,264)
                                     ==========      =========         ========         ==========
Loss per common share from
  continuing operations:
    Basic..........................                                                     $    (2.66)(9)(19)
                                                                                        ==========
    Diluted........................                                                     $    (2.66)(9)(19)
                                                                                        ==========
Weighted average shares
  outstanding:
    Basic..........................                                                        121,725(9)(19)
                                                                                        ==========
    Diluted........................                                                        121,725(9)(19)
                                                                                        ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                PRO FORMA
                                                                               WORLD ACCESS
                                      PRO FORMA                     STAR         AND STAR                        WORLDXCHANGE
                                   WORLD ACCESS(28)   STAR(1)    ADJUSTMENTS     COMBINED     WORLDXCHANGE(10)   ADJUSTMENTS
                                   ----------------   --------   -----------   ------------   ----------------   ------------
Service revenues.................     $1,019,553      $616,469    $(17,949)(7)  $1,618,073       $ 607,035         $(25,601)(16)
Operating expenses:..............
  Cost of services (exclusive of
    depreciation and amortization
    shown separately below)......        903,325       537,895     (17,949)(7)   1,423,271         477,317          (25,601)(16)
  Selling, general and
    administrative...............        146,231       108,246          --         254,477         193,070               --
  Depreciation and
    amortization.................         97,517        29,635       4,335(3)      117,892          43,304           10,958(12)
                                                                   (13,429)(3)                                       (6,611)(12)
                                                                     2,380(3)                                         8,260(12)
                                                                    (2,546)(6)                                         (505)(15)
  Merger expense.................             --         1,867          --           1,867              --               --
  Restructuring and other special
    charges......................         44,187            --          --          44,187              --               --
                                      ----------      --------    --------      ----------       ---------         --------
        Total operating
          expenses...............      1,191,260       677,643     (27,209)      1,841,694         713,691          (13,499)
                                      ----------      --------    --------      ----------       ---------         --------
        Operating loss...........       (171,707)      (61,174)      9,260        (223,621)       (106,656)         (12,102)
Interest and other income........         10,822         6,701          --          17,523              --               --
Interest and other expense.......        (58,208)       (8,614)         --         (66,822)        (25,385)           1,230(15)
Loss on investment in TelDaFax...           (990)           --          --            (990)             --               --
Foreign exchange loss............         (2,369)       (3,471)         --          (5,840)             --               --
                                      ----------      --------    --------      ----------       ---------         --------
        Loss from continuing
          operations before
          income taxes and
          minority interests.....       (222,452)      (66,558)      9,260        (279,750)       (132,041)         (10,872)
Provision (benefit) for income
  taxes..........................         (6,999)      (11,041)      4,530(8)      (13,510)             --             (172)(18)
                                      ----------      --------    --------      ----------       ---------         --------
        Loss from continuing
          operations before
          minority interest......       (215,453)      (55,517)      4,730        (266,240)       (132,041)         (10,700)
Minority interest................             --            --          --              --           1,614               --
                                      ----------      --------    --------      ----------       ---------         --------
        Loss from continuing
          operations.............       (215,453)      (55,517)      4,730        (266,240)       (130,427)         (10,700)
Preferred stock dividends........         (2,461)           --          --          (2,461)           (784)              --
                                      ----------      --------    --------      ----------       ---------         --------
        Loss from continuing
          operations available to
          common stockholders....     $ (217,914)     $(55,517)   $  4,730      $ (268,701)      $(131,211)        $(10,700)
                                      ==========      ========    ========      ==========       =========         ========
Loss per common share from
  continuing operations:
  Basic..........................     $    (4.30)
                                      ==========
    Diluted......................     $    (4.30)
                                      ==========
Weighted average shares
  outstanding:
  Basic..........................         50,634
                                      ==========
  Diluted........................         50,634
                                      ==========

                                     PRO FORMA
                                   WORLD ACCESS,
                                     STAR AND
                                   WORLDXCHANGE
                                     COMBINED
                                   -------------
Service revenues.................   $2,199,507
Operating expenses:..............
  Cost of services (exclusive of
    depreciation and amortization
    shown separately below)......    1,874,987
  Selling, general and
    administrative...............      447,547
  Depreciation and
    amortization.................      173,298
  Merger expense.................        1,867
  Restructuring and other special
    charges......................       44,187
                                    ----------
        Total operating
          expenses...............    2,541,886
                                    ----------
        Operating loss...........     (342,379)
Interest and other income........       17,523
Interest and other expense.......      (90,977)
Loss on investment in TelDaFax...         (990)
Foreign exchange loss............       (5,840)
                                    ----------
        Loss from continuing
          operations before
          income taxes and
          minority interests.....     (422,663)
Provision (benefit) for income
  taxes..........................      (13,682)
                                    ----------
        Loss from continuing
          operations before
          minority interest......     (408,981)
Minority interest................        1,614
                                    ----------
        Loss from continuing
          operations.............     (407,367)
Preferred stock dividends........       (3,245)
                                    ----------
        Loss from continuing
          operations available to
          common stockholders....   $ (410,612)
                                    ==========
Loss per common share from
  continuing operations:
  Basic..........................   $    (3.63)(9)(19)
                                    ==========
    Diluted......................   $    (3.63)(9)(19)
                                    ==========
Weighted average shares
  outstanding:
  Basic..........................      113,149(9)(19)
                                    ==========
  Diluted........................      113,149(9)(19)
                                    ==========

                               WORLD ACCESS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                            PRO FORMA
                                                                                           WORLD ACCESS
                                        PRO FORMA                                              AND
                                          WORLD                            WORLDXCHANGE    WORLDXCHANGE
                                        ACCESS(28)      WORLDXCHANGE(10)   ADJUSTMENTS       COMBINED     TELDAFAX(20)
                                     ----------------   ----------------   ------------    ------------   ------------
                                                        ASSETS
Cash and equivalents(2(i)).........     $  164,600         $  12,123        $      --       $  176,723     $   18,115
Short-term investments.............         82,249                --               --           82,249             --
Restricted cash....................         17,229                --               --           17,229             --
Accounts and notes receivable......        226,411           133,198               --          401,215         33,707
                                                                               41,606(11)
Prepaid expenses and other current
 assets............................         23,333            11,331               --           34,664         21,581
Net assets held for sale...........         42,946                --               --           42,946
                                        ----------         ---------        ---------       ----------     ----------
       Total Current Assets........        556,768           156,652           41,606          755,226         73,403
                                        ----------         ---------        ---------       ----------     ----------
Property and equipment.............        130,618           193,257           (6,500)(11)     264,375         57,144
                                                                              (68,000)(11)
                                                                               15,000(11)
Goodwill and other intangibles.....      1,097,251            88,208          (76,327)(13)   1,727,302         14,080
                                                                              593,978(11)
                                                                               41,300(11)
                                                                              (17,108)(15)
Investment in TelDaFax.............         64,242                --               --           64,242             --
Net advances to WorldxChange.......         54,650                --          (54,650)(11)          --
Other assets.......................         74,426             3,464               --           77,890         15,066
                                        ----------         ---------        ---------       ----------     ----------
       Total Assets................     $1,977,955         $ 441,581        $ 469,299       $2,888,835     $  159,693
                                        ==========         =========        =========       ==========     ==========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt....................     $   60,017         $ 204,219        $ (14,040)(15)  $  214,464     $    6,983
                                                                              (35,732)(11)
Accounts payable...................        260,994           103,989          (10,960)(15)     376,711         56,738
                                                                               22,688(11)
Other accrued liabilities..........        167,303           208,884            3,000(11)      379,187          9,374
                                        ----------         ---------        ---------       ----------     ----------
       Total Current Liabilities...        488,314           517,092          (35,044)         970,362         73,095
Long-term debt.....................        247,151            63,082               --          310,233         16,206
Other long-term liabilities........          3,789             3,162               --            6,951            314
                                        ----------         ---------        ---------       ----------     ----------
       Total Liabilities...........        739,254           583,336          (35,044)       1,287,546         89,615
                                        ----------         ---------        ---------       ----------     ----------
Minority interests.................                                                                               685
Stockholders' Equity (Deficit):
Preferred stock....................              6            30,000          (30,000)(14)           6             --
Common stock.......................            732           148,056         (148,056)(14)       1,052         77,359
                                                                                  298(11)
                                                                                   22(15)
Additional paid in capital.........      1,539,915                --          336,686(11)    1,902,183          7,099
                                                                               17,712(11)
                                                                                7,870(15)
Notes receivable from
 shareholders......................             --            (1,988)           1,988(14)           --             --
Accumulated other comprehensive
 loss..............................        (22,671)          (14,243)          14,243(14)      (22,671)          (343)
Accumulated deficit................       (279,281)         (303,580)         303,580(14)     (279,281)       (14,722)
                                        ----------         ---------        ---------       ----------     ----------
       Total Stockholders' Equity
        (Deficit)..................      1,238,701          (141,755)         504,343        1,601,289         69,393
                                        ----------         ---------        ---------       ----------     ----------
       Total Liabilities and
        Stockholders' Equity.......     $1,977,955         $ 441,581        $ 469,299       $2,888,835     $  159,693
                                        ==========         =========        =========       ==========     ==========

                                                       PRO FORMA
                                                     WORLD ACCESS,
                                                    WORLDXCHANGE AND
                                      TELDAFAX          TELDAFAX
                                     ADJUSTMENTS        COMBINED
                                     -----------    ----------------
                                                 ASSETS
Cash and equivalents(2(i)).........   $     --         $  194,838
Short-term investments.............         --             82,249
Restricted cash....................         --             17,229
Accounts and notes receivable......         --            434,922
Prepaid expenses and other current
 assets............................         --             56,245
Net assets held for sale...........         --             42,946
                                      --------         ----------
       Total Current Assets........         --            828,429
                                      --------         ----------
Property and equipment.............    (24,000)(21)       297,519
Goodwill and other intangibles.....    (10,900)(23)     1,841,796
                                        78,314(21)
                                        33,000(21)
Investment in TelDaFax.............    (64,242)(21)            --
Net advances to WorldxChange.......
Other assets.......................         --             92,956
                                      --------         ----------
       Total Assets................   $ 12,172         $3,060,700
                                      ========         ==========
                                      LIABILITIES AND STOCKHOLDERS'
                                                  EQUITY
Short-term debt....................   $     --         $  221,447
Accounts payable...................         --            433,449
Other accrued liabilities..........      5,000(21)        393,561
                                      --------         ----------
       Total Current Liabilities...      5,000          1,048,457
Long-term debt.....................         --            326,439
Other long-term liabilities........         --              7,265
                                      --------         ----------
       Total Liabilities...........      5,000          1,382,161
                                      --------         ----------
Minority interests.................         --                685
Stockholders' Equity (Deficit):
Preferred stock....................         --                  6
Common stock.......................    (77,359)(24)         1,311
                                           259(21)
Additional paid in capital.........     (7,099)(24)     1,978,282
                                        76,099(21)
Notes receivable from
 shareholders......................         --                 --
Accumulated other comprehensive
 loss..............................        343(24)        (22,671)
Accumulated deficit................     14,722(24)       (279,074)
                                           207(24)
                                      --------         ----------
       Total Stockholders' Equity
        (Deficit)..................      7,172          1,677,854
                                      --------         ----------
       Total Liabilities and
        Stockholders' Equity.......   $ 12,172         $3,060,700
                                      ========         ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          PRO FORMA
                                                                                                       WORLD ACCESS AND
                                                   PRO FORMA                          WORLDXCHANGE       WORLDXCHANGE
                                                WORLD ACCESS(28)   WORLDXCHANGE(10)   ADJUSTMENTS          COMBINED
                                                ----------------   ----------------   ------------     ----------------
Service revenues..............................     $ 835,339          $ 381,115         $(73,529)(16)     $1,142,925
Operating expenses:...........................
Cost of services (exclusive of depreciation
  and amortization shown separately below)....       735,085            321,228          (73,529)(16)        982,784
Selling, general and administrative...........       125,497            129,284               --             254,781
Depreciation and amortization.................        62,788             38,825           16,251(12)         118,035
                                                                                          (4,958)(12)
                                                                                           6,195(12)
                                                                                          (1,066)(15)
Expense under WorldxChange management
  agreement...................................        22,688                 --          (22,688)(11)             --
Restructuring and other special charges.......        34,326                 --               --              34,326
                                                   ---------          ---------         --------          ----------
  Total operating expenses....................       980,384            489,337          (79,795)          1,389,926
                                                   ---------          ---------         --------          ----------
  Operating loss..............................      (145,045)          (108,222)           6,266            (247,001)
Reimbursement from World Access of net losses
  under management agreement..................            --             22,688          (22,688)(11)             --
Interest and other income.....................        25,642                 --               --              25,642
Interest and other expense....................       (43,688)           (26,700)             901(15)         (69,487)
Loss on investment in TelDaFax................        (4,853)                --               --              (4,853)
Foreign exchange loss.........................          (469)                --               --                (469)
                                                   ---------          ---------         --------          ----------
  Loss from continuing operations before
    income taxes and minority interests.......      (168,413)          (112,234)         (15,521)           (296,168)
Provision (benefit) for income taxes..........       (18,005)                --             (138)(18)        (18,143)
                                                   ---------          ---------         --------          ----------
  Loss from continuing operations before
    minority interest.........................      (150,408)          (112,234)         (15,383)           (278,025)
Minority interest.............................            --                 --               --                  --
                                                   ---------          ---------         --------          ----------
  Loss from continuing operations.............      (150,408)          (112,234)         (15,383)           (278,025)
Preferred stock dividends.....................        (1,907)            (1,898)              --              (3,805)
                                                   ---------          ---------         --------          ----------
  Loss from continuing operations available to
    common stockholders.......................     $(152,315)         $(114,132)        $(15,383)         $ (281,830)
                                                   =========          =========         ========          ==========
Loss per common share from continuing
  operations:
  Basic.......................................     $   (2.57)
                                                   =========
  Diluted.....................................     $   (2.57)
                                                   =========
Weighted average shares outstanding:
  Basic.......................................        59,199
                                                   =========
  Diluted.....................................        59,199
                                                   =========

                                                                                  PRO FORMA
                                                                                WORLD ACCESS,
                                                                                 WORLDXCHANGE
                                                                TELDAFAX         AND TELDAFAX
                                                TELDAFAX(20)   ADJUSTMENTS         COMBINED
                                                ------------   -----------     ----------------
Service revenues..............................    $224,297       $(3,169)(25)     $1,364,053
Operating expenses:...........................
Cost of services (exclusive of depreciation
  and amortization shown separately below)....     181,588        (3,169)(25)      1,161,203
Selling, general and administrative...........      50,866            --             305,647
Depreciation and amortization.................      18,012         1,202(22)         138,599
                                                                  (3,600)(22)
                                                                   4,950(22)
Expense under WorldxChange management
  agreement...................................          --            --                  --
Restructuring and other special charges.......          --            --              34,326
                                                  --------       -------          ----------
  Total operating expenses....................     250,466          (617)          1,639,775
                                                  --------       -------          ----------
  Operating loss..............................     (26,169)       (2,552)           (275,722)
Reimbursement from World Access of net losses
  under management agreement..................          --            --                  --
Interest and other income.....................       1,086            --              26,728
Interest and other expense....................      (1,141)           --             (70,628)
Loss on investment in TelDaFax................          --         4,853(21)              --
Foreign exchange loss.........................          --            --                (469)
                                                  --------       -------          ----------
  Loss from continuing operations before
    income taxes and minority interests.......     (26,224)        2,301            (320,091)
Provision (benefit) for income taxes..........      (9,923)         (554)(26)        (28,620)
                                                  --------       -------          ----------
  Loss from continuing operations before
    minority interest.........................     (16,301)        2,855            (291,471)
Minority interest.............................         980            --                 980
                                                  --------       -------          ----------
  Loss from continuing operations.............     (15,321)        2,855            (290,491)
Preferred stock dividends.....................          --            --              (3,805)
                                                  --------       -------          ----------
  Loss from continuing operations available to
    common stockholders.......................    $(15,321)      $ 2,855          $ (294,296)
                                                  ========       =======          ==========
Loss per common share from continuing
  operations:
  Basic.......................................                                    $    (2.29)(19)(27)
                                                                                  ==========
  Diluted.....................................                                    $    (2.29)(19)(27)
                                                                                  ==========
Weighted average shares outstanding:
  Basic.......................................                                       128,562(19)(27)
                                                                                  ==========
  Diluted.....................................                                       128,562(19)(27)
                                                                                  ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA
                                                                                                WORLD ACCESS AND
                                            PRO FORMA                          WORLDXCHANGE       WORLDXCHANGE
                                         WORLD ACCESS(28)   WORLDXCHANGE(10)   ADJUSTMENTS          COMBINED        TELDAFAX(20)
                                         ----------------   ----------------   ------------     -----------------   ------------
Service revenues.......................     $1,019,553         $ 607,035         $(25,601)(16)     $1,600,987         $364,039
Operating expenses:
  Cost of services (exclusive of
    depreciation and amortization shown
    separately below)..................        903,325           477,317          (25,601)(16)      1,355,041          304,810
  Selling, general and
    administrative.....................        146,231           193,070               --             339,301           48,758
  Depreciation and amortization........         97,517            43,304           10,958(12)         152,923           18,369
                                                                                   (6,611)(12)
                                                                                    8,260(12)
                                                                                     (505)(15)
  Restructuring and other special
    charges............................         44,187                --               --              44,187               --
                                            ----------         ---------         --------          ----------         --------
        Total operating expenses.......      1,191,260           713,691          (13,499)          1,891,452          371,937
                                            ----------         ---------         --------          ----------         --------
        Operating loss.................       (171,707)         (106,656)         (12,102)           (290,465)          (7,898)
Interest and other income..............         10,822                --               --              10,822            2,469
Interest and other expense.............        (58,208)          (25,385)           1,230(15)         (82,363)          (2,171)
Loss on investment in TelDaFax.........           (990)               --               --                (990)              --
Foreign exchange loss..................         (2,369)               --               --              (2,369)              --
                                            ----------         ---------         --------          ----------         --------
        Loss from continuing operations
          before income taxes and
          minority interests...........       (222,452)         (132,041)         (10,872)           (365,365)          (7,600)
Provision (benefit) for income taxes...         (6,999)               --             (172)(18)         (7,171)          (3,830)
                                            ----------         ---------         --------          ----------         --------
        Loss from continuing operations
          before minority interest.....       (215,453)         (132,041)         (10,700)           (358,194)          (3,770)
Minority interest......................             --             1,614               --               1,614              774
                                            ----------         ---------         --------          ----------         --------
        Loss from continuing
          operations...................       (215,453)         (130,427)         (10,700)           (356,580)          (2,996)
Preferred stock dividends..............         (2,461)             (784)              --              (3,245)              --
                                            ----------         ---------         --------          ----------         --------
        Loss from continuing operations
          available to common
          stockholders.................     $ (217,914)        $(131,211)        $(10,700)         $ (359,825)        $ (2,996)
                                            ==========         =========         ========          ==========         ========
Loss per common share from continuing
  operations:
  Basic................................     $    (4.30)
                                            ==========
  Diluted..............................     $    (4.30)
                                            ==========
Weighted average shares outstanding:
  Basic................................         50,634
                                            ==========
  Diluted..............................         50,634
                                            ==========

                                                              PRO FORMA
                                                            WORLD ACCESS,
                                          TELDAFAX         WORLDXCHANGE AND
                                         ADJUSTMENTS      TELDAFAX COMBINED
                                         -----------     --------------------
Service revenues.......................   $ (8,914)(25)       $1,956,112
Operating expenses:
  Cost of services (exclusive of
    depreciation and amortization shown
    separately below)..................     (8,914)(25)        1,650,937
  Selling, general and
    administrative.....................         --               388,059
  Depreciation and amortization........      3,311(22)           176,403
                                            (4,800)(22)
                                             6,600(22)
  Restructuring and other special
    charges............................         --                44,187
                                          --------            ----------
        Total operating expenses.......     (3,803)            2,259,586
                                          --------            ----------
        Operating loss.................     (5,111)            (303, 474)
Interest and other income..............         --                13,291
Interest and other expense.............         --               (84,534)
Loss on investment in TelDaFax.........        990(28)                --
Foreign exchange loss..................         --                (2,369)
                                          --------            ----------
        Loss from continuing operations
          before income taxes and
          minority interests...........     (4,121)             (377,086)
Provision (benefit) for income taxes...       (738)(26)          (11,739)
                                          --------            ----------
        Loss from continuing operations
          before minority interest.....     (3,383)             (365,347)
Minority interest......................         --                 2,388
                                          --------            ----------
        Loss from continuing
          operations...................     (3,383)             (362,959)
Preferred stock dividends..............         --                (3,245)
                                          --------            ----------
        Loss from continuing operations
          available to common
          stockholders.................   $ (3,383)           $ (366,204)
                                          ========            ==========
Loss per common share from continuing
  operations:
  Basic................................                       $    (3.05)(19)(27)
                                                              ==========
  Diluted..............................                       $    (3.05)(19)(27)
                                                              ==========
Weighted average shares outstanding:
  Basic................................                          119,997(19)(27)
                                                              ==========
  Diluted..............................                          119,997(19)(27)
                                                              ==========

                               WORLD ACCESS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                                      PRO FORMA
                                                                                                    WORLD ACCESS,
                                                                                                         AND
                                                  WORLD                         WORLDXCHANGE        WORLDXCHANGE
                                                ACCESS(28)   WORLDXCHANGE(10)    ADJUSTMENTS          COMBINED
                                                ----------   ----------------   -------------       -------------
ASSETS
Cash and equivalents..........................  $  164,600      $  12,123         $     --           $  176,723
Short-term investments                              82,249             --               --               82,249
Restricted cash...............................      17,229             --               --               17,229
Accounts and notes receivable.................     226,411        133,198           41,606(11)          401,215
Prepaid expenses and other current assets.....      23,333         11,331               --               34,664
Net assets held for sale......................      42,946             --               --               42,946
                                                ----------      ---------         --------           ----------
         Total Current Assets.................     556,768        156,652           41,606              755,026
                                                ----------      ---------         --------           ----------
Property and equipment........................     130,618        193,257           (6,500)(11)         264,375
                                                                                   (68,000)(11)
                                                                                    15,000(11)
Goodwill and other intangibles................   1,097,251         88,208          (76,327)(13)       1,727,302
                                                                                   593,978(11)
                                                                                    41,300(11)
                                                                                   (17,108)(15)
Investments...................................      64,242             --               --               64,242
Net advances to WorldxChange..................      54,650             --          (54,650)(11)              --
Other assets..................................      74,426          3,464               --               77,890
                                                ----------      ---------         --------           ----------
         Total Assets.........................  $1,977,955      $ 441,581         $469,299           $2,888,835
                                                ==========      =========         ========           ==========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt...............................  $   60,017      $ 204,219         $(14,040)(15)      $  214,464
                                                                                   (35,732)(11)
Accounts payable..............................     260,994        103,989          (10,960)(15)         376,711
                                                                                    22,688(11)
Other accrued liabilities.....................     167,303        208,884            3,000(11)          379,187
                                                ----------      ---------         --------           ----------
         Total Current Liabilities............     488,314        517,092          (35,044)             970,362
Long-term debt................................     247,151         63,082               --              310,233
Other long-term liabilities...................       3,789          3,162               --                6,951
                                                ----------      ---------         --------           ----------
         Total Liabilities....................     739,254        583,336          (35,044)           1,287,546
                                                ----------      ---------         --------           ----------
Stockholders' Equity (Deficit):
Preferred stock...............................           6         30,000          (30,000)(14)               6
Common stock..................................         732        148,056         (148,056)(14)           1,052
                                                                                       298(11)
                                                                                        22(15)
Additional paid in capital....................   1,539,915             --          336,686(11)        1,902,183
                                                                                    17,712(11)
                                                                                     7,870(15)
Notes receivable from shareholders............          --         (1,988)           1,988(14)               --
Accumulated other comprehensive loss..........     (22,671)       (14,243)          14,243(14)          (22,671)
Accumulated deficit...........................    (279,281)      (303,580)         303,580(14)         (279,281)
                                                ----------      ---------         --------           ----------
         Total Stockholders' Equity
           (Deficit)..........................   1,238,701       (141,755)         504,343            1,601,289
                                                ----------      ---------         --------           ----------
         Total Liabilities and Stockholders...  $1,977,955      $ 441,581         $469,299           $2,888,835
                                                ==========      =========         ========           ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             PRO FORMA
                                                                                          WORLD ACCESS AND
                                      PRO FORMA                          WORLDXCHANGE       WORLDXCHANGE
                                   WORLD ACCESS(28)   WORLDXCHANGE(10)   ADJUSTMENTS          COMBINED
                                   ----------------   ----------------   ------------     ----------------
Service revenues.................     $ 835,339          $ 381,115         $(73,529)(16)     $1,142,925
Operating expenses:
Cost of services (exclusive of
  depreciation and amortization
  shown separately below)........       735,085            321,228          (73,529)(16)        982,784
Selling, general and
  administrative.................       125,497            129,284               --             254,781
Depreciation and amortization....        62,788             38,825           16,251(12)         118,035
                                                                             (4,958)(12)
                                                                              6,195(12)
                                                                             (1,066)(15)
Expense under WorldxChange
  management agreement...........        22,688                 --          (22,688)(11)             --
Restructuring and other special
  charges........................        34,326                 --               --              34,326
                                      ---------          ---------         --------          ----------
         Total operating
           expenses..............       980,384            489,337          (79,795)          1,389,926
                                      ---------          ---------         --------          ----------
         Operating loss..........      (145,045)          (108,222)           6,266            (247,001)
Reimbursement from World Access
  of net losses under management
  agreement......................            --             22,688          (22,688)(11)             --
Interest and other income........        25,642                 --               --              25,642
Interest and other expense.......       (43,688)           (26,700)             901(15)         (69,487)
Loss on investment in TelDaFax...        (4,853)                --               --              (4,853)
Foreign exchange loss............          (469)                --               --                (469)
                                      ---------          ---------         --------          ----------
    Loss from continuing
      operations before income
      taxes and minority
      interests..................      (168,413)          (112,234)         (15,521)           (296,168)
Provision (benefit) for income
  taxes..........................       (18,005)                --             (138)(18)        (18,143)
                                      ---------          ---------         --------          ----------
    Loss from continuing
      operations before minority
      interest...................      (150,408)          (112,234)         (15,383)           (278,025)
Minority interest................            --                 --               --                  --
                                      ---------          ---------         --------          ----------
    Loss from continuing
      operations.................      (150,408)          (112,234)         (15,383)           (278,025)
Preferred stock dividends........        (1,907)            (1,898)              --              (3,805)
                                      ---------          ---------         --------          ----------
         Loss from continuing
           operations available
           to common
           stockholders..........     $(152,315)         $(114,132)        $(15,383)         $ (281,830)
                                      =========          =========         ========          ==========
Loss per common share from
  continuing operations:
    Basic........................     $   (2.57)                                             $    (3.09)(19)
                                      =========                                              ==========
    Diluted......................     $   (2.57)                                             $    (3.09)(19)
                                      =========                                              ==========
Weighted average shares
  outstanding:
    Basic........................        59,199                                                  91,221(19)
                                      =========                                              ==========
    Diluted......................        59,199                                                  91,221(19)
                                      =========                                              ==========

                               WORLD ACCESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           PRO FORMA
                                                                                        WORLD ACCESS AND
                                  PRO FORMA                          WORLDXCHANGE         WORLDXCHANGE
                               WORLD ACCESS(28)   WORLDXCHANGE(10)   ADJUSTMENTS            COMBINED
                               ----------------   ----------------   ------------       ----------------
Service revenues.............     $1,019,553         $ 607,035       $    (25,601)(16)     $1,600,987
Operating expenses:..........
  Cost of services (exclusive
    of depreciation and
    amortization shown
    separately below)........        903,325           477,317            (25,601)(16)      1,355,041
  Selling, general and
    administrative...........        146,231           193,070                 --             339,301
  Depreciation and
    amortization.............         97,517            43,304             10,958(12)         152,923
                                                                           (6,611)(12)
                                                                            8,260(12)
                                                                             (505)(15)
  Restructuring and other
    special charges..........         44,187                --                 --              44,187
                                  ----------         ---------       ------------          ----------
         Total operating
           expenses..........      1,191,260           713,691            (13,499)          1,891,452
                                  ----------         ---------       ------------          ----------
         Operating loss......       (171,707)         (106,656)           (12,102)           (290,465)
Interest and other income....         10,822                --                 --              10,822
Interest and other expense...        (58,208)          (25,385)             1,230(15)         (82,363)
Loss on investment in
  TelDaFax...................           (990)               --                 --                (990)
Foreign exchange loss........         (2,369)               --                 --              (2,369)
                                  ----------         ---------       ------------          ----------
         Loss from continuing
           operations before
           income taxes and
           minority
           interests.........       (222,452)         (132,041)           (10,872)           (365,365)
Provision (benefit) for
  income taxes...............         (6,999)               --               (172)(18)         (7,171)
                                  ----------         ---------       ------------          ----------
         Loss from continuing
           operations before
           minority
           interest..........       (215,453)         (132,041)           (10,700)           (358,194)
Minority interest............             --             1,614                 --               1,614
                                  ----------         ---------       ------------          ----------
         Loss from continuing
           operations........       (215,453)         (130,427)           (10,700)           (356,580)
Preferred stock dividends....         (2,461)             (784)                --              (3,245)
                                  ----------         ---------       ------------          ----------
         Loss from continuing
           operations
           available to
           common
           stockholders......     $ (217,914)        $(131,211)      $    (10,700)         $ (359,825)
                                  ==========         =========       ============          ==========
Loss per common share from
  continuing operations:
  Basic......................     $    (4.30)                                              $    (4.35)(19)
                                  ==========                                               ==========
  Diluted....................     $    (4.30)                                              $    (4.35)(19)
                                  ==========                                               ==========
Weighted average shares
  outstanding:
  Basic......................         50,634                                                   82,656(19)
                                  ==========                                               ==========
  Diluted....................         50,634                                                   82,656(19)
                                  ==========                                               ==========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

STAR ADJUSTMENTS

     (1) These columns represent the historical financial position and results of operations of STAR as of and for the nine months ended September 30, 2000 and for the year ended December 31, 1999 and have been adjusted to reflect the sale of PT-1, a required condition of the STAR merger. For pro forma purposes, we have assumed that PT-1 will be sold to Counsel and the net cash proceeds received from the sale will be approximately $120.0 million, including $22.5 million placed into escrow.

                                                                                              STAR
                                                        STAR          EXCLUSION OF       EXCLUDING PT-1
                                                 SEPTEMBER 30, 2000       PT-1         SEPTEMBER 30, 2000
                                                 ------------------   ------------     ------------------
         Cash and equivalents..................       $ 12,244         $  (5,177)(i)        $104,567
                                                                          97,500(ii)
         Short-term investments................          1,599                --(i)            1,599
         Accounts and notes receivable.........        175,979           (79,980)(i)         118,499
                                                                          22,500(ii)
         Prepaid expenses and other current
           assets..............................         53,495           (16,718)(i)          36,777
                                                      --------         ---------            --------
                   Total Current Assets........        243,317            18,125             261,442
                                                      --------         ---------            --------
         Property and equipment, net...........        283,521           (38,379)(i)         245,142
         Goodwill and other intangibles........        190,405          (186,800)(i)           3,605
         Other assets..........................          6,355              (821)(i)           5,534
                                                      --------         ---------            --------
                   Total Assets................       $723,598         $(207,875)           $515,723
                                                      ========         =========            ========
         Short-term debt.......................       $139,746         $  (2,073)(i)        $137,673
         Accounts payable......................        109,376           (21,902)(i)          87,474
         Other accrued liabilities.............        173,103           (56,522)(i)         116,581
                                                      --------         ---------            --------
                   Total Current Liabilities...        422,225           (80,497)            341,728
                                                      --------         ---------            --------
         Long-term debt........................         37,932            (3,470)(i)          34,462
         Other long-term liabilities...........         22,966              (890)(i)          22,076
                                                      --------         ---------            --------
                   Total Liabilities...........        483,123           (84,857)            398,266
                                                      --------         ---------            --------
                   Total Stockholders'
                     Equity....................        240,475          (123,018)(iii)       117,457
                                                      --------         ---------            --------
                   Total Liabilities and
                     Stockholders' Equity......       $723,598         $(207,875)           $515,723
                                                      ========         =========            ========

        (i) Represents the historical asset and liability amounts for PT-1, including PT-1 goodwill recorded by STAR. It does not include certain liabilities that Counsel will not assume in connection with the PT-1 asset sale. These liabilities consist primarily of income taxes, certain network operating costs and litigation matters that have been managed on a consolidated basis and historically accounted for on STAR's balance sheet. There are no significant liabilities on PT-1's balance sheet that are not being assumed by Counsel.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        (ii) Represents the net cash proceeds expected to be received from the PT-1 asset sale, estimated as follows:

Gross purchase price........................  $150,000
Net assets adjustment.......................    (8,000)
Fees and expenses...........................    (2,100)
STAR income taxes...........................   (19,000)
Other costs.................................      (900)
                                              --------
     Net cash proceeds......................   120,000
Escrowed cash...............................   (22,500)
                                              --------
     Unrestricted cash......................  $ 97,500
                                              ========

              The gross purchase price will be adjusted upward or downward if
              (a) the aging of PT-1's accounts receivable and accounts payable at the closing date differs materially from the related aging as of December 31, 1999, and (b) the net assets of PT-1 as of the closing date differ from $37.2 million, the net assets of PT-1 as of December 31, 1999. Net assets, as defined in the PT-1 asset purchase agreement, excludes goodwill, deferred income taxes, inter-company balances and other liabilities not included on PT-1's December 31, 1999 balance sheet and therefore not assumed by Counsel.

              Based on an analysis prepared by STAR in December 2000, there has been no material change in the aging of PT-1's accounts receivable and accounts payable during 2000, and accordingly no adjustment in purchase price is expected for this provision. Based on the net assets of PT-1 as of September 30, 2000, we expect the purchase price to be reduced by approximately $8.0 million.

              The $19.0 million of income taxes represents the net cash liability we expect STAR to incur as a result of the gain it will realize on the PT-1 asset sale for federal and state income tax purposes. This liability, which was calculated net of PT-1 operating loss carryforwards available to offset the tax gain, will be assumed by World Access in connection with the STAR merger.

              The PT-1 asset purchase agreement requires 15% of the gross purchase price, or $22.5 million, to be placed into escrow on the closing date. This escrowed purchase price will be immediately released to World Access upon (i) the completion of the STAR merger and (ii) World Access' agreement to assume STAR and PT-1's representations, warranties and other obligations under the PT-1 asset purchase agreement. World Access plans to assume these obligations and accordingly expects to receive the $22.5 million of cash shortly after completion of the STAR merger.

        (iii) Represents the assumed loss on the sale of PT-1. As the sale of PT-1 by STAR is a required condition to the merger and which must be completed before the merger is consummated, the assumed loss on the sale of PT-1 of $123.0 million is not reflected in the World Access unaudited pro forma combined financial statements.

                                                                                               STAR
                                                           STAR                           EXCLUDING PT-1
                                                       NINE MONTHS                         NINE MONTHS
                                                          ENDED          EXCLUSION OF         ENDED
                                                    SEPTEMBER 30, 2000       PT-1       SEPTEMBER 30, 2000
                                                    ------------------   ------------   ------------------
         Carrier service revenue..................      $ 733,725         $(386,537)         $347,188
         Cost of carrier services.................       (638,123)          329,591          (308,532)
         Selling, general and administrative......        (89,329)           28,352           (60,977)

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                               STAR
                                                           STAR                           EXCLUDING PT-1
                                                       NINE MONTHS                         NINE MONTHS
                                                          ENDED          EXCLUSION OF         ENDED
                                                    SEPTEMBER 30, 2000       PT-1       SEPTEMBER 30, 2000
                                                    ------------------   ------------   ------------------
         Depreciation and amortization............        (40,059)           12,090           (27,969)
         Interest and other income................          7,923              (132)            7,791
         Interest expense.........................        (14,021)              868           (13,153)
         Benefit for income taxes.................          5,174             6,471            11,645
                                                        ---------         ---------          --------
                   Net loss.......................      $ (34,710)        $  (9,297)         $(44,007)
                                                        =========         =========          ========

                                                                                              STAR
                                                           STAR                          EXCLUDING PT-1
                                                        YEAR ENDED       EXCLUSION OF      YEAR ENDED
                                                     DECEMBER 31, 1999       PT-1       DECEMBER 31, 1999
                                                     -----------------   ------------   -----------------
         Carrier service revenues..................     $1,061,774        $(445,305)        $ 616,469
         Cost of carrier services..................       (925,206)         387,311          (537,895)
         Selling, general and administrative.......       (160,067)          51,821          (108,246)
         Depreciation and amortization.............        (44,236)          14,601           (29,635)
         Merger expense............................         (1,878)              11            (1,867)
         Interest and other income.................          7,036             (335)            6,701
         Interest expense..........................         (9,895)           1,281            (8,614)
         Foreign exchange loss.....................         (3,471)              --            (3,471)
         Benefit for income taxes..................         12,096           (1,055)           11,041
                                                        ----------        ---------         ---------
                   Net loss........................     $  (63,847)       $   8,330         $ (55,517)
                                                        ==========        =========         =========

     (2) The STAR merger will be accounted for under the purchase method of accounting. The total cost to acquire STAR is subject to change, to the extent that the number of shares of STAR common stock to be acquired will not be fixed until the effective date of the merger. A change in total cost will result in a corresponding change in goodwill and related amortization expense. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of these changes could be material.

         Purchase price:
           Issuance of World Access common stock(i)..................  $ 279,847
           Fair value of World Access options issued in exchange for
              STAR options(ii).......................................      8,139
           Estimated fees and expenses...............................      3,000
                                                                       ---------
                   Total estimated purchase price....................  $ 290,986
         Allocation to fair values:
           Pro forma stockholders' equity as of September 30,
              2000(iii)..............................................  $(117,457)
           Intangible assets(v)......................................    (11,900)
           Adjust assets and liabilities:
              Eliminate historical goodwill as of September 30,
               2000..................................................      1,764
              Write-down of fixed assets to fair value...............     94,000
                                                                       ---------
                   Preliminary goodwill(iv)..........................  $ 257,393
                                                                       =========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        -----------------------

        (i) In accordance with the STAR merger agreement, each share of STAR common stock issued and outstanding shall be converted into the right to receive 0.3866 shares of World Access common stock. At September 30, 2000, approximately 22,678,000 shares of World Access common stock are assumed to have been issued in connection with the STAR merger as follows (in thousands, except per share amounts):

             STAR common shares outstanding at September 30, 2000........    58,660
             Multiplied by: Exchange ratio...............................    0.3866
                                                                           --------
             Shares of World Access Common Stock assumed to be
               exchanged.................................................    22,678
             Multiplied by: Average market price(a)......................  $  12.34
                                                                           --------
             Value of World Access Common Stock exchanged................  $279,847
                                                                           ========

            In accordance with the STAR merger agreement, World Access, at its option, may pay up to 40% of the purchase price in the form of cash. Currently, World Access has no intention of paying any portion of the STAR purchase price with cash other than an immaterial amount to be paid for fractional shares and any cash to be paid for Dissenters' Shares. However, should World Access decide to pay a portion of the STAR purchase price in cash, assuming the maximum of 40% and based upon the average closing price of World Access Common Stock on the Nasdaq National Market for the 10 trading day period ended July 17, 2000 of $10.83, World Access would be required to pay STAR shareholders approximately $98.2 million in cash and issue approximately 13.6 million shares of World Access Common Stock having an approximate value of $171.5 million in connection with the merger. Since the option to pay a portion of the STAR purchase price in cash is solely at the option of the World Access and World Access has no intention of paying any portion of the STAR purchase price with the cash option, the pro forma balance sheets have been prepared excluding the cash option.
            ---------------------------

            (a) The average market price represents the average market price of
                World Access Common Stock for the three trading days prior to and after June 7, 2000, the date economic terms of the merger were amended.

        (ii) As the consummation of the merger is expected to occur after July 1, 2000, we have valued the World Access options using the guidance in FIN 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. Under FIN 44, the fair value of vested options issued will be included as part of the purchase price. The fair value of unvested options issued will also be included as part of the purchase price; however, a portion of the intrinsic value (if any) of the unvested options will be allocated to unearned compensation and recognized as compensation cost over the remaining future vesting period. The intrinsic value to be allocated to unearned compensation is not significant and has not been reflected in these pro forma financial statements.

            In accordance with the merger agreement, each STAR option is to be converted into an option to purchase 0.3866 shares of World Access Common Stock. At September 30, 2000, STAR had approximately 3.5 million options outstanding; 1.7 million of which were vested and
            1.8 million were unvested. The vested and unvested options are convertible to approximately 686,000 and 751,000 World Access options, respectively, totaling 1.4 million.

            The fair value of the 686,000 vested options is $4.4 million computed using the Black-Scholes Option Pricing Model and is included in the purchase price. The fair value of the

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

            751,000 unvested options is $3.7 million computed using the Black-Scholes Option Pricing Model. The assumptions used in the Black-Scholes model are: dividend yield 0%, volatility 70%, risk free interest rate of 6.43%, and an expected life of 3 years.

        (iii) STAR pro forma stockholders' equity as of September 30, 2000 assumes the sale of PT-1 for net cash proceeds of $120.0 million.

        (iv) The pro forma goodwill is preliminary and subject to change based on a final review of the fair values of STAR's net assets as of the actual merger date. Upon a final review of the fair value of STAR's assets and liabilities, it is likely that certain tangible and intangible assets such as international licenses, foreign carrier operating agreements and property and equipment may be recognized at amounts which differ from the amounts estimated in these unaudited pro forma financial statements. Although we do not expect these final adjustments to be significant, they could increase or decrease the depreciation and amortization expense reflected in the unaudited pro forma financial statements. In addition, certain liabilities related to exiting STAR activities or terminating STAR employees may be recorded as part of the purchase price allocation in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. This would increase goodwill and related amortization expense. World Access has not finalized a plan to exit any activities of STAR or terminate any STAR employees, and will not have a final plan until a detailed analysis of the combined operations is performed shortly after the STAR merger is consummated.

        (v) Intangible assets consist of wholesale and retail customer base, licenses and interconnection, management and workforce expertise. Amortization is provided using the straight-line method over a 5-year period.

     (3) Amortization of additional goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill was computed as follows (in thousands):

                                                                               HISTORICAL
                                                                PRO FORMA       GOODWILL     PRO FORMA
                                                    GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                                    --------   ------------   ------------   ----------
         STAR -- for the nine months ended
           September 30, 2000.....................  $257,393     $ 9,652        $  (228)       $9,424
         STAR -- for the year ended December 31,
           1999...................................  $257,393     $12,870        $(8,535)       $4,335

        Depreciation benefit as a result of write-down of fixed assets to fair value is arrived at using an estimated life of 7 years. The pro forma adjustment to property and equipment was computed as follows (in thousands):

                                                                                       PRO FORMA
                                                                       PROPERTY AND   DEPRECIATION
                                                                        EQUIPMENT      ADJUSTMENT
                                                                       ------------   ------------
         STAR -- for the nine months ended September 30, 2000........    $94,000        $(10,072)
         STAR -- for the year ended December 31, 1999................    $94,000        $(13,429)

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        Amortization of additional intangible assets over an estimated life of 5 years. The pro forma adjustment to intangible assets was computed as follows (in thousands):

                                                                                     PRO FORMA
                                                                       INTANGIBLE   AMORTIZATION
                                                                         ASSETS      ADJUSTMENT
                                                                       ----------   ------------
         STAR -- for the nine months ended June 30, 2000.............   $11,900        $1,785
         STAR -- for the year ended December 31, 1999................   $11,900        $2,380

     (4)  Elimination of STAR's historical goodwill.

     (5)  Elimination of STAR's historical stockholders' equity accounts.

     (6) In connection with the consummation of the STAR merger, a vendor of STAR has agreed to convert up to approximately $90.0 million of STAR indebtedness into approximately 7,826,000 shares of World Access common stock based upon a conversion rate of $11.50 per share. As of December 11, 2000, the closing price per share of World Access common stock was $3.63. Since the fair value of the World Access common stock is less than $11.50 per share, World Access is paying consideration less than the carrying amount of the debt. This difference is recorded as a decrease to goodwill of approximately $61.6 million. These shares are assumed to be issued for purposes of the calculation of basic and diluted earnings per share in the pro forma condensed combined statement of operations. The balance sheet adjustment reflects the conversion of approximately $90.0 million from debt and accrued interest to common stock, paid-in capital and goodwill for the amount of indebtedness outstanding as of September 30, 2000. The adjustments to the pro forma statement of operations are to eliminate the interest expense recorded on the debt included in the historical results and to record a reduction in goodwill amortization.

     (7)  Elimination of intercompany revenues and related costs.

     (8) Adjustment for the additional tax benefit derived from pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from STAR's net operating losses.

     (9) Represents pro forma weighted average shares for basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of approximately 22,678,000 shares of common stock to complete the STAR merger and 7,826,000 shares upon the conversion of STAR indebtedness into World Access common stock, see Note 6. Due to the pro forma loss from continuing operations, potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

WORLDXCHANGE ADJUSTMENTS

     (10) These columns represent the historical financial position and results of operations of WorldxChange as of and for the nine months ended September 30, 2000 and for the year ended December 31, 1999. As WorldxChange's fiscal year end is September 30 the following table represents a reconciliation of WorldxChange's results of operations for its fiscal year ended on September 30, 1999 to the year ended December 31, 1999:

                                                 HISTORICAL
                                                RESULTS FOR
                                                FISCAL YEAR     EXCLUSION OF    INCLUSION OF
                                                   ENDED         OPERATIONS      OPERATIONS      YEAR ENDED
                                               SEPTEMBER 30,    FROM 10/1/98-   FROM 10/1/99-   DECEMBER 31,
                                                    1999          12/31/98        12/31/99          1999
                                               --------------   -------------   -------------   ------------
         Revenues............................    $ 421,580        $(89,927)       $ 143,327       $ 474,980
         Cost of services....................     (328,334)         70,922         (112,545)       (369,957)
         Selling, general and
           administrative....................     (124,112)         27,952          (43,430)       (139,590)
         Depreciation and amortization.......      (17,705)          3,564           (9,375)        (23,516)
         Interest and other expense..........      (17,531)          4,234           (6,420)        (19,717)
         Minority interest...................        2,251            (637)              --           1,614
         Preferred stock dividends...........           (2)              2             (784)           (784)
                                                 ---------        --------        ---------       ---------
                   Net loss..................    $ (63,853)       $ 16,110        $ (29,227)      $ (76,970)
                                                 =========        ========        =========       =========

             On November 4, 1999, WorldxChange acquired the outstanding shares of certain European subsidiaries of ACC Corp. ("ACC"), a subsidiary of AT&T. The historical results of operations of WorldxChange includes ACC's results for the two months ended December 31, 1999. The results of ACC for the period from January 1, 1999 to October 31, 1999 have been added to the WorldxChange historical results of operations as follows:

                                                          WXC                              WXC
                                                      YEAR ENDED        ACC FOR        YEAR ENDED
                                                   DECEMBER 31, 1999   THE PERIOD   DECEMBER 31, 1999
                                                       INCLUDING       1/1/99 TO        INCLUDING
                                                    2 MONTHS OF ACC     10/31/99    12 MONTHS OF ACC
                                                   -----------------   ----------   -----------------
         Revenues................................      $ 474,980       $ 132,055        $ 607,035
         Cost of services........................       (369,957)       (107,360)        (477,317)
         Selling, general and administrative.....       (139,590)        (53,480)        (193,070)
         Depreciation and amortization...........        (23,516)        (19,788)         (43,304)
         Interest and other expense..............        (19,717)         (5,668)         (25,385)
         Minority interest.......................          1,614              --            1,614
         Preferred stock dividends...............           (784)             --             (784)
                                                       ---------       ---------        ---------
                   Net loss......................      $ (76,970)      $ (54,241)       $(131,211)
                                                       =========       =========        =========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

             The following table represents a reconciliation of WorldxChange's results of operations for the nine months ended September 30, 2000 (as shown in the WorldxChange financial statements included in this registration statement) to the results of operations for the six months ended September 30, 2000:

                                       RESULTS FOR THE       EXCLUSION OF
                                         YEAR ENDED        RESULTS FOR THE      RESULTS FOR THE
                                        SEPTEMBER 30,     THREE MONTHS ENDED   NINE MONTHS ENDED
                                            2000          DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                      -----------------   ------------------   ------------------
         Revenues...................     $  524,442           $ (143,327)          $  381,115
         Cost of services...........       (433,773)             112,545             (321,228)
         Selling, general and
           administrative...........       (172,714)              43,430             (129,284)
         Depreciation and
           amortization.............        (48,200)               9,375              (38,825)
         Reimbursement from World
           Access of net losses
           under management
           agreement................         22,688                   --               22,688
         Interest and other
           expense..................        (33,120)               6,420              (26,700)
         Preferred stock
           dividends................         (2,682)                 784               (1,898)
                                         ----------           ----------           ----------
         Net loss applicable to
           common stockholders......     $ (143,359)          $   29,227           $ (114,132)
                                         ==========           ==========           ==========

     (11) The WorldxChange merger will be accounted for under the purchase method of accounting. The total cost to acquire WorldxChange is subject to change, to the extent that the number of shares of WorldxChange capital stock to be acquired will not be fixed until the effective date of the merger. A change in total cost will result in a corresponding change in goodwill and related amortization expense. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of these changes could be material. The preliminary purchase price and goodwill is currently estimated as follows (in thousands):

         Purchase price:
           Issuance of World Access common stock(i)..................  $336,984
           Fair value of World Access options issued in exchange for
              WorldxChange options(ii)...............................    17,712
           Net advances from World Access(iii).......................    54,650
           Estimated fees and expenses...............................     3,000
                                                                       --------
                   Total estimated purchase price....................   412,346
         Allocation to fair values:
           Historical shareholders' deficit as of September 30,
              2000...................................................   141,755
           Intangible assets (vi)....................................   (41,300)
           Eliminate net advances payable to World Access............   (54,650)

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

           Adjust assets and liabilities:
              Eliminate historical goodwill as of September 30,
               2000..................................................    76,327
              Write-off of PC based switches(iv).....................     6,500
              Write-down of fixed assets to fair value...............    68,000
              Write-up of management information systems to fair
               value.................................................   (15,000)
                                                                       --------
           Preliminary goodwill(v)...................................  $593,978
                                                                       ========

        -----------------------

        (i) In accordance with the merger agreement, each share of WorldxChange common stock issued and outstanding shall be converted into the right to receive 0.6583 shares of World Access common stock. At September 30, 2000, a total of 29,848,000 shares of World Access common stock were issued in connection with the WorldxChange merger as follows (in thousands, except per share amounts):

             WorldxChange common shares outstanding upon the conversion
               of preferred shares outstanding at September 30, 2000.....     2,727
             WorldxChange common shares outstanding at September 30,
               2000......................................................    42,614
                                                                           --------
                       Total WorldxChange common shares outstanding......    45,341
             Multiplied by: Exchange ratio...............................    0.6583
                                                                           --------
             Shares of World Access Common Stock assumed to be
               exchanged.................................................    29,848
             Multiplied by: Average market price (a).....................  $  11.29
                                                                           --------
             Value of World Access Common Stock exchanged................  $336,984
                                                                           ========

---------------

            (a) The average price represents the average market price of World
                Access common stock for the three trading days prior to and after May 23, 2000, the date economic terms of the merger were amended.

        (ii) As the consummation of the merger occurred after July 1, 2000, we have valued the World Access options using the guidance in FIN 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB opinion No. 25. Under FIN 44, the fair value of vested options issued will be included as part of the purchase price. The fair value of unvested options issued will also be included as part of the purchase price; however, a portion of the intrinsic value (if any) of the unvested options will be allocated to unearned compensation and recognized as compensation cost over the remaining future vesting period. The intrinsic value to be allocated to unearned compensation is not significant and has not been reflected in these pro forma financial statements.

            In accordance with the merger agreement, each WorldxChange option is to be converted into an option to purchase 0.6583 shares of World Access common stock. At September 30, 2000, WorldxChange had approximately 4.1 million options outstanding; 2.6 million of which were vested and 1.5 million were unvested. The vested and unvested options are convertible to approximately 1.6 million and 1.0 million World Access options respectively, totaling 2.6 million. The fair value of the 1.6 million vested options is $12.7 million computed using the Black-Scholes Option Pricing Model and is included in the purchase price. The fair value of the 1.0 million unvested options is $5.0 million computed using the Black-Scholes Option Pricing Model. The assumptions used in the Black-Scholes model are: dividend yield 0%, volatility 70%, risk free interest rate of 6.43%, and an expected life of three years.

        (iii) As of September 30, 2000, WorldxChange has net advances due to World Access of $54.7 million, which consisted of the following (in thousands):

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

             Net expenses under Management Agreement.....................  $(22,688)
             Secured term loan...........................................    35,732
             Working capital advances....................................    41,606
                                                                           --------
                                                                           $ 54,650
                                                                           ========

            On August 1, 2000, WorldxChange entered into an Executive Management Services Agreement ("Management Agreement") with World Access. Under this agreement, World Access serves as the exclusive agent for WorldxChange to provide all management services required for the operation and management of WorldxChange. World Access has the authority, to the fullest extent permitted by law, to take all actions and make all decisions on behalf of WorldxChange in the operation and management of WorldxChange's day to day business affairs. This includes the direction and use of and access to WorldxChange's assets and the power to select, terminate and determine the compensation of the management and employees of WorldxChange. Under this agreement, World Access has also assumed all financial responsibility related to the operations of WorldxChange subsequent to August 1, 2000.

            As a result of World Access assuming all financial responsibility for WorldxChange, World Access has recorded the net loss incurred by WorldxChange since August 1, 2000 as a single line item, "Expense under WorldxChange Management Agreement", in its Statement of Operations and recorded a liability to WorldxChange. This item has been presented as part of both company's operations due to the significant integration that has occurred between the companies.

            As an integral component of the merger agreement, World Access agreed to provide WorldxChange up to $45.0 million in bridge funds, $35.7 million of which had been advanced as of September 30, 2000.

            Stockholders holding a majority of the outstanding shares of voting stock of both the World Access and WorldxChange have entered into agreements in which they agreed to vote in favor of the WorldxChange merger. In early August 2000, when it was determined that completion of the WorldxChange merger was highly likely under the voting agreements, World Access began advancing funds to WorldxChange for working capital purposes. As of September 30, 2000, World Access has advanced approximately $41.6 million to WorldxChange.

            These funds are being used to finance operating losses expected to be incurred by WorldxChange prior to the merger date and to make permanent investments in working capital that are required to support WorldxChange growth. World Access intends to fully forgive these loans, net of the expenses under the management agreement, in connection with the consummation of the merger. As a result, the bridge financing and other advances already funded are being accounted for as additional purchase price, net of the expenses under the management agreement.

        (iv) At September 30, 2000, WorldxChange has PC based switches with net book value of approximately $6.5 million. The merger with World Access would result in these assets becoming idle, hence, the adjustment to write-off these assets in the acquisition. Consequently, depreciation expense is decreased by $722,000 and $542,000 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. See note 12 for adjustment to depreciation expense.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        (v) The pro forma goodwill is preliminary and subject to change based on a final review of the fair values of WorldxChange's net assets as of the actual merger date. Upon a final review of the fair value of WorldxChange's assets and liabilities, it is likely that certain tangible and intangible assets such as international licenses, foreign carrier operating agreements and property and equipment may be recognized at amounts which differ from the amounts estimated in these unaudited pro forma financial statements. Although we do not expect these final adjustments to be significant, they could increase or decrease the depreciation and amortization expense reflected in the unaudited pro forma financial statements.

        (vi) Intangible assets consist of wholesale and retail customer base, management information systems, licenses and interconnection, management and workforce expertise. Amortization is provided using the straight-line method over a 5-year period.

     (12) Amortization of goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill was computed as follows (in thousands):

                                                                               HISTORICAL
                                                                PRO FORMA       GOODWILL     PRO FORMA
                                                    GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                                    --------   ------------   ------------   ----------
         WorldxChange -- For the nine months ended
           September 30, 2000.....................  $593,978     $22,274        $ (6,023)     $16,251
         WorldxChange -- For the year ended
           December 31, 1999......................  $593,978     $29,699        $(18,741)     $10,958

           Depreciation benefit as a result of write-off of impaired assets, write-down of fixed assets to fair value and write-up of management information systems to fair value is arrived at using an estimated life of nine years. The pro forma adjustment to property and equipment was computed as follows (in thousands):

                                                                                       PRO FORMA
                                                                       PROPERTY AND   DEPRECIATION
                                                                        EQUIPMENT      ADJUSTMENT
                                                                       ------------   ------------
         WorldxChange -- for the nine months ended September 30,
           2000......................................................    $ 59,500       $(4,958)
         WorldxChange -- for the year ended December 31, 1999........    $ 59,500       $(6,611)

           Amortization of additional intangible assets over an estimated life of 5 years. The pro forma adjustment to intangible assets was computed as follows (in thousands):

                                                                                       PRO FORMA
                                                                       INTANGIBLE    AMORTIZATION
                                                                         ASSETS       ADJUSTMENT
                                                                       -----------   -------------
         WorldxChange -- for the nine months ended September 30,
           2000......................................................    $41,300        $6,195
         WorldxChange -- for the year ended December 31, 1999........    $41,300        $8,260

     (13) Elimination of WorldxChange's historical goodwill.

     (14) Elimination of WorldxChange's historical shareholders' deficit accounts.

     (15) In connection with the consummation of the WorldxChange merger, a vendor of WorldxChange has agreed to convert up to approximately $25.0 million of WorldxChange indebtedness into approximately 2,174,000 shares of World Access common stock based upon a conversion rate of $11.50 per share. As of December 11, 2000, the closing price per share of World Access Common Stock was $3.63. Since the fair value of the World Access common stock is less than $11.50 per share, World Access is paying consideration less than the carrying amount of the accounts payable and debt. This difference is recorded as a decrease to goodwill of approximately $17.1 million. These shares are assumed to be issued for purposes of the

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          calculation of basic and diluted earnings per share in the pro forma condensed combined statement of operations. The balance sheet adjustment reflects the conversion of approximately $25.0 million accounts payable and debt to common stock, paid-in-capital and goodwill for the amount of indebtedness outstanding as of September 30, 2000. The adjustments to the pro forma statement of operations are to eliminate the interest expense recorded on the debt included in the historical results and to record a reduction in goodwill amortization.

     (16) Elimination of intercompany carrier service revenues and related costs.

     (17) At September 30, 2000, WorldxChange had a $2.2 million note payable to STAR. Assuming the mergers of WorldxChange and STAR with World Access are consummated, this adjustment is necessary to eliminate the intercompany debt.

     (18) Adjustment for the additional income tax provision derived from pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from WorldxChange's net operating losses.

     (19) Represents pro forma weighted average shares for basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of an aggregate of 29,848,000 shares issued to complete the WorldxChange merger and 2,174,000 shares upon the conversion of WorldxChange indebtedness into World Access Common Stock, see Note 15. Due to the pro forma loss from continuing operations potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

TELDAFAX ADJUSTMENTS

(20) These columns represent the historical financial position and results of operations of TelDaFax as of and for the nine months ended September 30, 2000 and for the year ended December 31, 1999.

     The following tables represent the conversion of TelDaFax's balance sheet as of September 30, 2000 and statements of operations for the nine months and year ended September 30, 2000 and December 31, 1999, respectively, from local currency (DM) into U.S. dollars. The U.S. dollar equivalent was computed by multiplying the deutsche mark balance by 0.4497, the exchange rate as of September 30, 2000 for the balance sheet and by 0.4822 and
     0.5435 which represent the average exchange rates for the nine month period and year ended September 30, 2000 and December 31, 1999, respectively.

                                                       TELDAFAX                          TELDAFAX
                                                     SEPTEMBER 30,      EXCHANGE      SEPTEMBER 30,
                                                         2000             RATE             2000
                                                  -------------------   --------   --------------------
                                                  (IN THOUSANDS - DM)              (IN THOUSANDS - USD)
      Cash and equivalents......................         40,282          0.4497          $ 18,115
      Accounts receivable.......................         74,955          0.4497            33,707
      Prepaid expenses and other current
        assets..................................         47,990          0.4497            21,581
                                                        -------                          --------
          Total current assets..................        163,227                            73,403
                                                        -------                          --------
      Property and equipment, net...............        127,072          0.4497            57,144
      Goodwill..................................         31,310          0.4497            14,080
      Other assets..............................         33,503          0.4497            15,066
                                                        -------                          --------
          Total assets..........................        355,112                          $159,693
                                                        =======                          ========
      Short-term debt...........................         15,529          0.4497          $  6,983
      Accounts payable..........................        126,169          0.4497            56,738
      Other accrued liabilities.................         20,845          0.4497             9,374
                                                        -------                          --------
          Total current liabilities.............        162,543                            73,095
                                                        -------                          --------
      Long-term debt............................         36,039          0.4497            16,206
      Other long-term liabilities...............            699          0.4497               314
                                                        -------                          --------
          Total liabilities.....................        199,281                            89,615
                                                        -------                          --------
      Minority interests........................          1,524          0.4497               685
      Stockholders' Equity (Deficit):
      Common stock..............................        172,024          0.4497            77,359
      Additional paid in capital................         15,787          0.4497             7,099
      Accumulated other comprehensive loss......             --                              (343)
      Accumulated deficit.......................        (33,504)         0.4394           (14,722)
                                                        -------                          --------
          Total stockholders' equity............        154,307                            69,393
                                                        -------                          --------
          Total liabilities and stockholders'
            equity..............................        355,112                          $159,693
                                                        =======                          ========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                       TELDAFAX                          TELDAFAX
                                                   NINE MONTHS ENDED    EXCHANGE    NINE MONTHS ENDED
                                                  SEPTEMBER 30, 2000      RATE      SEPTEMBER 30, 2000
                                                  -------------------   --------   --------------------
                                                  (IN THOUSANDS - DM)              (IN THOUSANDS - USD)
       Service revenues                                 465,153          0.4822          $224,297
       Operating expenses:
          Cost of services (exclusive of
            depreciation and amortization shown
            separately below)                           376,582          0.4822           181,588
          Selling, general and administrative           105,487          0.4822            50,866
          Depreciation and amortization                  37,353          0.4822            18,012
                                                        -------                          --------
          Total operating expenses                      519,422                           250,466
                                                        -------                          --------
               Operating loss                           (54,269)                          (26,169)
          Interest and other income                       2,253          0.4822             1,086
          Interest expense                               (2,367)         0.4822            (1,141)
                                                        -------                          --------
               Loss from continuing operations
                 before income taxes and
                 minority interests                     (54,383)                          (26,224)
          Provision (benefit) for income taxes          (20,578)         0.4822            (9,923)
                                                        -------                          --------
               Loss from continuing operations
                 before minority interests              (33,805)                          (16,301)
          Minority interests                              2,033          0.4822               980
                                                        -------                          --------
               Loss from continuing operations          (31,772)                         $(15,321)
                                                        =======                          ========

    Effective October 1, 1999, TelDaFax acquired a majority interest in the telecommunications equipment distributor Demuth & Dietl Co. Kommunikationselektronik GmbH (D & D). The historical results of operations of TelDaFax for the year ended December 31, 1999 includes D & D results for the three months ended December 31, 1999. The results of D & D for the period from January 1, 1999 to September 30, 1999 have been added to the TelDaFax historical results of operations as follows:

                                   TELDAFAX                                   TELDAFAX                          TELDAFAX
                                  YEAR ENDED             D&D FOR             YEAR ENDED                        YEAR ENDED
                              DECEMBER 31, 1999        THE PERIOD         DECEMBER 31, 1999                DECEMBER 31, 1999
                              INCLUDING 3 MONTHS   JANUARY 1, 1999 TO    INCLUDING 12 MONTHS   EXCHANGE   INCLUDING 12 MONTHS
                                    OF D&D         SEPTEMBER 30, 1999          OF D&D            RATE            OF D&D
                              ------------------   -------------------   -------------------   --------   --------------------
                                                   (IN THOUSANDS - DM)                                    (IN THOUSANDS - USD)
      Service revenues......        611,018               58,787               669,805          0.5435          $364,039
      Operating expenses:
       Cost of services
         (exclusive of
         depreciation and
         amortization shown
         separately
         below).............        507,745               53,083               560,828          0.5435           304,810
       Selling, general and
         administrative.....         84,008                5,703                89,711          0.5435            48,758

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                   TELDAFAX                                   TELDAFAX                          TELDAFAX
                                  YEAR ENDED             D&D FOR             YEAR ENDED                        YEAR ENDED
                              DECEMBER 31, 1999        THE PERIOD         DECEMBER 31, 1999                DECEMBER 31, 1999
                              INCLUDING 3 MONTHS   JANUARY 1, 1999 TO    INCLUDING 12 MONTHS   EXCHANGE   INCLUDING 12 MONTHS
                                    OF D&D         SEPTEMBER 30, 1999          OF D&D            RATE            OF D&D
                              ------------------   -------------------   -------------------   --------   --------------------
                                                   (IN THOUSANDS - DM)                                    (IN THOUSANDS - USD)
       Depreciation and
         amortization.......         33,630                  168                33,798          0.5435            18,369
                                   --------              -------              --------                          --------
       Total operating
         expenses...........        625,383               58,954               684,337                           371,937
                                   --------              -------              --------                          --------
          Operating loss....        (14,365)                (167)              (14,532)                           (7,898)
       Interest and other
         income.............          4,456                   86                 4,542          0.5435             2,469
       Interest expense.....         (3,692)                (302)               (3,994)         0.5435            (2,171)
                                   --------              -------              --------                          --------
          Loss from
            continuing
            operations
            before income
            taxes and
            minority
            interests.......        (13,601)                (383)              (13,984)                           (7,600)
       Provision (benefit)
         for income taxes...         (7,009)                 (37)               (7,046)         0.5435            (3,830)
                                   --------              -------              --------                          --------
          Loss from
            continuing
            operations
            before minority
            interest........         (6,592)                (346)               (6,938)                           (3,770)
       Minority interest....          1,336                   89                 1,425          0.5435               774
                                   --------              -------              --------                          --------
          Loss from
            continuing
            operations......         (5,256)                (257)               (5,513)                         $ (2,996)
                                   ========              =======              ========                          ========

(21) The board of directors of World Access has approved a Purchase and Transfer Agreement, dated as of June 14, 2000, under which World Access will acquire shares of TelDaFax stock. Pursuant to the TelDaFax Purchase Agreement, World Access will attempt to acquire 100% of the outstanding shares of TelDaFax in five transactions (collectively referred to as the TelDaFax Purchase):

      Purchase of the TelDaFax Shares Owned by the Apax Funds. On September 21, 2000, World Access acquired 11,178,176 shares of TelDaFax held by the funds advised by Apax, except the A+M fund, in exchange for 11,457,631 shares of World Access common stock. The shares held by the Apax funds, excluding the A+M fund represented 33.03% of the outstanding capital stock of TelDaFax. As of December 1, 2000, there were 33,828,600 shares of TelDaFax stock outstanding.

      A+M is a fund advised by Apax; however, because World Access intends to purchase the TelDaFax shares of A+M separately pursuant to a put/call arrangement, all references to "Apax funds" exclude A+M unless otherwise noted.

      Put/Call Option for Shares of Dr. Klose and A+M. From June 14, 2000 until December 31, 2001, Dr. Klose has the right to sell to World Access all of the outstanding shares of TelDaFax he owns in up to three installments. From July 1, 2002 until December 31, 2002, World Access has the right to buy from Dr. Klose all of the outstanding shares of TelDaFax owned by Dr. Klose at the time World Access exercises its right to purchase. As of December 1, 2000, Dr. Klose owned 2,756,200 shares of TelDaFax stock, equal to 8.15% of the outstanding capital stock of TelDaFax.

      From January 1, 2001 until April 30, 2001, A+M has the right to sell to World Access all of the outstanding shares of TelDaFax owned by A+M in one installment. From July 1, 2001 until December 31, 2001, World Access has the right to buy from A+M all of the outstanding shares owned by A+M. As of December 1, 2000, A+M owned 143,492 shares of TelDaFax stock, equal to 0.42% of the outstanding capital stock of TelDaFax.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      The Consideration for the Purchase of TelDaFax Shares of the Apax Funds and Dr. Klose. In exchange for each share of TelDaFax common stock purchased by World Access from A+M and Dr. Klose, World Access will issue a number of shares of World Access common stock determined using an exchange ratio of 1.025. Dr. Klose and A+M waived their rights under the purchase agreement to receive additional shares under the new exchange ratio.

      Tender Offer. World Access will launch a tender offer for all of the shares of TelDaFax pursuant to which each share of TelDaFax would receive
      1.16 shares of World Access common stock.

      Combination of German Businesses of World Access and Business of
      TelDaFax. Under the TelDaFax contribution agreement, World Access agreed to contribute the German operations of two of its subsidiaries, NETnet Telekommunications, or NETnet Germany and NewTel Communications, to TelDaFax. In exchange, TelDaFax agreed to issue 1,620,334 of its shares to NETnet Germany and 925,905 shares to Newtel. The total TelDaFax shares received for these World Access subsidiaries would represent 7.0% of the outstanding capital stock of TelDaFax.

     The TelDaFax Purchase will be accounted for under the purchase method of accounting. The contribution of NETnet Germany and NewTel and the tender offer are all contractually required to close on the same day and the consummation of these transactions is conditioned on World Access obtaining at least 50.1% ownership of the outstanding capital stock of TelDaFax. Although the shares to be acquired from Dr. Klose and A+M may not happen on the same date as the contribution of NETnet Germany and NewTel and the tender offer, it is World Access' intent to acquire 100% of the outstanding stock of TelDaFax and as such, for purposes of the pro forma financial information, we have assumed World Access acquired 100% of the TelDaFax outstanding stock.

     In accordance with EITF 90-13, Accounting for Simultaneous Common Control Mergers, the transfer of NETnet Germany and NewTel to TelDaFax should be accounted for by World Access as a purchase of TelDaFax under APB Opinion 16, Business Combinations. World Access will fair value TelDaFax assets and liabilities to the extent acquired by World Access. World Access will fair value NETnet Germany and NewTel assets and liabilities to the extent NETnet Germany and NewTel are sold to minority shareholders. As the pro forma financial information assumes World Access will acquire 100% of the outstanding capital stock of TelDaFax, all of TelDaFax assets and liabilities will be recorded at fair value and the NETnet Germany and NewTel assets and liabilities will remain at historical cost. Consequently, under this scenario, World Assess would not recognize any gain or loss on the contribution of NETnet Germany and NewTel to TelDaFax.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          The total cost to acquire TelDaFax is subject to change, to the extent that the number of shares of TelDaFax capital stock to be acquired will not be fixed until the effective date of the merger. A change in total cost will result in a corresponding change in goodwill and related amortization expense. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of these changes could be material. The preliminary purchase price and goodwill is currently estimated as follows (in thousands):

    Purchase price:
      Acquisition of 33.03% of TelDaFax common stock(i).........  $ 64,449
      Issuance of World Access Common Stock (ii)................    76,358
      Estimated fees and expenses...............................     5,000
                                                                  --------
              Total estimated purchase price....................   145,807
    Allocation to fair values:
      Historical shareholders' equity as of September 30,
         2000...................................................   (69,393)
      Intangible assets (iv)....................................   (33,000)
      Adjust assets and liabilities:
         Eliminate historical goodwill..........................    10,900
         Write down of fixed assets to fair value...............    24,000
                                                                  --------
    Preliminary goodwill (iii)..................................  $ 78,314
                                                                  ========

---------------

     (i) On September 21, 2000, World Access purchased all of the outstanding shares of TelDaFax held by the Apax funds, except the A+M fund, in exchange for shares of World Access common stock. The Apax funds, excluding the A+M fund, owned 11,178,176 shares of TelDaFax stock, equal to 33.03% of the outstanding capital stock of TelDaFax. In accordance with the purchase agreement, each share of TelDaFax common stock shall be converted into the right to receive 1.025 shares of World Access Common Stock. The fair value of the World Access common stock is determined as follows (in thousands, except per share amounts):

        TelDaFax common shares acquired by World Access.............    11,178
        Multiplied by: Exchange ratio...............................     1.025
                                                                      --------
        Shares of World Access common stock exchanged...............    11,458
        Multiplied by: Average market price(a)......................  $   5.63
                                                                      --------
        Value of World Access common stock exchanged................  $ 64,449
                                                                      ========

        (a) The average price represents the market price of World Access common stock on September 21, 2000, the date that World Access acquired 33.03% of the outstanding capital stock of TelDaFax.

     (ii) In accordance with the purchase agreement, each share of TelDaFax common stock held by Dr. Klose and A+M shall be converted into the right to receive 1.025 shares of World Access common stock and all TelDaFax common stock subject to the tender offer shall be converted into the right to receive 1.16 shares of World Access common stock and this World Access

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          common stock is assumed to have been issued in connection with the TelDaFax purchase as follows (in thousands, except per share amounts):

        TelDaFax common shares held by:

           Dr. Klose and A+M...........................................   2,900
           Multiplied by: Exchange ratio...............................   1.025
                                                                         ------
           Shares of World Access common stock to be exchanged to Dr.
             Klose and A+M.............................................             2,973
           Remaining shares subject to the tender offer................  19,751
           Multiplied by: Exchange ratio...............................    1.16
                                                                         ------
           Shares of World Access common stock to be exchanged in the
             tender offer..............................................            22,911
                                                                                  -------
                     Total shares of World Access common stock to be
                       exchanged.......................................            25,884
           Multiplied by: Average market price(a)......................           $  2.95
                                                                                  -------
           Value of World Access common stock exchanged................           $76,358
                                                                                  =======

---------------

           (a) The average price represents the average market price of World Access common stock for the three trading days prior to and after December 5, 2000, the date the economic terms of the tender offer were amended.

     (iii) The pro forma goodwill is preliminary and subject to change based on a final review of the fair values of TelDaFax's net assets as of the actual purchase date. Upon a final review of the fair value of TelDaFax's assets and liabilities, it is likely that certain tangible and intangible assets such as customer lists, trademarks and property and equipment may be recognized at amounts which differ from the amounts estimated in these unaudited pro forma financial statements. Although we do not expect these final adjustments to be significant, they could increase or decrease the amortization and depreciation expense reflected in the unaudited pro forma financial statements.

     (iv) Intangible assets consist of wholesale and retail customer base, licenses and interconnection, management and workforce expertise. Amortization is provided using the straight-line method over a 5-year period.

(22) Amortization of goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill was computed as follows (in thousands):

                                                                                HISTORICAL
                                                                 PRO FORMA       GOODWILL     PRO FORMA
                                                     GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                                     --------   ------------   ------------   ----------
           TelDaFax -- For the nine months ended
             September 30, 2000....................  $78,314       $2,937        $(1,735)       $1,202
           TelDaFax -- For the year ended December
             31, 1999..............................  $78,314       $3,916        $  (605)       $3,311

     Depreciation benefit as a result of write-down of fixed assets to fair value is arrived at using an estimated life of 5 years. The pro forma adjustment to property and equipment was computed as follows (in thousands):

                                                                                   PRO FORMA
                                                                   PROPERTY AND   DEPRECIATION
                                                                    EQUIPMENT      ADJUSTMENT
                                                                   ------------   ------------
           TelDaFax -- For the nine months ended September 30,
             2000................................................    $24,000        $(3,600)
           TelDaFax -- For the year ended December 31, 1999......    $24,000        $(4,800)

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Amortization of additional intangible assets over an estimated life of 5 years. The pro forma adjustment to intangible assets was computed as follows (in thousands):

                                                                                   PRO FORMA
                                                                    INTANGIBLE    AMORTIZATION
                                                                      ASSETS       ADJUSTMENT
                                                                   ------------   ------------
           TelDaFax -- For the nine months ended September 30,
             2000................................................    $33,000         $4,950
           TelDaFax -- For the year ended December 31, 1999......    $33,000         $6,600

(23) Elimination of historical goodwill.

(24) Elimination of historical shareholders' equity accounts and the $207,000 historical loss related to the investment in TelDaFax reported in the historical results of World Access.

(25) Elimination of intercompany service revenues and related costs.

(26) Adjustment to record additional tax provision (benefit) derived from certain pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from TelDaFax's net operating losses.

(27) Represents pro forma weighted average shares for basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of an aggregate of 37,342,000 shares issued to complete the TelDaFax purchase. Due to the pro forma loss from continuing operations potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

     The following represents the pro forma net loss and net loss per share assuming World Access acquires a 50.1% majority interest in TelDaFax for the various scenarios listed below:

                                                                OPERATING               NET LOSS
     SCENARIO                                                     LOSS      NET LOSS    PER SHARE
     --------                                                   ---------   ---------   ---------
     World Access acquires STAR, WorldxChange and TelDaFax:
       Year ended December 31, 1999...........................  $(352,833)  $(407,315)   $(3.11)
       Nine months ended September 30, 2000...................  $(320,487)  $(328,086)   $(2.35)
     World Access acquires WorldxChange and TelDaFax:
       Year ended December 31, 1999...........................  $(300,919)  $(362,520)   $(3.61)
       Nine months ended September 30, 2000...................  $(274,446)  $(285,652)   $(2.62)

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following represents the pro forma summarized balance sheets as at September 30, 2000 assuming World Access acquires a 50.1% majority interest in TelDaFax for the various scenarios listed below:

                                                                     WORLD ACCESS ACQUIRES:
                                                                   ---------------------------
                                                                      STAR,
                                                                   WORLDXCHANGE   WORLDXCHANGE
                                                                    & TELDAFAX     & TELDAFAX
                                                                   ------------   ------------
     Current assets..............................................   $1,087,670     $  828,429
     Noncurrent assets...........................................    2,570,052      2,203,834
                                                                    ----------     ----------
     Total assets................................................   $3,657,722     $3,032,263
                                                                    ==========     ==========
     Current liabilities.........................................   $1,300,984     $1,048,457
     Noncurrent liabilities......................................      390,242        333,704
     Minority interests..........................................       34,364         34,364
     Stockholders' equity........................................    1,932,132      1,615,738
                                                                    ----------     ----------
     Total liabilities and stockholders' equity..................   $3,657,722     $3,032,263
                                                                    ==========     ==========

PRO FORMA WORLD ACCESS

(28) On December 17, 1999, World Access entered into an Asset Purchase Agreement with Long Distance International, Inc. ("LDI") whereby it agreed to purchase substantially all of its assets in exchange for World Access Convertible Preferred Stock, Series D, with an Aggregate Liquidation Preference of $185,000,000 ("World Access Preferred") and the assumption of certain of LDI's liabilities. At the closing of the transaction, 81% of the World Access Preferred was issued to holders of LDI's 12 1/4% Senior Notes due 2008 ("Note Holders"), in satisfaction of LDI's obligations thereunder; 6% of World Access Preferred was issued to NETnet International S.A. ("S.A.") in satisfaction of LDI's obligation under an Acquisition Agreement dated October 9, 1998; 3% of the World Access Preferred was issued to LDI to satisfy any remaining obligations; and 10% of the World Access Preferred was deposited into escrow to secure LDI's indemnification obligations under the Asset Purchase Agreement. Any escrow proceeds not so applied will be allocated 70% to the Note Holders; 20% to S.A. and 10% to LDI.

     The Unaudited Pro Forma World Access Condensed Combined Statement of Operations for the year ended December 31, 1999 give effect to our February 2000 acquisition of LDI, our December 1999 merger with FaciliCom and related transactions, and our May 1999 acquisition of Comm/Net as if the acquisitions had been completed on January 1, 1999. The Unaudited Pro Forma World Access Condensed Combined Statement of Operations for the nine months ended September 30, 2000 gives effect to our February 2000 acquisition of LDI as if the acquisition had been completed on January 1, 1999. The unaudited pro forma condensed combined statements of operations, while helpful in illustrating characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

     As a result of the FaciliCom merger and the restructuring program initiated by World Access in the fourth quarter of 1999, World Access expects to realize significant operational and financial synergies. These synergies are expected to include cost reductions resulting from traffic routing changes made to take advantage of each company's least cost routes, elimination of redundant leased line costs, elimination of redundant switching centers and consolidation of administrative functions. World Access currently estimates that these annualized cost savings, which have been excluded from the unaudited pro forma condensed combined statement of operations, will range from $20.0 million to $35.0 million.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The unaudited pro forma condensed combined statements of operations are presented for comparative purposes only and are not intended to be indicative of the actual results had these transactions occurred as of the beginning of the period nor does it purport to indicate results which may be attained in the future.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PRO FORMA WORLD ACCESS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2000

                                                           WORLD       PRO FORMA       PRO FORMA
                                                         ACCESS(A)    ADJUSTMENTS     WORLD ACCESS
                                                         ----------   -----------     ------------
                                              ASSETS
Cash and equivalents...................................  $  324,600    $(160,000)(B)  $   164,600
Short-term investments.................................      82,249           --           82,249
Restricted cash........................................      17,229           --           17,229
Accounts and notes receivable..........................     226,411           --          226,411
Prepaid expenses and other current assets..............      23,333           --           23,333
Net assets held for sale...............................      42,946           --           42,946
                                                         ----------    ---------      -----------
          Total Current Assets.........................     716,768     (160,000)         556,768
                                                         ----------    ---------      -----------
Property and equipment.................................     130,618           --          130,618
Goodwill and other intangibles.........................   1,097,251           --        1,097,251
Investment in TelDaFax.................................      64,242           --           64,242
Net advances to WorldxChange...........................      54,650           --           54,650
Other assets...........................................      74,426           --           74,426
                                                         ----------    ---------      -----------
          Total Assets.................................  $2,137,955    $(160,000)     $ 1,977,955
                                                         ==========    =========      ===========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt........................................  $   60,017    $      --      $    60,017
Accounts payable.......................................     260,994           --          260,994
Other accrued liabilities..............................     167,303           --          167,303
                                                         ----------    ---------      -----------
          Total Current Liabilities....................     488,314           --          488,314
Long-term debt.........................................     407,151     (160,000)(B)      247,151
Other long-term liabilities............................       3,789           --            3,789
                                                         ----------    ---------      -----------
          Total Liabilities............................     899,254     (160,000)         739,254
                                                         ----------    ---------      -----------
Stockholders' Equity (Deficit):
Preferred Stock........................................           6           --                6
Common stock...........................................         732           --              732
Additional paid in capital.............................   1,539,915           --        1,539,915
Accumulated other comprehensive loss...................     (22,671)          --          (22,671)
Accumulated deficit....................................    (279,281)          --         (279,281)
                                                         ----------    ---------      -----------
          Total Stockholders' Equity (Deficit).........   1,238,701           --        1,238,701
                                                         ----------    ---------      -----------
          Total Liabilities and Stockholders' Equity...  $2,137,955    $(160,000)     $ 1,977,955
                                                         ==========    =========      ===========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PRO FORMA WORLD ACCESS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                   WORLD                 PRO FORMA       PRO FORMA
                                                 ACCESS(A)    LDI(E)    ADJUSTMENTS     WORLD ACCESS
                                                 ---------   --------   -----------     ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Service revenues...............................  $ 826,660   $  8,679     $    --        $ 835,339
Operating expenses:
Cost of carrier services (exclusive of
  depreciation and amortization shown
  separately below)............................    725,060     10,025          --          735,085
Selling, general and administrative............    117,405      8,092          --          125,497
Depreciation and amortization..................     56,331      2,595       1,916(H)        62,788
                                                                            1,946(H)
Expense under WorldxChange management
  agreement....................................     22,688         --          --           22,688
Restructuring charge...........................     34,326         --          --           34,326
                                                 ---------   --------     -------        ---------
          Total operating expenses.............    955,810     20,712       3,862          980,384
                                                 ---------   --------     -------        ---------
          Operating income (loss)..............   (129,150)   (12,033)     (3,862)        (145,045)
Interest and other income......................     21,900      3,742          --           25,642
Interest expense...............................    (42,471)    (6,235)      5,018(K)       (43,688)
Loss on investment in TelDaFax.................         --         --      (4,853)(P)       (4,853)
Foreign exchange gain (loss)...................       (375)       (94)         --             (469)
                                                 ---------   --------     -------        ---------
          Income (loss) from continuing
            operations before income taxes.....   (150,096)   (14,620)     (3,697)        (168,413)
Provision (benefit) for income taxes...........    (19,265)        --       1,260(L)       (18,005)
                                                 ---------   --------     -------        ---------
          Income (loss) from continuing
            operations.........................   (130,831)   (14,620)     (4,957)        (150,408)
Preferred stock dividends......................     (1,907)        --          --           (1,907)
                                                 ---------   --------     -------        ---------
          Income (loss) from continuing
            operations available to common
            stockholders.......................  $(132,738)  $(14,620)    $(4,957)       $(152,315)
                                                 =========   ========     =======        =========
Loss per common share from continuing
  operations:
  Basic........................................  $   (2.24)                              $   (2.57)(O)
                                                 =========                               =========
  Diluted......................................  $   (2.24)                              $   (2.57)(O)
                                                 =========                               =========
Weighted average shares outstanding:
  Basic........................................     59,199                                  59,199(O)
                                                 =========                               =========
  Diluted......................................     59,199                                  59,199(O)
                                                 =========                               =========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PRO FORMA WORLD ACCESS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                  WORLD                                              PRO FORMA       PRO FORMA
                                ACCESS(A)   FACILICOM(C)   COMM/NET(D)    LDI(E)    ADJUSTMENTS     WORLD ACCESS
                                ---------   ------------   -----------   --------   -----------     ------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Carrier service revenues......  $501,081      $404,485       $13,868     $117,662    $(17,543)(G)    $1,019,553
Operating expenses:
Cost of carrier services
  (exclusive of depreciation
  and amortization shown
  separately below)...........   448,305       364,773         9,923       97,867     (17,543)(G)       903,325
Selling, general and
  administrative..............    28,433        56,652         2,324       58,822          --           146,231
Depreciation and
  amortization................    13,541        27,823           390       20,716      36,229(H)         97,517
                                                                                        5,786(H)
                                                                                       (6,968)(I)
Restructuring and other
  special charges.............    37,800            --            --        6,387          --            44,187
                                --------      --------       -------     --------    --------        ----------
         Total operating
           expenses...........   528,079       449,248        12,637      183,792      17,504         1,191,260
                                --------      --------       -------     --------    --------        ----------
         Operating income
           (loss).............   (26,998)      (44,763)        1,231      (66,130)    (35,047)         (171,707)
Interest and other income.....     3,308         3,026            --        4,488          --            10,822
Interest expense..............   (12,914)      (33,413)          (65)     (33,607)     (8,325)(J)       (58,208)
                                                                                       30,116(K)
Loss on investment in
  TelDaFax....................        --            --            --           --        (990)(P)          (990)
Foreign exchange loss.........      (620)       (1,749)           --           --          --            (2,369)
                                --------      --------       -------     --------    --------        ----------
         Income (loss) from
           continuing
           operations before
           income taxes.......   (37,224)      (76,899)        1,166      (95,249)    (14,246)         (222,452)
Provision (benefit) for income
  taxes.......................   (10,126)       (7,335)          264           --      10,198(L)         (6,999)
                                --------      --------       -------     --------    --------        ----------
         Income (loss) from
           continuing
           operations.........   (27,098)      (69,564)          902      (95,249)    (24,444)         (215,453)
Preferred stock dividends.....    (1,968)           --            --       (2,049)       (493)(M)        (2,461)
                                                                                        2,049(N)
                                --------      --------       -------     --------    --------        ----------
         Income (loss) from
           continuing
           operations
           available to common
           stockholders.......  $(29,066)     $(69,564)      $   902     $(97,298)   $(22,888)       $ (217,914)
                                ========      ========       =======     ========    ========        ==========
Loss per common share from
  continuing operations:
  Basic.......................  $  (0.78)                                                            $    (4.30)(O)
                                ========                                                             ==========
  Diluted.....................  $  (0.78)                                                            $    (4.30)(O)
                                ========                                                             ==========
Weighted average shares
  outstanding:
  Basic.......................    37,423                                                                 50,634(O)
                                ========                                                             ==========
  Diluted.....................    37,423                                                                 50,634(O)
                                ========                                                             ==========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     A. This column represents the historical financial position and results of operations of World Access. The World Access results of operations for the year ended December 31, 1999 includes the results of Comm/Net from May 1, 1999 and the results of FaciliCom from December 7, 1999. The World Access results of operations for the nine months ended September 30, 2000 include the results of operations of LDI from February 11, 2000.


     B. Under the terms of the Indenture governing World Access' $300.0 million of 13.25% Senior Notes due 2008, World Access has an obligation to utilize the net cash proceeds from the sale of certain of its equipment businesses to make a one-time tender offer for all or a portion of the 13.25% Senior Notes outstanding. Based on the net cash received to date from the sale of Telco Systems in April 2000, World Access is currently obligated to tender for up to approximately $160.0 million of its 13.25% Senior Notes by January 2, 2001. The net cash relates to the $268.6 million cash element of the Telco Systems sales price, less approximately $11.0 million in transaction expenses and $97.0 million of income taxes. The income taxes represents the net cash liability World Access is expected to incur as a result of the gain it will realize on the sale of Telco Systems for federal and state income tax purposes. Income taxes assume a tax basis for Telco Systems of approximately $92.0 million and a combined federal and state tax rate of 40%.



         The actual tender price is defined in the Indenture as face value of the Notes, plus accrued and unpaid interest, less the current market value of $15.0 million, or five points, of World Access common stock paid to the note holders as exchange consideration in December 1999. Assuming $5.00 per share as the value of World Access common stock, the current tender price would be approximately 98% of face value, plus accrued and unpaid interest. Since the tender price will be below face value and the notes carry what World Access believes to be an attractive interest rate, we are unable to forecast how much, if any, of the 13.25% Senior Notes will actually be tendered. However, to be conservative, we have included a pro forma adjustment to reflect the potential $160.0 million reduction in cash, excluding any discount, and $160.0 million reduction in long-term debt that will occur if 100% of the tender offer is accepted.


         Under the Indenture, World Access will also be required to retire indebtedness when it receives additional net cash proceeds from the sale of 9.6 million shares of BATM Advanced Communications stock or from the sale of its NACT business. The BATM shares, which had a value of approximately $82.2 million at September 30, 2000, were received by World Access in connection with the sale of Telco Systems. World Access is contractually restricted from selling or otherwise monetizing these shares until April 5, 2001 without the consent of BATM. Any tender offer related to these two events must be commenced within nine months from the date World Access receives the related cash proceeds. World Access will be required to retire unsubordinated indebtedness or make a tender offer for its 13.25% Senior Notes within nine months from the date World Access receives the related cash proceeds from these two events. Since the amount and timing of this retirement of indebtedness or future tender offer is contingent upon future events, no pro forma adjustment to reflect this potential reduction in cash and long-term debt has been included in these pro forma financial statements.

     C. This column represents the historical results of operations of FaciliCom for the period January 1, 1999 to December 6, 1999.

        On August 17, 1999 the Company entered into a definitive merger agreement with FaciliCom International, Inc. ("FaciliCom"), a privately owned company that is a facilities-based provider of European and U.S. originated international long-distance voice, data and Internet services. On December 7, 1999, the transaction was completed in its final form whereby FaciliCom merged into the Company (the "FaciliCom Merger").

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        In connection with the FaciliCom Merger, the stockholders of FaciliCom received approximately $56.0 million in cash, 369,901 shares of Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), and 495,557 vested options that each may be exercised to acquire one share of the Company's common stock at an average exercise price of $2.63 per share. In addition, the Company issued 1,912,500 non-qualified options to purchase Company common stock at an exercise price of $15.00 per share in exchange for substantially all the options held by FaciliCom's employees. The Series C Preferred Stock, which has a $369.9 million liquidation preference, was valued at $265.5 million based on its estimated market value during the period including the three trading days prior and the three trading days subsequent to August 17, 1999, the date economic terms of the FaciliCom Merger was announced. The stock options were valued at $24.8 million based on the Black-Scholes option valuation model. Included in other liabilities in the table below, is $300.0 million 10 1/2% FaciliCom Series B Senior Notes due 2008 which were exchanged for the Company's 13.25% Senior Notes due 2008 having an aggregate principal amount of $300.0 million. As consideration for this exchange the Company issued 942,627 shares of its common stock valued at $15.0 million to FaciliCom noteholders.

        The Series C Preferred Stock bears no dividend and is convertible into shares of the Company's common stock at a conversion rate of $20.38 per common share, subject to adjustment in the event of below market issuances of common stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to common stock. If the closing trading price of the Company's common stock exceeds $20.38 per share for 60 consecutive trading days, the Series C Preferred Stock will automatically convert into common stock. Initially, the holders of the Series C Preferred Stock were entitled to elect four new directors to the Company's board of directors. Except for the election of directors, the holders of the Series C Preferred Stock vote on an as-converted basis with the holders of the Company's common stock.

        The acquisition of FaciliCom has been accounted for using the purchase method of accounting. Accordingly, the results of FaciliCom's operations have been included in the accompanying consolidated financial statements from December 7, 1999. The excess of purchase price over the fair value of net assets acquired has been recorded as goodwill and is being amortized over a 20 year period. The following summarizes the allocation of the purchase price (in thousands):

Purchase price:
  Cash......................................................  $  56,000
  Preferred stock issued....................................    265,515
  Common stock issued.......................................     15,000
  Stock options issued......................................     24,785
  Fees and expenses.........................................     15,650
                                                              ---------
          Total purchase price..............................    376,950
Allocation to fair value of net assets:
  Current assets............................................   (183,934)
  Property and equipment....................................   (116,479)
  Intangible assets.........................................     (9,206)
  Other assets..............................................     (1,362)
  Current liabilities.......................................    207,362
  Other liabilities.........................................    313,148
                                                              ---------
          Goodwill..........................................  $ 586,479
                                                              =========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     D. This column represents the historical results of operations of Comm/Net for the period January 1, 1999 to April 30, 1999.

         In May 1999, the Company acquired substantially all the assets and assumed certain liabilities of Comm/Net Holding Corporation and its wholly owned subsidiaries, Enhanced Communications Corporation, Comm/Net Services Corporation and Long Distance Exchange Corporation (Comm/Net Holdings and its wholly owned subsidiaries are collectively referred to herein as "Comm/Net"). Comm/Net, headquartered in Plano, Texas, is a facilities-based provider of wholesale international long distance and wholesale prepaid calling card services, primarily to the Mexican telecommunications markets.

         In connection with the acquisition, the Company issued 23,174 shares of 4.25% Cumulative Junior Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), valued at approximately $18.5 million with a $23.2 million liquidation preference, and paid approximately $3.5 million to retire certain Comm/Net notes payable outstanding at the time of acquisition. The Series B Preferred Stock is convertible into shares of the Company's common stock at a conversion rate of $16.00 per common share, subject to standard anti-dilution adjustments. If the closing trading price of the Company's common stock exceeds $16.00 per share for 45 consecutive trading days, the Series B Preferred Stock will automatically convert into common stock. Preferred dividends began accruing July 1, 1999 and are payable quarterly. In March 2000, the Series B Preferred Stock was converted into 1,448,373 shares of the Company's common stock.

         The acquisition of Comm/Net has been accounted for under the purchase method of accounting. Accordingly, the results of Comm/Net's operations have been included in the accompanying consolidated financial statements from May 1, 1999. The excess of purchase price over the fair value of net assets acquired has been recorded as goodwill and is being amortized over a 20 year period. the following summarizes the allocation of the purchase price (in thousands):

Purchase price:
  Preferred stock issued....................................  $18,539
  Debt paid.................................................    3,502
  Fees and expenses.........................................      800
                                                              -------
          Total purchase price..............................   22,841
Allocation to fair values of net assets:
  Current assets............................................   (7,754)
  Property and equipment....................................   (3,351)
  Current liabilities.......................................    9,609
  Other assets and liabilities, net.........................    1,368
                                                              -------
          Goodwill..........................................  $22,713
                                                              =======

     E. These columns represents the historical results of operations of LDI. For the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2000, the historical results of operations of LDI are for the period January 1, 2000 to February 10, 2000. For the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999, the historical results of operations of LDI are for the period January 1, 1999 to December 31, 1999.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     F. The LDI merger has been accounted for under the purchase method of accounting. Under the terms of the Agreement and Plan of Merger dated as of December 17, 1999, the purchase price was determined as follows (in thousands):

Purchase price:
  Issuance of preferred stock (i)...........................  $217,560
  Debt forgiven.............................................     4,674
  Fair value of World Access options issued in exchange for
     LDI options (ii).......................................    21,731
  Fees and expenses.........................................     2,000
                                                              --------
                                                               245,965
Allocation to fair value of net assets:
  Cash......................................................   (42,476)
  Other current assets......................................   (15,447)
  Intangible assets.........................................   (27,614)
  Property and equipment....................................   (17,113)
  Other assets..............................................      (871)
  Current liabilities.......................................    80,433
  Other liabilities.........................................       723
                                                              --------
Goodwill....................................................  $223,600
                                                              ========

             (i) World Access management has determined the fair value of the 185,000 shares of Series D Preferred Stock issued as part of the LDI merger consideration to be $217,560 based on its estimated market value during the period including the three trading days prior and the three trading days subsequent to December 17, 1999, the date economic terms of the LDI merger was announced. The Series D Preferred Stock bears no dividend and is convertible into shares of World Access Common Stock at a conversion rate of $18 per common share of World Access Common Stock, subject to adjustment in the event of below market issuances of World Access Common Stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to World Access common stock. If the closing trading price of World Access Common Stock exceeds $18 per share for 60 consecutive trading days, the Series D Preferred Stock will automatically convert into World Access Common Stock.

             (ii) Represents the fair value of approximately 1,500,000 options to acquire World Access Common Stock issued in exchange for options outstanding to acquire shares of LDI stock. The fair value has been determined using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield 0%, volatility 70%, risk free interest rate of 6.3% and an expected life of 4 years. The World Access options have an exercise price of $18.50 per share. The holders of the LDI redeemable warrants have agreed to terminate their warrants as part of the closing of the acquisition by World Access.

     G.  Elimination of inter-company revenues and related costs.

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     H. Amortization of additional goodwill as a result of the FaciliCom, Comm/Net and LDI Acquisitions over an estimated life of 20 years. The additional Resurgens goodwill of $127.4 million is a result of the 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out in connection with the FaciliCom Merger. The pro forma adjustment to goodwill was computed as follows (in thousands):

                                                                               HISTORICAL
                                                                PRO FORMA       GOODWILL      PRO FORMA
                                                    GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENTS
                                                    --------   ------------   ------------   -----------
        For the nine months ended September 30,
          2000:
        LDI.......................................  $223,600     $ 8,385        $ (6,469)      $ 1,916
                                                                 =======        ========       =======

        For the year ended December 31, 1999:
        FaciliCom.................................   586,479      29,324          (2,475)       26,849
        Resurgens.................................   127,425       6,371            (409)        5,962
        LDI.......................................   223,600      11,180          (8,210)        2,970
        Comm/Net..................................    22,713       1,136            (688)          448
                                                                 -------        --------       -------
                                                                 $48,011        $(11,782)      $36,229
                                                                 =======        ========       =======

        Amortization of additional intangible assets over their estimated useful lives. The pro forma adjustment for intangible asset amortization was computed as follows (in thousands):

                                                     INTANGIBLE    PRO FORMA      HISTORICAL    PRO FORMA
                                                       ASSETS     AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                                     ----------   ------------   ------------   ----------
        For the nine months ended September 30,
          2000:
        LDI........................................   $27,614        $2,958        $(1,854)       $1,104
        FaciliCom..................................     9,206         1,380           (538)          842
                                                      -------        ------        -------        ------
                                                      $36,820        $4,338        $(2,392)       $1,946
                                                      =======        ======        =======        ======
        For the year ended December 31, 1999:
        LDI........................................   $27,614        $3,944        $    --        $3,944
        FaciliCom..................................     9,206         1,842             --         1,842
                                                      -------        ------        -------        ------
                                                      $36,820        $5,786        $    --        $5,786
                                                      =======        ======        =======        ======

     I. Adjustment to depreciation expense for the adjustment to fair values of switching equipment and IRUs at FaciliCom.

     J. Represents the adjustment to interest expense related to the exchange of $300.0 million of FaciliCom notes with a 10.5% coupon for World Access notes with a 13.25% coupon and the amortization of the $15.0 million debt discount related to World Access notes over a period of eight years. The pro forma adjustment to interest expense was computed as follows (in thousands):

        Interest expense on World Access notes for eleven months....  $(36,438)
        Debt issue cost amortization on World Access notes for
          eleven months.............................................    (1,719)
        Historical FaciliCom note interest expense..................    28,875
        Historical FaciliCom debt issue cost amortization...........       957
                                                                      --------
                  Net increase in interest expense..................  $ (8,325)
                                                                      ========

                               WORLD ACCESS, INC.
                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     K. Adjustment to reduce interest expense related to the elimination of LDI indebtedness resulting from the acquisition as follows:

                                                           FOR THE 42 DAY      FOR THE YEAR
                                                            PERIOD ENDED           ENDED
                                                            FEBRUARY 11,       DECEMBER 31,
                                                                2000               1999
                                                           ---------------   -----------------
        Interest expense on LDI's 12 1/4% Senior Notes...      $4,609             $27,656
        Amortization of original issue discount on LDI's
          12 1/4% Senior Notes...........................         200               1,202
        Amortization of LDI's 12 1/4% Senior Notes
          offering costs.................................         157                 944
        Interest expense on notes payable to the holders
          of LDI's 12 1/4% Senior Notes..................          52                 314
                                                               ------             -------
                  Net decrease in interest expense.......      $5,018             $30,116
                                                               ======             =======

     L. Adjustment for the additional tax benefit derived from pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from LDI's and FaciliCom's net operating losses.

     M. To increase preferred stock dividends to reflect the Series B preferred stock issued in connection with the Comm/Net acquisition as outstanding for the full period.

     N. To eliminate historical LDI preferred stock dividends and preferred stock and warrant redemption accretion.

     O. Represents pro forma weighted average shares and basic diluted earnings from continuing operations per share for the year ended December 31, 1999. The weighted average shares are computed assuming the issuance of
         (1) an aggregate of 4,713,128 shares issued for $75.0 million in connection with the private placement of World Access common stock in conjunction with the FaciliCom merger; (2) an aggregate of 942,627 shares issued to the holders of the FaciliCom notes; (3) an aggregate 963,722 shares issued to certain FaciliCom shareholders; and (4) 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out in connection with the FaciliCom merger as of January 1, 1999. Due to the pro forma loss from continuing operations potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

         For the six months ended June 30, 2000, no additional shares of common stock are deemed to be outstanding. Due to the pro forma loss from continuing operations potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common shares would be anti-dilutive.

     P. On September 21, 2000, World Access acquired 33.03% of the outstanding shares of TelDaFax. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, give effect to this acquisition as if it had occurred on January 1, 1999. As a result, the following loss from investments have been recognized:

                                                                    33.03%       HISTORICAL
                                                     TELDAFAX   ACQUISITION BY    LOSS ON     PRO FORMA
                                                     NET LOSS    WORLD ACCESS    INVESTMENT   ADJUSTMENT
                                                     --------   --------------   ----------   ----------
        Nine months ended September 30, 2000.......  $(15,320)     $(5,060)         $207       $(4,853)
        Year ended December 31, 1999...............    (2,996)        (990)           --          (990)

                            SELLING SECURITY HOLDERS


     World Access issued the shares of common stock offered by this prospectus in separate private placement transactions over the last eight months with the holders named below in transactions exempt from the registration requirements of the Securities Act. World Access is registering the shares of stock offered by this prospectus pursuant to registration rights provided to the holders named below, and World Access is paying the expenses of registering the shares of stock offered by this prospectus. The selling security holders may from time to time offer and sell any or all of these shares pursuant to this prospectus. For purposes of this prospectus, the term selling security holder includes the holders named below, the beneficial owners of these shares and their transferees, pledgees, donees or other such successors. The percent of beneficial ownership for each stockholder is based on 103,605,326 shares of common stock outstanding as of December 22, 2000.



     The following table sets forth information with respect to the selling security holders as of December 22, 2000 and the shares beneficially owned by them that they may offer pursuant to this prospectus. We have obtained this information from the selling security holders.



                                                                         SHARES OF
                                            SHARES OF                   COMMON STOCK    PERCENTAGE OF
                                          COMMON SHARES    SHARES OF    BENEFICIALLY    COMMON STOCK
                                          BENEFICIALLY      COMMON         OWNED        BENEFICIALLY
                                              OWNED          STOCK          UPON            OWNED
                                            PRIOR TO        OFFERED      COMPLETION    UPON COMPLETION
SELLING SECURITY HOLDERS                   OFFERING(1)      HEREBY      OF OFFERING      OF OFFERING
------------------------                  -------------   -----------   ------------   ---------------
HOLDER OF 4.25% CUMULATIVE SENIOR
  PERPETUAL CONVERTIBLE PREFERRED STOCK,
  SERIES A
The 1818 Fund III, L.P. (2).............    6,086,956       1,739,130(3)  4,347,826          4.20%
HOLDERS OF CONVERTIBLE PREFERRED STOCK,
  SERIES E
David Marcus(4).........................       76,276          76,276(5)         --            --
Luc Baechler(6).........................       20,276          20,276(5)         --            --
3i Group plc............................      310,805         310,805(5)         --            --
Symphony Finance Ltd....................        6,437           6,437(5)         --            --
HOLDERS OF CONVERTIBLE PREFERRED STOCK,
  SERIES F
Daho Bettoumi...........................       17,659          17,659(7)         --            --
Yves Blondeel...........................        7,788           7,788(7)         --            --
Hein de Bont............................       17,482          17,482(7)         --            --
Alfred Heilbron(8)......................       88,243          88,243(7)         --            --
Max Heilbron(9).........................       88,242          88,242(7)         --            --
Marco Koningsberger.....................       17,482          17,482(7)         --            --
Philippe Monheim(10)....................       88,242          88,242(7)         --            --
Leo Povel(11)...........................       28,034          28,034(7)         --            --
HOLDERS OF CONVERTIBLE PREFERRED STOCK,
  SERIES G
ACC Corp.(12)...........................    3,437,620       3,437,620           --             --
OTHER SELLING STOCKHOLDERS:
Roger B. and Rosalind Abbot(13).........    9,281,682       1,670,000    7,611,682           6.84%
PrimeTEC International, Inc.............      664,773         664,773           --             --
AP Vermogensverwaltung GbR..............    1,359,970       1,359,970           --             --
Apax Funds Nominees Limited B
  Account(14)...........................    2,570,778       2,570,778           --             --
Apax Funds Nominees Limited D
  Account(15)...........................    3,849,888       3,849,888           --             --
APAX Germany II L.P.....................    3,676,995       3,676,995           --             --
Christian Vogl..........................        8,729           8,729           --             --
LAN Equities Partnership, L.P...........      106,953(16)      38,411       68,542              *
Gerard Klauer Mattison & Co., Inc.......      350,000         350,000           --             --
Soditic.................................       29,655          29,655           --             --
John M. Boles...........................        4,303           4,303           --             --
Jonathan Frederick Catherwood...........          703             703           --             --
J. Richard Knop.........................        4,303           4,303           --             --
Richard Miller..........................        1,519           1,519           --             --
Jeffrey S. Rubin........................        2,531           2,531           --             --

                                                                         SHARES OF
                                            SHARES OF                   COMMON STOCK    PERCENTAGE OF
                                          COMMON SHARES    SHARES OF    BENEFICIALLY    COMMON STOCK
                                          BENEFICIALLY      COMMON         OWNED        BENEFICIALLY
                                              OWNED          STOCK          UPON            OWNED
                                            PRIOR TO        OFFERED      COMPLETION    UPON COMPLETION
SELLING SECURITY HOLDERS                   OFFERING(1)      HEREBY      OF OFFERING      OF OFFERING
------------------------                  -------------   -----------   ------------   ---------------
Susan C. Wright.........................        1,843           1,843           --             --
Robert W. Wright........................        1,843           1,843           --             --

   * Less than one percent.

 (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.
 (2) Lawrence C. Tucker, a partner at Brown Brothers Harriman & Company, the general partner of The 1818 Fund III, L.P., is a member of the World Access Board of Directors.
 (3) Represents shares of common stock issuable upon conversion of shares of 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A.
 (4) David Marcus is Chairman and Chief Executive Officer of GTN Telecom Switzerland, which is a subsidiary of World Access.
 (5) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series E.
 (6) Luc Baechler is a member of the Counsel of Administration of GTN Telecom Switzerland, which is a subsidiary of World Access.
 (7) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series F.
 (8) Alfred Heilbron was a director of UniNet International N.V. until November 29, 2000. UniNet is a subsidiary of World Access.
 (9) Max Heilbron was a director of UniNet International N.V. until November 29, 2000. UniNet is a subsidiary of World Access.
(10) Philippe Monheim was a director of UniNet International N.V. until November 29, 2000. UniNet is a subsidiary of World Access.
(11) Leo Povel was a director of UniNet International N.V. until November 29, 2000. UniNet is a subsidiary of World Access.
(12) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series G.

(13) Includes 9,174,806.096 shares owned by Roger B. and Rosalind Abbott as community property, 53,438.1608 held by Roger B. Abbott individually and 53,438.1608 held by Rosalind Abbott individually. Approximately 762,548 of these shares are currently being held in escrow. Roger Abbott is an employee of World Access.

(14) APAX Funds Nominees Limited B Account holds the shares as custodian for Apax Ventures IV and Apax Ventures IV International Partners LP, which beneficially own 942,931 and 1,627,847 shares, respectively. Apax Ventures IV and Apax Ventures IV International Partners LP are managed by Apax Partners & Co. Ventures Ltd.
(15) APAX Funds Nominees Limited D Account holds the shares as custodian for Apax UK V-A LP and UK V-B LP, which beneficially own 1,960,156 and 1,889,732 shares, respectively. Apax UK V-A LP and Apax UK V-B LP are managed by Apax Partners & Co. Ventures Ltd.
(16) Represents shares of common stock issued to Long Aldridge & Norman LLP in partial payment of legal fees.

     Except as noted above, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with World Access or any of our predecessors or affiliates. The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their shares, in transactions exempt from the registration requirements of the Securities Act, since the date on which they provided the information regarding their shares. If required, we may identify and provide additional selling security holders and information with respect to them in one or more prospectus supplements.

                              PLAN OF DISTRIBUTION

     As used herein, "selling security holders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling security holder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling security holders may offer all or part of the shares included in this prospectus from time to time in one or more types of transactions (which may include block transactions) on applicable exchanges or automated interdealer quotation systems, in negotiated transactions, through put or call options transactions relating to the securities offered by this prospectus, through short sales or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The methods by which the selling security holders may resell their shares include, but are not limited to, the following:

     - a cross or block trade in which the broker or dealer engaged by a selling security holder will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - negotiated transactions;

     - short sales or borrowing, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

     - pledge and hedging transactions with broker-dealers or other financial institutions;

     - delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for (whether on an optional or mandatory basis), or payable in, such shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such shares may be distributed; and

     - a combination of any such methods of sale or distribution.

     In effecting sales, brokers or dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from a selling security holder or from the purchasers in amounts to be negotiated immediately prior to the sale. A selling security holder may also sell the shares in accordance with Rule 144 or Rule 144A under the Securities Act or pursuant to other exemptions from registration under the Securities Act.

     If the securities offered by this prospectus are sold in an underwritten offering, the underwriters may acquire them for their own account and may further resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities specified in such prospectus supplement if any such shares are purchased. Brokers who borrow the securities to settle short sales of securities and who wish to offer and sell the securities under circumstances requiring use of the prospectus or making use of the prospectus desirable may use this prospectus. This prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     From time to time the security holders may engage in short sales, short sales against the box, puts, calls and other transactions in our securities, or derivatives thereof, and may sell and deliver the shares offered by this prospectus in connection therewith.

     We will not receive any of the proceeds from the sales of the securities by the security holders pursuant to this prospectus. We will, however, bear certain expenses in connection with the registration of the securities being offered by the selling security holders, including all costs, expenses and fees incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Our common stock is listed for trading on the Nasdaq National Market, and the shares offered by this prospectus have been approved for quotation on Nasdaq.

     In order to comply with the securities laws of certain states, the selling security holders may only sell the securities through registered or licensed brokers or dealers. In addition, in certain states, the selling security holders may only sell the securities if they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements of such state is available and is complied with.

     A selling security holder, and any broker dealer who acts in connection with the sale of shares hereunder, may be deemed an underwriter within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the securities as principal might be deemed underwriting discounts and commissions under the Securities Act. We have agreed to indemnify certain of the selling security holders, underwriters and other participants in an underwriting or distribution of the securities and their directors, officers, employees and agents against certain liabilities including liabilities arising under the Securities Act. Because the selling security holders may be deemed underwriters within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

     We are permitted to suspend the use of this prospectus in connection with the sales of securities by selling security holders upon the happening of certain events. These include the existence of any fact that makes any statement of material fact made in this prospectus untrue or that requires the making of additions to or changes in this prospectus in order to make the statements herein not misleading. The suspension will continue until such time as we advise the selling security holders that use of the prospectus may be resumed, in which case the period of time during which we are required to maintain the effectiveness of the registration statement shall be extended. World Access will bear the expense of preparing and filing the registration statement and all post-effective amendments.

                                 LEGAL MATTERS

     Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the securities offered by this prospectus. LAN Equities Partnership, L.P., an affiliate of Long Aldridge & Norman LLP, is the owner of 106,953 of the shares of common stock 38,411 of which are being registered pursuant to this registration statement.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K/A, Amendment No. 4, for the years ended December 31, 1999 and 1998, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of World Access for the year ended December 31, 1997 incorporated in this prospectus by reference to the Annual Report on Form 10-K/A, Amendment No. 4, of World Access for the year ended December 31, 1999 have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, independent accountants, dated March 5, 1998, except for the discontinued operations described in Note C, which are as of March 14, 2000, given on the authority of that firm as experts in auditing and accounting.

     The consolidated financial statements of FaciliCom International, Inc. and subsidiaries incorporated in this prospectus by reference to the World Access Current Report on Form 8-K dated December 7, 1999, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent certified public accountants, have audited the consolidated financial statements of Long Distance International, Inc. at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus. The Long Distance International, Inc. financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of STAR are incorporated in this prospectus by reference to STAR's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on September 11, 2000, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 14, 2000 with respect thereto, which is also incorporated by reference into this prospectus, and are so incorporated in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of WorldxChange at September 30, 1999, and for each of the two years in the period ended September 30, 1999, as set forth in their report. The WorldxChange financial statements are included in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     BDO Deutsche Warentreuhand, independent auditors, have audited the consolidated financial statements of TelDaFax AG at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report. The TelDaFax financial statements are included in this prospectus in reliance on BDO Deutsche Warentreuhand's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities laws require us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy this information at the following SEC locations:

Public Reference Room   New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W.  Seven World Trade Center  Northwest Atrium Center
Room 1024               Suite 1300                500 West Madison Street
Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                  Chicago, Illinois 60661

     You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the Commission. You can also inspect information about us at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement that we filed with the Commission and omits certain information contained in the registration statement as permitted by the Commission. Additional information about the Company and our common stock is contained in the registration statement on Form S-3 of which this prospectus forms a part, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the street address or Internet site listed above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling security holders sell all their shares offered by this prospectus.

     World Access has filed the following documents with the Commission:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on August 4, 2000, September 11, 2000, October 6, 2000 and November 13, 2000 (File Number 0-29782);

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Form 10-Q/A filed on August 4, 2000, September 11, 2000 and October 6, 2000 (File Number 0-29782);

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by Form 10-Q/A filed on September 11, 2000 and October 6, 2000 (File Number 0-29782);

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File Number 0-29782);

     - Our Current Report on Form 8-K filed on December 15, 2000 (event date:
       December 14, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed on December 7, 2000 (event date:
       December 6, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed on June 26, 2000 (event date: June 14, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed on June 26, 2000 (event date: June 7, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed April 18, 2000 (event date: April 10, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of WorldxChange (event date: February 11, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of STAR Telecommunications (event date: February 11,
       2000)(File Number 0-29782);

     - Our Current Report on Form 8-K filed February 28, 2000 (event date:
       February 11, 2000), as amended by Forms 8-K/A filed on April 26, 2000 and August 4, 2000 (File Number 0-29782);

     - Our Current Report on Form 8-K filed February 9, 2000 (event date:
       February 2, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed December 22, 1999 (event date:
       December 7, 1999), as amended by Forms 8-K/A filed on February 22, 2000, August 4, 2000 and September 11, 2000 (File Number 0-29782);

     - The risk factors included in our Registration Statement on Form S-4 (Registration No. 333-37750), filed with the Commission on May 24, 2000, as amended by Amendment No. 1 to Form S-4 filed on August 7, 2000, Amendment No. 2 to Form S-4 filed on September 12, 2000, Amendment No. 3 to Form S-4 filed on October 10, 2000, and Amendment No. 4 to Form S-4 filed on November 14, 2000;

     - The risk factors included in our Registration Statement on Form S-4 (Registration No. 333-44864), filed with the Commission on August 31, 2000, as amended by Amendment No. 1 to Form S-4 filed on November 14, 2000; and

     - Our description of common stock included in the Registration Statement on Form S-4 (No. 333-67025), filed on November 10, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
         945 E. Paces Ferry Road
         Suite 2200
         Atlanta, Georgia 30326
         Attention:   Ms. Michele Wolf
                      Vice President, Investor Relations
         Telephone:  (404) 231-2025

     STAR Telecommunications, Inc. has filed the following documents with the
Commission:

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed on November 20, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by Form 10-Q/A filed on October 10, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Form 10-Q/A filed on October 10, 2000; and

     - Annual Report on Form 10-K for fiscal year ended December 31, 1999, as amended by Form 10-K/A filed on September 11, 2000.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling security holders cannot offer any of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

     We have not authorized anyone, including brokers and dealers, to give any information or make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person. This prospectus does not constitute an offer to sell or solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----

COMMUNICATIONS TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE
  COMMUNICATIONS
Report of Ernst & Young LLP, Independent Auditors...........   F-2
Consolidated Balance Sheets as of September 30, 2000
  (Unaudited) and 1999......................................   F-3
Consolidated Statements of Operations for the year ended
  September 30, 2000 (Unaudited) and each of the two years
  in the period ended September 30, 1999....................   F-4
Consolidated Statements of Shareholders' Deficit and
  Comprehensive Income/Loss for the year ended September 30,
  2000 (Unaudited) and each of the two years in the period
  ended September 30, 1999..................................   F-5
Consolidated Statements of Cash Flows for the year ended
  September 30, 2000 (Unaudited) and each of the two years
  in the period ended September 30, 1999....................   F-6
Notes to Consolidated Financial Statements..................   F-7

TELDAFAX AG
Independent Auditors' Report................................  F-27
Consolidated Balance Sheets as of September 30, 2000
  (Unaudited), December 31, 1999 and 1998...................  F-28
Consolidated Statements of Operations for the nine months
  ended September 30, 2000 (Unaudited) and 1999 (Unaudited)
  and each of the three years in the period ended December
  31, 1999..................................................  F-29
Consolidated Statements of Shareholders' Deficit and
  Comprehensive of Changes in Combined Equity Shareholder's
  Funds for the nine months ended September 30, 2000
  (Unaudited) and each of the three years in the period
  ended December 31, 1999...................................  F-30
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 2000 (Unaudited) and 1999 (Unaudited)
  and each of the three years in the period ended December
  31, 1999..................................................  F-31
Notes to the Consolidated Financial Statements..............  F-32

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Communications Telesystems International d.b.a.
WorldxChange Communications

     We have audited the consolidated balance sheet of Communications Telesystems International d.b.a. WorldxChange Communications as of September 30, 1999 and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communications Telesystems International d.b.a. WorldxChange Communications at September 30, 1999 and the consolidated results of its operations and its cash flows for each of the two years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

San Diego, California
December 10, 1999,
except for the second
and eleventh paragraphs of
Note 5 as to which the
date is May 22, 2000

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 2000         1999
                                                              -----------   ---------
                                                              (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................   $  12,123    $  38,030
  Accounts receivable, net of allowance of $26,563 at
    September 30, 2000 (unaudited) and $9,590 at September
    30, 1999................................................     133,198       54,991
  Prepaid expenses and other current assets.................      11,331        8,224
                                                               ---------    ---------
         Total current assets...............................     156,652      101,245
Equipment and leasehold improvements, net...................     193,257      114,765
Intangible assets...........................................      88,208       12,194
Other assets................................................       3,464        6,798
                                                               ---------    ---------
         Total assets.......................................   $ 441,581    $ 235,002
                                                               =========    =========

                        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accrued network costs.....................................   $ 162,736    $  83,993
  Accounts payable..........................................     103,989       13,770
  Accrued taxes.............................................      12,871        3,734
  Accrued interest..........................................       8,511          634
  Other accrued liabilities.................................      17,761       11,965
  Payable to related parties................................       2,696           --
  Deferred revenue..........................................       4,309        3,941
  Current portion of long-term debt.........................     190,394        9,799
  Current portion of capital lease obligations..............      13,825       10,582
                                                               ---------    ---------
         Total current liabilities..........................     517,092      138,418
Long-term debt..............................................      34,427      100,324
Capital lease obligations...................................      28,655       29,395
Other long-term liabilities.................................       3,162        1,918
                                                               ---------    ---------
         Total liabilities..................................     583,336      270,055
Shareholders' deficit:
  Preferred Stock, no par value; Authorized
    shares -- 10,000,000:
    Series A Cumulative Preferred Stock; Issued and
     outstanding 30,000 at September 30, 2000 (unaudited)
     and September 30, 1999; liquidation preference of
     $30,000................................................      30,000       30,000
  Common Stock, no par value; Authorized
    shares -- 100,000,000, Issued and outstanding 42,613,954
    at September 30, 2000 (unaudited), and 36,965,911 at
    September 30, 1999......................................     148,056       99,047
  Notes receivable from shareholders........................      (1,988)      (1,474)
  Accumulated deficit.......................................    (303,580)    (160,221)
  Accumulated other comprehensive loss......................     (14,243)      (2,405)
                                                               ---------    ---------
         Total shareholders' deficit........................    (141,755)     (35,053)
                                                               ---------    ---------
         Total liabilities and shareholders' deficit........   $ 441,581    $ 235,002
                                                               =========    =========

                            See accompanying notes.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                  YEARS ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                 2000         1999       1998
                                                              -----------   --------   --------
                                                              (UNAUDITED)
Revenues....................................................   $ 524,442    $421,580   $398,867
Operating expenses:
  Cost of services (exclusive of depreciation and
     amortization shown separately below)...................     433,773     328,334    287,312
  Selling, general and administrative.......................     172,714     124,112    114,897
  Depreciation and amortization.............................      48,200      17,705     12,332
                                                               ---------    --------   --------
          Total operating expenses..........................     654,687     470,151    414,541

Operating loss..............................................    (130,245)    (48,571)   (15,674)
Reimbursement from World Access of net losses under
  Management Agreement......................................      22,688          --         --
Interest expense............................................      31,418      16,883     11,947
Other expense, net..........................................       1,702         648      1,378
                                                               ---------    --------   --------
Loss before minority interest...............................    (140,677)    (66,102)   (28,999)
Minority interest...........................................          --       2,251      1,546
                                                               ---------    --------   --------
Net loss....................................................    (140,677)    (63,851)   (27,453)
  Preferred stock dividends.................................       2,682           2          7
                                                               ---------    --------   --------
Net loss applicable to common shareholders..................   $(143,359)   $(63,853)  $(27,460)
                                                               =========    ========   ========

                            See accompanying notes.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT AND
                           COMPREHENSIVE INCOME/LOSS
                             (DOLLARS IN THOUSANDS)

                                          SERIES A             SERIES B
                                         CUMULATIVE           CUMULATIVE
                                      PREFERRED STOCK      PREFERRED STOCK         COMMON STOCK        NOTES RECEIVABLE
                                     ------------------   ------------------   ---------------------         FROM
                                     SHARES     AMOUNT    SHARES     AMOUNT      SHARES      AMOUNT      SHAREHOLDERS
                                     -------   --------   -------   --------   ----------   --------   ----------------
BALANCE AT OCTOBER 1, 1997.........      23    $     7         --   $    --    27,734,000   $   258        $    --
Dividends on Series A
Preferred Stock....................      --         --         --        --            --        --             --
Issuance of Common Stock...........      --         --         --        --       788,127    10,000             --
Exercise of options/warrants.......      --         --         --        --        54,425        39             --
Comprehensive loss:
Net loss...........................      --         --         --        --            --        --             --
Foreign currency translation
 adjustment........................      --         --         --        --            --        --             --
      Total comprehensive loss.....
                                     ------    -------    -------   -------    ----------   --------       -------
BALANCE AT SEPTEMBER 30, 1998......      23          7         --        --    28,576,552    10,297             --
Repurchase of Series A
Cumulative Preferred Stock.........     (23)        (7)        --        --            --        --             --
Dividends on Series A
Preferred Stock....................      --         --         --        --            --        --             --
Issuance of Series A
Cumulative Preferred Stock.........  30,000     30,000         --        --            --        --             --
Issuance of Common Stock...........      --         --         --        --     8,153,120    87,102             --
Exercise of options/warrants.......      --         --         --        --       236,239     1,648             --
Notes receivable for sales of
 common stock......................      --         --         --        --            --        --         (1,474)
Comprehensive loss:
Net loss...........................      --         --         --        --            --        --             --
Foreign currency translation
 adjustment........................      --         --         --        --            --        --             --
      Total comprehensive loss.....
                                     ------    -------    -------   -------    ----------   --------       -------
BALANCE AT SEPTEMBER 30, 1999......  30,000     30,000         --        --    36,965,911    99,047         (1,474)
Dividends on Series A Cumulative
 Preferred Stock (unaudited).......      --         --         --        --            --        --             --
Issuance of Series B Cumulative
 Preferred Stock
 net of issuance cost of $1,342
   (unaudited).....................      --         --     50,000    48,658            --        --             --
Conversion of Series B Cumulative
 Preferred Stock into Common Stock
 (unaudited).......................      --         --    (50,000)  (48,658)    5,555,550    48,658             --
Exercise of options/warrants
 (unaudited).......................      --         --         --        --        92,493       351             --
Notes receivable for sales of
 common stock (unaudited)..........      --         --         --        --            --        --           (514)
Comprehensive loss:
Net loss (unaudited)...............      --         --         --        --            --        --             --
Foreign currency translation
 adjustment (unaudited)............      --         --         --        --            --        --             --
      Total comprehensive loss
       (unaudited).................
                                     ------    -------    -------   -------    ----------   --------       -------
BALANCE AT SEPTEMBER 30, 2000
 (UNAUDITED).......................  30,000    $30,000         --   $    --    42,613,954   $148,056       $(1,988)
                                     ======    =======    =======   =======    ==========   ========       =======


                                                    ACCUMULATED
                                                       OTHER           TOTAL
                                     ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                       DEFICIT         LOSS           DEFICIT
                                     -----------   -------------   -------------
BALANCE AT OCTOBER 1, 1997.........   $ (68,908)     $   (237)       $ (68,880)
Dividends on Series A
Preferred Stock....................          (7)           --               (7)
Issuance of Common Stock...........          --            --           10,000
Exercise of options/warrants.......          --            --               39
Comprehensive loss:
Net loss...........................     (27,453)           --          (27,453)
Foreign currency translation
 adjustment........................          --        (3,292)          (3,292)
                                                                     ---------
      Total comprehensive loss.....                                    (30,745)
                                      ---------      --------        ---------
BALANCE AT SEPTEMBER 30, 1998......     (96,368)       (3,529)         (89,593)
Repurchase of Series A
Cumulative Preferred Stock.........          --            --               (7)
Dividends on Series A
Preferred Stock....................          (2)           --               (2)
Issuance of Series A
Cumulative Preferred Stock.........          --            --           30,000
Issuance of Common Stock...........          --            --           87,102
Exercise of options/warrants.......          --            --            1,648
Notes receivable for sales of
 common stock......................          --            --           (1,474)
Comprehensive loss:
Net loss...........................     (63,851)           --          (63,851)
Foreign currency translation
 adjustment........................          --         1,124            1,124
                                                                     ---------
      Total comprehensive loss.....                                    (62,727)
                                      ---------      --------        ---------
BALANCE AT SEPTEMBER 30, 1999......    (160,221)       (2,405)         (35,053)
Dividends on Series A Cumulative
 Preferred Stock (unaudited).......      (2,682)           --           (2,682)
Issuance of Series B Cumulative
 Preferred Stock
 net of issuance cost of $1,342
   (unaudited).....................          --            --           48,658
Conversion of Series B Cumulative
 Preferred Stock into Common Stock
 (unaudited).......................          --            --               --
Exercise of options/warrants
 (unaudited).......................          --            --              351
Notes receivable for sales of
 common stock (unaudited)..........          --            --             (514)
Comprehensive loss:
Net loss (unaudited)...............    (140,677)           --         (140,677)
Foreign currency translation
 adjustment (unaudited)............          --       (11,838)         (11,838)
                                                                     ---------
      Total comprehensive loss
       (unaudited).................                                   (152,514)
                                      ---------      --------        ---------
BALANCE AT SEPTEMBER 30, 2000
 (UNAUDITED).......................   $(303,580)     $(14,243)       $(141,755)
                                      =========      ========        =========

                            See accompanying notes.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                   YEARS ENDED SEPTEMBER 30,
                                                              ------------------------------------
                                                                 2000          1999        1998
                                                              -----------   ----------   ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net loss....................................................   $(140,677)   $  (63,851)  $ (27,453)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Provision for bad debt....................................      26,980        15,202      15,170
  Depreciation and amortization.............................      48,200        17,705      12,332
  Deferred revenue..........................................      (1,838)        3,255      (2,275)
  Minority interest.........................................           -        (2,251)     (1,546)
  Changes in operating assets and liabilities:
    Accounts receivable.....................................     (66,344)      (31,227)       (391)
    Receivables from related parties........................           -        (1,448)     (1,864)
    Prepaid expenses and other assets.......................      14,467        (4,740)     (5,551)
    Accrued network costs...................................      55,872        34,629     (12,255)
    Accounts payable........................................      (1,620)       (1,031)     (1,584)
    Other accrued liabilities...............................      50,095         2,208      (6,318)
                                                               ---------    ----------   ---------
         Net cash used in operating activities..............     (14,865)      (31,549)    (31,735)
INVESTING ACTIVITIES
Acquisition of equipment and leasehold improvements.........     (12,746)      (27,633)    (11,990)
Acquisition of ACC Europe, net of cash acquired.............     (55,745)            -           -
                                                               ---------    ----------   ---------
         Net cash used in investing activities..............     (68,491)      (27,633)    (11,990)
FINANCING ACTIVITIES
Proceeds from revolving credit agreement....................     303,695       283,485     256,535
Repayments on revolving credit agreement....................    (296,727)     (278,407)   (255,885)
Proceeds from issuance of long-term debt....................      35,725             -      55,152
Repayment of long-term debt, subordinated debentures, loans
  payable and capital leases................................     (33,221)      (30,433)     (5,299)
Payment of dividends on preferred stock.....................           -            (2)         (7)
Proceeds from the issuance of preferred stock...............      48,658        30,000           -
Proceeds from issuance of common stock......................          20        71,648      10,039
Repurchase of preferred stock...............................           -            (7)          -
                                                               ---------    ----------   ---------
         Net cash provided by financing activities..........      58,150        76,284      60,535
Effect of exchange rate changes on cash.....................        (701)           11        (219)
                                                               ---------    ----------   ---------
         Net increase (decrease) in cash and cash
           equivalents......................................     (25,907)       17,113      16,591
Cash and cash equivalents at beginning of year..............      38,030        20,917       4,326
                                                               ---------    ----------   ---------
Cash and cash equivalents at end of year....................   $  12,123    $   38,030   $  20,917
                                                               =========    ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest..................................................   $  21,341    $    9,248   $   6,686
  Income taxes..............................................           -             2           8
NON-CASH INVESTING AND FINANCING ACTIVITIES
Assets acquired by incurring capital lease obligations or
  long-term debt............................................      31,549        53,391      10,421
Common stock issued in exchange for the acquisition of
  certain minority interest.................................           -        17,102           -
Debt issued in conjunction with acquisition of ACC..........      53,000             -           -

                            See accompanying notes.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

1. BUSINESS ACTIVITY

     Communications TeleSystems International d/b/a WorldxChange Communications ("WorldxChange"), a California corporation, is a facilities-based telecommunications carrier that provides international and domestic long-distance service to retail and carrier customers. Our retail base is comprised of residential and commercial customers. Our wholesale base is comprised of other U.S. and foreign telecommunications carriers and resellers. We have established retail and carrier operations in the United States, the Pacific Rim, Canada, Europe and Latin America. WorldxChange also provides operator, debit/calling card service, toll free, private line and other enhanced services.

     WorldxChange has established operations in the United Kingdom, France, Germany, Belgium, The Netherlands, Australia, New Zealand and Canada through wholly-owned subsidiaries. WorldxChange has additional subsidiaries domiciled in various other countries; however, the activity of these subsidiaries to date has not been significant.

     The revenue from WorldxChange's international operations continues to increase as a percentage of total revenue. For the years ended September 30, 1998, 1999 and 2000 international revenue, including Canada, represented approximately 20%, 22% and 47% of WorldxChange's total revenue, respectively.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements have been prepared assuming that WorldxChange will continue as a going concern. WorldxChange has experienced recurring losses and has a deficiency in working capital and shareholders' equity. WorldxChange's rapid growth and investments for additional anticipated growth have required significant capital. Historically, WorldxChange's capital needs have been met primarily through a combination of a revolving credit facility, debt, lease financing, cash flows from operations and private placement equity offerings. In February 2000, WorldxChange executed a definitive merger agreement with World Access, Inc. ("World Access") (See Note 13). As of December 14, 2000, the shareholders of WorldxChange and World Access have approved the merger and Management believes that the merger will be consummated before December 31, 2000. On August 1, 2000, the Company entered into an Executive Management Services Agreement ("Management Agreement")(See Note 13) with World Access. Under this agreement, World Access has assumed all financial responsibility related to the operations of WorldxChange subsequent to August 1, 2000. The duration of the Management Agreement is indefinite but can be terminated in certain limited circumstances. Although WorldxChange believes it unlikely that the Management Agreement would be terminated, in such event WorldxChange would be required to raise substantial additional debt or equity financing or seek out another merger partner. There can be no assurance that WorldxChange would be able to obtain such financing or find another merger partner, which may impact its ability to continue as a going concern. The accompanying September 30, 2000 financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of WorldxChange to continue as a going concern.

  Unaudited Financial Information

     The accompanying financial statements at September 30, 2000 and for the year then ended are unaudited but include all adjustments (consisting of normal recurring accruals), which in the opinion of

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

management, are necessary for a fair presentation of the statement of financial position and operating results and cash flows.

  Consolidation

     The accompanying consolidated financial statements include the accounts of WorldxChange and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash Equivalents

     Cash equivalents are highly liquid investments purchased with maturities of three months or less when purchased.

  Foreign Currency

     Assets and liabilities of operations outside the United States, for which the functional currency is not U.S. dollars, are translated into U.S. dollars using the exchange rate in effect at each period end. Revenues and expenses are translated at the average exchange rate prevailing during the period. Cumulative translation adjustments are included as a separate component of shareholders' deficit. Exchange gains and losses from foreign currency transactions are included in "Other (income) expense," in the accompanying Consolidated Statements of Operations.

  Concentration of Credit Risk

     WorldxChange's customer base is comprised of several hundred carrier customers and over 750,000 residential and commercial users of its direct dial long distance telephone services, as well as hotels and other users of its operator-assisted long distance telephone services. These customers are located principally throughout the United States (U.S.) and Europe, and to a much lesser extent in the Pacific Rim, Latin America, and Canada. WorldxChange's U.S. revenues from residential and smaller commercial users are billed and collected by local exchange carriers (LECs). These LECs pass through to WorldxChange their collection experience with customers billed under these billing agreements. WorldxChange direct bills carrier and certain commercial customers in the U.S. and direct bills all customers in its international markets. WorldxChange performs credit evaluations of the financial condition of these direct bill customers, and may require a deposit in certain circumstances. Revenue is reported net of estimated customer credits which are provided for in the financial statements at the same time the corresponding revenue is recognized. The Company periodically estimates its reserve requirements for uncollectable accounts, and the bad debt expense is included in selling, general and administrative expense. No one customer accounted for more than 10% of revenues for any period during fiscal 2000, 1999, and 1998.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements are recorded at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the assets (generally two to seven years). Equipment under capital leases are recorded at the net present value of the minimum lease payments and are amortized over the shorter of the useful life of the asset or the lease term (ranging from three to seven years). Interests in international undersea and on-land fiber-optic cable systems are amortized over their

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

estimated useful lives, typically 20 years. Total depreciation expense for the fiscal years ended September 30, 2000, 1999 and 1998 was $38,873,000, $17,705,000 and $12,332,000.

  Installation Costs

     Installation costs consists of costs incurred by WorldxChange for the expansion of its switching capacity and related network. These costs also include dialer installation costs incurred upon establishing network services with certain operator services customers. These costs are amortized using the straight-line method over three years.

  Impairment of Long-Lived Assets

     The Company evaluates impairment of long-lived assets pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management periodically evaluates property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate the assets may be impaired. This evaluation consists of comparing estimated future cash flows (undiscounted and without interest charges) over the remaining life of the asset to its carrying value. When such evaluation results in a deficiency, the asset is written down to its estimated fair value.

  Accrued Network Costs

     Accrued network costs represent an estimate for cost of network services received from third party telecommunications companies for which WorldxChange has not been invoiced. The estimates are based upon vendor contract rates and actual minutes utilized per WorldxChange's records.

  Minority Interest

     Certain of WorldxChange's subsidiaries have sold stock to outside investors. Income or losses from these operations are allocated to minority shareholders based on ownership percentages. Losses in excess of the amounts invested by the minority shareholders are absorbed by WorldxChange. In September 1999, WorldxChange issued 1,554,763 shares of its common stock in exchange for the shares held by certain minority shareholders of its Australian subsidiary and a related holding company (Note 8). At September 30, 1999 and 2000 a 2.2% minority interest remains in a WorldxChange subsidiary.

  Stock-Based Compensation

     As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, WorldxChange accounts for compensation expense under its stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Pro forma disclosure of net loss, as if the fair value-based method had been applied in measuring compensation expense, is presented in Note 8.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

  Revenue Recognition

     Revenue is recognized as long distance telecommunications services are provided. Prepaid calling card revenue is reported net of selling discounts and recorded when minutes are used. Deferred revenue relates to amounts received from or billed to customers prior to WorldxChange providing telecommunications services.

  Cost of Services

     Cost of services is exclusive of depreciation and amortization related to the services network which is included in "Depreciation and amortization" presented separately on the consolidated statements of operations.

  Advertising

     WorldxChange charges advertising costs to expense as the costs are incurred. Total advertising expense was $14,117,000, $19,118,000 and $17,129,000 for the years ended September 30, 1998, 1999 and 2000, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Comprehensive Income

     Effective April 1, 1998, WorldxChange adopted SFAS No. 130, Reporting Comprehensive Income. This statement requires that all components of comprehensive income be reported, net of any related tax effect, in the financial statements in the period in which they are recognized. The components of comprehensive income for WorldxChange include net loss and foreign currency translation adjustments.

  Segment Information

     Effective October 1, 1998, WorldxChange adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement requires disclosures of certain information about WorldxChange's operating segments, products, geographic areas in which it operates and its major customers. This information is presented in Note 12.

  Fair Values of Financial Instruments

     WorldxChange believes that the carrying amounts of its cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities, long-term debt and capital lease obligations approximate their fair market values due to their short-term nature or variable interest rates.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

  New Accounting Standards

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In May 1999, the FASB voted to delay the effective date of SFAS No. 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS No. 133, all derivatives must be recognized as assets and liabilities and measured at fair value. WorldxChange does not expect the adoption of SFAS No. 133 to have a material impact on its consolidated financial position or results of operations.

  Reclassifications

     Certain prior period amounts have been reclassified to conform with the current period presentation.

3. ACQUISITIONS

     In December 1998, WorldxChange completed a business combination with CTS Telcom, Inc. and WorldxChange Limited, affiliates under common ownership and management control, both of which have been accounted for in a manner similar to a pooling-of-interests. WorldxChange issued 278,000 shares in connection with the acquisition of WorldxChange Limited, and no consideration was paid for the acquisition of CTS Telcom. The accompanying pooled consolidated financial statements are derived from the combined historical financial statements of CTS Telcom, WorldxChange Limited and WorldxChange. All significant intercompany accounts and transactions have been eliminated.

     Net revenues and net loss for fiscal 1998 preceding the merger by entity are as follows (in thousands):

                                                                NET        NET
                                                              REVENUES     LOSS
                                                              --------   --------
  WxC.......................................................  $394,232   $(24,932)
  CTS Telcom................................................    16,343     (2,099)
  WxL New Zealand...........................................    21,204       (422)
  Eliminations..............................................   (32,912)        --
                                                              --------   --------
  Combined..................................................  $398,867   $(27,453)
                                                              ========   ========

     On November 4, 1999, WorldxChange acquired the outstanding shares of certain European subsidiaries of ACC Corp, a subsidiary of AT&T. The operations of these subsidiaries are located in the United Kingdom, Germany, France and Italy. As part of this transaction, WorldxChange also acquired from ACC Corp a switch located in the United States and certain indefeasible rights of use of a transatlantic telecommunications cable system. The $113 million purchase price for this transaction was comprised of $60 million cash and a $53 million, 12% per annum interest rate note due on or before December 28, 2000. The acquisition has been accounted for as a purchase, and accordingly, the excess purchase price over the fair value of the net assets acquired of approximately $85.0 million has been allocated to goodwill and customer base based on management's estimates. Goodwill is being amortized on a straight-line basis over twenty years and the customer base is being amortized over five years.

     WorldxChange financed $50 million of the cash payment through the issuance in November 1999 of 50,000 shares of Series B Convertible Preferred Stock to two existing shareholders for $50 million. The

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

Series B Convertible Preferred Stock has a liquidation preference of $1,000 per share. In May 2000, the Series B Convertible Preferred Stock was converted into 5,555,550 shares of common stock.

     Assuming that the acquisition of ACC Corp. had occurred on the first day of WorldxChange's fiscal year ended September 30, 1998, pro forma condensed consolidated results of operations would have been as follows (in thousands):

                                                                  YEARS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1999        1998
                                                              ---------   --------
                                                                  (UNAUDITED)
Revenues....................................................  $ 581,826   $517,670
Net loss....................................................   (128,654)   (47,765)

4. BALANCE SHEET INFORMATION

  Sale of Accounts Receivable with Recourse

     WorldxChange sells certain receivables, subject to full recourse provisions, to Zero Plus Dialing Incorporated (ZPDI), one of WorldxChange's providers of billing and collection services. At September 30, 1999 the outstanding balance of such accounts for which WorldxChange is contingently liable was approximately $1,962,000. No amounts were outstanding under this arrangement at September 30, 2000.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements consist of the following (in thousands):

                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 2000         1999
                                                              -----------   --------
                                                              (UNAUDITED)
Telecommunications equipment and cables.....................   $220,743     $125,190
Computer equipment and software.............................     33,856       15,365
Office furniture, equipment and vehicles....................     12,912        9,745
Leasehold improvements......................................     11,404        3,147
Equipment in progress.......................................         --       10,266
                                                               --------     --------
                                                                278,915      163,713
Accumulated depreciation and amortization...................    (85,658)     (48,948)
                                                               --------     --------
                                                               $193,257     $114,765
                                                               ========     ========

     Telecommunications equipment and cables include eight indefeasible rights of use in cable systems amounting to $41,892,000 and eleven ownership interests in international cables amounting to $15,605,000 at September 30, 1999. As of September 2000, WorldxChange had indefeasible rights of use in cable systems amounting to $60,891,000 and ownership interests in international cables amounting to $17,140,000. These assets are amortized over the life of the agreements of 15 to 20 years.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

  Intangible Assets

     Intangible assets, including goodwill from acquisitions, representing the excess of purchase price paid over the value of net assets acquired, consisted of the following:

                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                 2000        1999
                                                              -----------   -------
                                                              (UNAUDITED)
Goodwill....................................................    $80,467     $12,194
Customer base...............................................     17,068          --
                                                                -------     -------
                                                                 97,535      12,194
Accumulated amortization....................................     (9,327)         --
                                                                -------     -------
                                                                $88,208     $12,194
                                                                =======     =======

     The Company amortizes goodwill and customer base to expense on a straight-line basis over 20 years and 5 years, respectively. The Company reviews the net carrying value of intangibles, including goodwill, on a regular basis, and if deemed necessary, charges are recorded against current operations for any impairment in the value of these assets. Such reviews include an analysis of current results and take into consideration the undiscounted value of projected operating cash flows. Intangibles are removed from the books when fully amortized. Amortization expense for fiscal 2000, 1999 and 1998 was $9,327, $0 and $0, respectively.

5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 2000          1999
                                                              -----------   ----------
                                                              (UNAUDITED)
Unsecured subordinated note balance due December 2000 with
  interest payable at maturity of 12%.......................  $   53,000    $       --
Secured subordinated note, balance due November 2000 with
  interest payable quarterly at 12.5%.......................      45,200        45,200
Unsecured note due February 2002 with varying monthly
  principal payments from $300,000 to $1,250,000. The unpaid principal bears interest at 13.0%, which is payable at
  maturity..................................................      15,101            --
Term loan due October 2000, with principal reductions of
  $300,000 due monthly and interest payable monthly at prime plus 5.00% (14.5% at September 30, 2000) and prime plus
  6.75% (15.00% at September 30, 1999)......................       2,900         4,600
Loan and security agreement payable upon collections of
  accounts receivable with interest payable monthly at prime rate plus 1.75% (11.25% at September 30, 2000) and prime
  plus 2.75% (11.00% at September 30, 1999).................      30,000        24,362
Term loan due February 2001 with interest payable at a per
  annum rate equal to 11.0%.................................      35,725            --

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 2000          1999
                                                              -----------   ----------
                                                              (UNAUDITED)
Note payable due March 2004, with principal and interest
  payments payable in monthly installments of $184,000 at
  12.00%....................................................       6,148         7,521
Notes payable due June 2004 to March 2005, with aggregate
  monthly principal and interest payments at 12% due in
  monthly installments of $355,000 at September 30, 2000 and
  $197,000 at September 30, 1999............................      16,932         8,693
Note payable due May 2004, with principal and interest
  payments payable in monthly installments of $323,000 at
  11.5%.....................................................      11,326        13,742
Note payable due August 2004, with principal and interest
  payments payable in monthly installments of $73,000 at
  11.5%.....................................................       2,714         3,247
Note payable due June 2004, with principal and interest
  payments payable in monthly installments of $57,000 at
  10%.......................................................       2,084         2,568
Note Payable due June 2002 with quarterly payments of
  $67,000...................................................         499            --
Note payable due May 2004 with principal and interest
  payments made payable in monthly installments of $93,000
  at 11%....................................................       3,104            --
Secured and unsecured notes, with principal and interest
  payments payable in quarterly installments, maturing at
  various dates through June 2002. Interest rates ranging
  from 10% to 14.25%........................................          88           190
                                                              ----------    ----------
                                                                 224,821       110,123
Less current portion........................................    (190,394)       (9,799)
                                                              ----------    ----------
                                                              $   34,427    $  100,324
                                                              ==========    ==========

     In March 1997, WorldxChange entered into a credit facility, which consists of an accounts receivable-based revolving credit facility and a term loan. In February and May 2000, the credit facility was amended to increase the maximum borrowing capacity, add a bridge loan, extend the maturity date of the revolving credit agreement and term loan and reduce the interest rate charge. The amended credit facility allows WorldxChange to borrow up to a maximum of $80.0 million, subject to certain restrictions and borrowing base limitations. The maximum available borrowing base under the revolving credit agreement is $30.0 million and is determined as a specified percentage of eligible accounts receivable. The balance outstanding on the revolving credit agreement is reduced by the application of payments received on collections of accounts receivable. The accounts receivable revolving credit facility had an outstanding balance of approximately $30.0 million at September 30, 2000. This facility bears interest at the prime rate plus 1.75% and is repaid through collections of accounts receivable. The term loan was issued in the amount of $5.0 million, which at September 30, 2000 had an outstanding balance of approximately $2.9 million, bears interest at the prime rate plus 5.00% and requires monthly reductions of principal of $300,000 plus interest. The bridge loan has a maximum borrowing availability of $45.0 million, bears interest at 11% and matures on February 11, 2001. The maturity date may be extended until October 1, 2003 by the bridge loan participant. As part of the amended agreement and the WorldxChange merger agreement, World Access agreed to participate in the bridge loan and agreed to fund the $45.0 million under the agreement. As of September 30, 2000, the outstanding balance on the bridge loan was $35.7

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

million and $9.3 million was available for borrowing. In total, as of September 30, 2000, WorldxChange had $68.6 million borrowed under the credit facility and $9.3 million available for borrowing. In November 2000, all outstanding amounts owed under this arrangement were paid off by World Access and the borrowing agreement was terminated. This transaction increased the amount WorldxChange owes to World Access.

     From May through August 1998, WorldxChange issued and sold subordinated promissory notes in the aggregate principal amounts of $55.0 million. These notes bear interest at 12.5% per annum, provide for quarterly payments of interest only and mature on November 30, 2000. These notes provide the lender the right to require WorldxChange to use a portion of the net proceeds from any private placement or public offering of WorldxChange's common stock to repay the notes. As of September 30, 1999 and 2000 the outstanding balance was $45,200,000.

     In addition, WorldxChange also issued a promissory note in August 1998 in the amount of $1.2 million representing accrued interest on the subordinated promissory notes. This note bears interest at the rate of 10.0% per annum, provides for quarterly payments of interest only and matures on November 30, 2000. In accordance with the terms of the note, this balance was repaid out of the proceeds of the private placement equity offerings.

     In July 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a transatlantic telecommunications cable system for $4,000,000. At September 30, 2000 the outstanding balance related to this agreement was $3,104,000.

     In October 1998, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a transatlantic telecommunications cable system for $8,250,000. The purchase was vendor financed with a note that bears interest at 12.0% per annum and provides for monthly payments of principal and interest. WorldxChange's obligations under this agreement are secured by a first-priority security interest in the leased capacity. At September 30, 2000 and September 30, 1999, the outstanding balance related to this agreement was $6,148,000 and $7,521,000, respectively.

     In February 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a nationwide fiber optic communications system. The initial fee for each capacity segment is calculated based on mileage between cities, as defined per the agreement. This purchase was vendor financed with notes that bear interest at 12.0% per annum and provide for payments in equal monthly installments of principal and interest. At September 30, 2000 and September 30, 1999, the outstanding balances related to this agreement were $16,932,000 and $8,693,000 respectively.

     In March 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a nationwide telecommunications network. Pursuant to this agreement, WorldxChange signed notes payable to the vendor for the purchase price. These notes bear interest at 11.5% per annum and provide for monthly payments of principal and interest. WorldxChange's obligations under this agreement are secured by a security interest in the leased capacity. At September 30, 2000 and September 30, 1999, the aggregate outstanding balance were approximately $14,040,000 and $16,989,000, respectively, which was comprised of two separate notes with balances outstanding of $11,326,000 and $2,714,000 at September 30, 2000.

     In June 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a fiber optic communications system for $2,969,000. The purchase was vendor financed with a note that bears interest at 10.0% per annum and provides for payments in equal monthly installments of principal

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

and interest, which are inclusive of all operation and maintenance fees. At September 30, 2000 and September 30, 1999, the outstanding balances related to this agreement were $2,084,000 and $2,568,000 respectively.

     In January 2000, WorldxChange secured a loan, which allows for borrowing of up to $15 million from a shareholder. The loan bears interest at 15% and becomes payable on December 31, 2000.

     In January 2000, WorldxChange negotiated payment terms with a network provider to finance outstanding invoices payable to the carrier. Under the terms of the agreement, the Company agreed to pay to the carrier a total of $24.1 million for services through August 31, 1999. Payments in the aggregate of $4.3 million were due and payable in monthly installments through September 30, 2000 and the remainder is payable in monthly installments of $1.25 million beginning October 2000. At September 30, 2000 $15.1 million remains outstanding and bears interest at 13%.

     Maturities of long-term debt as of September 30, 2000 (unaudited) are as follows (in thousands):

YEAR ENDING SEPTEMBER 30,
-------------------------
2001........................................................  $190,394
2002........................................................    12,315
2003........................................................    12,010
2004........................................................     9,135
2005........................................................       967
                                                              --------
          Total.............................................  $224,821
                                                              ========

6. COMMITMENTS AND CONTINGENCIES

  Leases

     WorldxChange leases its primary operating facilities under noncancellable operating leases which expire at various dates through March 2015. Certain of these leases contain escalation clauses based on inflation or fixed amounts and the leases generally require WorldxChange to pay utilities, insurance, taxes and other operating expenses. Rental expense under such leases was $8,618,000, $4,783,000, and $3,129,000, respectively, for the years ended September 30, 2000, 1999 and 1998.

     WorldxChange leases its switches and certain other telecommunication and computer equipment under capital leases, most of which contain bargain or fair market value purchase options. At September 30, 2000 and September 30, 1999 assets acquired under these leases have an original cost of $52,142,000 and $42,958,000, respectively, and accumulated amortization of $33,010,000 and $24,375,000, respectively. The amortization of these assets is included with depreciation and amortization expense presented in the Consolidated Statements of Operations.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

     Future minimum payments for capital leases and noncancellable operating leases with initial or remaining terms of one year or more as of September 30, 2000 (unaudited) are as follows (in thousands):

                                                              CAPITAL    OPERATING
YEAR ENDING SEPTEMBER 30,                                      LEASES     LEASES
-------------------------                                     --------   ---------
2001........................................................  $ 17,386    $ 4,047
2002........................................................    15,906      3,333
2003........................................................    10,070      2,343
2004........................................................     5,020      1,873
2005........................................................         7      1,803
Thereafter..................................................        --      1,383
                                                              --------    -------
Total minimum lease payments................................    48,389    $14,782
                                                                          =======
Less amount representing interest...........................     5,909
                                                              --------
Present value of minimum lease payments.....................    42,480
Less current portion........................................   (13,825)
                                                              --------
Amounts due after one year..................................  $ 28,655
                                                              ========

  Commitments for Undersea Cable and Land-based Fiber Optic Cable Systems

     WorldxChange has entered into three agreements to increase its ownership of undersea cables. These commitments will continue WorldxChange's further expansion in international markets, and are expected to require incremental capital expenditures of approximately $18.0 million. Of this balance, $4.0 million will be vendor financed at 11% interest, with monthly principal and interest payments over a four year amortization period. The remaining $14.0 million will be paid in installments of $6.8 million upon service delivery date and payments of $3.0 million and $4.2 million on the 1st and 2nd anniversaries of the service delivery dates, respectively. As of September 30, 1999 and September 30, 2000 these obligations remain outstanding.

     WorldxChange entered into an agreement during the year ended September 30, 1999 to acquire $25.0 million of capacity in land-based fiber optic cable systems. The vendor has agreed to finance 90% of the commitment at 12% interest, with monthly principal and interest payments over a five year amortization period. At September 30, 1999, WorldxChange has purchased for cash of approximately $10.0 million, leaving $15.0 million to be ordered. As of September 30, 2000, $3.2 million remained to be ordered.

7. INCOME TAXES

     Income taxes are provided for in accordance with the provisions of FASB Statement No. 109, Accounting for Income Taxes. Under this method, WorldxChange recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss carryforwards.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

     The significant components of WorldxChange's deferred tax assets and liabilities as of September 30, 2000 and 1999 are shown below (in thousands). At September 30, 2000, a valuation allowance of $93,041,000 has been recorded as realization of such net deferred assets is uncertain:

                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                 2000         1999
                                                              -----------   --------
                                                              (UNAUDITED)
Deferred tax assets:
  U.S. net operating loss carryforward......................   $ 57,968     $ 28,541
  Foreign net operating loss carryforwards..................     31,265       19,263
  Accrued liabilities and reserves..........................      4,725        4,263
  Other.....................................................         --           --
                                                               --------     --------
                                                                 93,958       52,067
Deferred tax liabilities:
  Depreciation and amortization.............................       (913)      (1,153)
  Other.....................................................         (4)         199
                                                               --------     --------
Net deferred tax assets.....................................     93,041       51,113
Deferred tax assets valuation allowance.....................    (93,041)     (51,113)
                                                               --------     --------
                                                               $     --     $     --
                                                               ========     ========

     At September 30, 2000, WorldxChange had net operating loss carryforwards available for federal, state and foreign tax purposes of approximately $153,000,000, $78,000,000 and $89,000,000 respectively. The federal tax loss carryforwards will begin expiring in 2007, unless previously utilized. The state tax loss carryforwards continue expiring in 2000 and will continue to expire through 2003, unless previously utilized. The Netherlands net operating loss carryforward in the amount of $9,480,000 will begin expiring in 2003. Other foreign loss carryforwards may be carried forward indefinitely. The realization of future domestic benefits from net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code if certain cumulative changes occur in WorldxChange's ownership.

8. SHAREHOLDERS' DEFICIT

  Common Stock

     In September 1998, WorldxChange completed a private placement for the issuance of 1,659,214 shares of common stock. WorldxChange issued 788,127 shares of common stock in September 1998 for $10,000,000. The remaining 871,087 shares of common stock were issued in December 1998 for another $10,000,000. During fiscal 1999, WorldxChange issued 5,727,000 shares of common stock for proceeds of $60,000,000.

     In September 1999, WorldxChange issued 1,554,763 shares of its common stock in exchange for minority interests held in certain of its subsidiaries. The acquisition was accounted for under the purchase method of accounting at a value of $17,102,000, or $11.00 per share. The excess value of the stock issued over the minority interest balance at September 30, 1999 was recorded as goodwill of $12,194,000. This intangible asset is being amortized on a straight-line basis over 20 years.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

  Preferred Stock

     As of September 30, 1998, WorldxChange had 23 shares of Series A Cumulative Preferred Stock outstanding. The shares were non-voting and entitled the holders to certain annual cumulative dividends. During fiscal 1999, all 23 shares were repurchased by WorldxChange.

     In August 1999, WorldxChange issued 30,000 shares of Series A Convertible Preferred Stock for $30,000,000. The holders of the Series A Convertible Preferred Stock are entitled to receive an annual cash dividend of $40 per share (an aggregate of $1,300,000 and $100,000 at September 30, 2000 and 1999,
respectively). The holders of the Series A Convertible Preferred Stock are entitled to certain antidilution rights and have liquidation rights senior to those of common shareholders.

     Each share of Series A Convertible Preferred Stock is convertible into
90.9091 shares of common stock. The stock is convertible at the option of the holder six months after issuance provided WorldxChange has not completed a public offering and no such offering is pending. The stock is automatically convertible: (i) six months from a completed registered public offering, provided there has been no other registered public offering during the course of the six months and no registered public offering is pending, or (ii) in the event there is no registered public offering, two years from the date of issuance, provided there is no registered public offering pending.

     In connection with the ACC acquisition, WorldxChange financed $50 million of the cash payment through the issuance in November 1999 of 50,000 shares of Series B Convertible Preferred Stock to two existing shareholders for $50 million. In May 2000 the Series B stock converted into 5,555,550 shares of common stock.

  Stock Options

     WorldxChange's 1996 Stock Option Plan provides for the granting of stock options to purchase, and the issuance of, up to 3 million shares to employees, non-exempt directors and consultants. Generally, options are granted at prices at least equal to fair value of WorldxChange's common stock on the date of grant as determined by WorldxChange's Board of Directors. In addition, certain officers and directors have been granted stock options outside the Plan.

     Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if WorldxChange had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the minimum value method and the following weighted average assumptions for fiscal year 1998, 1999 and 2000, respectively: risk free interest rate of 5.25%, 5.75% and 6.43%; expected option life of seven years; and no annual dividends.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The effects of applying SFAS 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income or loss in future years because they do not take into consideration pro forma compensation expenses related to grants made prior to fiscal 1996. WorldxChange's pro forma information follows:

                                                         2000          1999         1998
                                                      ----------- --------------  --------
                                                      (UNAUDITED) (IN THOUSANDS)
Pro forma net loss..................................   $(142,231) $(65,016)       $(28,176)
                                                       =========  ========        ========

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

     A summary of WorldxChange's stock option activity, including those issued outside of the plans and related information are as follows:

                                      SHARES                                      WEIGHTED-
                                     AVAILABLE      NUMBER          PRICE          AVERAGE
                                     FOR GRANT     OF SHARES      PER SHARE     EXERCISE PRICE
                                    -----------   -----------   -------------   --------------
Balance as of October 1, 1997.....      712,566     2,197,434   $  0.42-$7.00      $  2.84
  Additional shares reserved......    1,008,166            --              --           --
  Grants..........................   (1,377,453)    1,377,453   $ 7.00-$10.00         9.67
  Exercises.......................           --       (54,425)  $  0.67-$7.00         0.72
  Cancellations...................      320,162      (320,162)  $  4.33-$5.00         5.00
                                    -----------   -----------   -------------      -------
Balance as of September 30,
  1998............................      663,441     3,200,300   $ 0.42-$10.00         5.73
  Additional shares reserved......    4,000,000            --              --           --
  Grants..........................   (1,273,752)    1,273,752   $10.00-$11.00        10.34
  Exercises.......................           --      (236,239)  $ 0.67-$11.00         6.98
  Cancellations...................      495,391      (495,391)  $ 5.00-$10.00         9.06
                                    -----------   -----------   -------------      -------
Balance as of September 30,
  1999............................    3,885,080     3,742,422   $ 0.42-$11.00         6.85
  Grants (unaudited)..............   (1,574,081)    1,574,081   $ 3.52-$13.00         7.48
  Exercises (unaudited)...........           --       (92,493)  $ 0.42-$10.00         3.80
  Cancellations (unaudited).......    1,140,532    (1,140,532)  $ 5.00-$13.00         9.76
                                    -----------   -----------   -------------      -------
Balance as of September 30, 2000
  (unaudited).....................    3,451,531     4,083,478   $ 0.42-$13.00      $  6.32
                                    ===========   ===========   =============      =======

     The following table summarizes significant ranges of outstanding and exercisable options at September 30, 2000 (unaudited):

                              OUTSTANDING OPTIONS
                  -------------------------------------------      OPTIONS EXERCISABLE
                                 WEIGHTED                       --------------------------
                                 AVERAGE          WEIGHTED                     WEIGHTED
   RANGE OF                   REMAINING LIFE      AVERAGE                      AVERAGE
EXERCISE PRICES    SHARES        IN YEARS      EXERCISE PRICE    SHARES     EXERCISE PRICE
---------------   ---------   --------------   --------------   ---------   --------------
    $0.42-$3.52   1,131,575        3.96            $ 1.16         950,975       $ 0.71
    $3.62-$6.80   1,162,833        8.04              5.45         502,317         5.14
   $7.00-$10.00   1,221,572        8.10              9.66         604,905         9.47
  $11.00-$13.00     567,506        8.98             11.21         118,367        11.20
                  ---------        ----            ------       ---------       ------
                  4,083,485        7.06            $ 6.32       2,176,564       $ 4.74
                  =========        ====            ======       =========       ======

     The weighted average fair value at date of grant for options granted during fiscal 1998, 1999 and 2000 were $1.88, $2.52 and $3.46 per share, respectively.

9. RELATED PARTY TRANSACTIONS

  Affiliated Long Distance Companies

     In fiscal 1996, WorldxChange began utilizing long distance services from four affiliated companies owned by a relative of WorldxChange's officers/shareholders. Billings by the four affiliates for long distance services provided to WorldxChange were approximately $5,409,000 and $1,705,000 for the years

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

ended September 30, 1998 and 1999, respectively. Effective January 1999, WorldxChange terminated the agreements with these affiliates.

10. SAVINGS PLAN

     In January 1996, WorldxChange adopted a 401(k) Savings Plan covering substantially all employees that have been employed for at least one year and meet other age and eligibility requirements. Participants may elect to contribute up to six percent of their compensation. WorldxChange matches 25% of participant contributions. WorldxChange's matching contribution totaled $82,000, $100,000 and $116,000 during the years ended September 30, 1998, 1999 and 2000, respectively.

11. LITIGATION AND REGULATION

     WorldxChange is required under federal law and regulations to file tariffs showing rates, terms and conditions affecting its services. WorldxChange has filed interstate long distance tariffs with the FCC. The FCC has adopted an order that, with certain exceptions, rescinds the requirement that carriers such as WorldxChange maintain FCC tariffs and mandates that tariffs be withdrawn. The FCC stayed its order pending judicial review. If tariffs are eliminated, it will probably be necessary for WorldxChange to secure contractual agreements with its customers providing for many of the terms of its existing tariffs. Absent tariffs and contracts, WorldxChange believes that disputes could arise concerning the respective rights of WorldxChange and its customers, which could hinder WorldxChange's ability to collect its accounts receivable, increase WorldxChange's overall bad debt losses and collection expenses, and increase WorldxChange's exposure to unlimited damage claims. The FCC has not proposed to change its requirements that tariffs for international services be filed, and WorldxChange continues to file such tariffs.

     The intrastate long distance operations of WorldxChange are also subject to various state laws. The majority of states require certification or registrations. WorldxChange has secured the ability to offer intra-state service in forty-one states. Many states require tariff filing as well.

     WorldxChange has been successful in obtaining all necessary regulatory approvals to date, although revision of tariffs, authorities and approvals are being made on a continuing basis and many such requests are pending at any one time.

     Some states may assess penalties on long distance service providers for traffic sold prior to tariff approval. Such states may require refunds to be made to customers. It is the opinion of management that such penalties and refunds, if any, would not have a material adverse effect on the consolidated results of operations, financial position or liquidity of WorldxChange.

     In May 1997, the California Public Utilities Commission issued an order, which became effective in October 1997, revoking WorldxChange's Certificate of Public Convenience and Necessity in California and imposing certain other fines and penalties against WorldxChange based on the California Public Utilities Commission's findings that WorldxChange violated California laws and regulations requiring WorldxChange to obtain prior consumer authorization before switching consumers' long distance carriers. As a result of the revocation for WorldxChange's Certificate of Public Convenience and Necessity, WorldxChange cannot provide intrastate telecommunication services in California. In addition, WorldxChange must, among other things, (i) pay a $19.6 million fine to the state of California, $2 million of which has been paid with the balance suspended so long as WorldxChange is not found to have committed any future violations of California law or California Public Utilities Commission directives;

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

(ii) reimburse the California Public Utilities Commission for $100,000 in prosecution costs which has also been paid; and (iii) pay approximately $1.9 million in reparations to consumers, of which $1,211,000 was payable at September 30, 1999 with no remaining amounts outstanding at September 30, 2000.

     Under the California Public Utilities Commission's order, the suspension of WorldxChange's Certificate of Public Convenience and Necessity and the other sanctions and fines imposed on WorldxChange are binding on any successor of WorldxChange. WorldxChange may apply to the California Public Utilities Commission for reinstatement of the Certificate of Public Convenience and Necessity after October 22, 2000, although there can be no assurance that such reinstatement would be granted.

     In addition, WorldxChange is subject to certain legal, regulatory and administrative proceedings, claims and inquiries arising in the ordinary course of business, some of which involve claims for substantial amounts of damages. The ultimate outcome of such proceedings, claims or inquiries cannot be predicted at this time. It is management's opinion, after consultation with its legal counsel, that any such liability or possible restrictions placed on WorldxChange's operations resulting from the ultimate resolution of such proceedings, claims, and inquiries, beyond that provided, would not have a material effect on WorldxChange's consolidated financial position or WorldxChange's future consolidated results of operations or cash flows.

12. SEGMENT INFORMATION

     In 1999, WorldxChange adopted SFAS 131. The prior year's segment information has been restated to present three reportable operating segments. WorldxChange's segments are organized on the basis of geographic location and include North America, Pacific Rim and Europe. None of WorldxChange's operating segments have been aggregated.

     WorldxChange evaluates performance and allocates resources based on profit or loss from operations before interest expense, other income (loss) and minority interest. The accounting policies of the reportable segments are the same as those described in the basis of presentation and summary of significant accounting policies. Intersegment sales and transfers between geographic regions are accounted for at prices that approximate arm's length transactions. No single customer accounted for 10% or more of revenues in fiscal 2000, 1999, and 1998.

     WorldxChange's regional segments earn revenue from direct-dial long distance services as well as operator, debit/calling card, toll free, private line and other enhanced services to residential customers, other telecommunications carriers, and small to medium-sized businesses. Each of WorldxChange's reportable regions represents a strategic business segment that functions in an environment with common economic characteristics determined based on historical and expected future performance.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

     The Company markets its products domestically and internationally, with its principal international markets being Australia and Europe. The tables below contain information about the geographical areas in which the Company operates and represent information utilized by management to evaluate its operating segments. Revenues are attributed to countries based on location in which the sale originated. Long-lived assets are based on the country of domicile.

                                                        NORTH     PACIFIC
                                                       AMERICA      RIM      EUROPE      TOTALS
                                                       --------   -------   --------   ----------
September 30, 2000, and for the year then ended
  (unaudited) (in thousands)
  Sales to unaffiliated customers....................  $285,347   $52,186   $186,909   $  524,442
  Intersegment revenues..............................    36,184     5,451     16,882       58,517
                                                       --------   -------   --------   ----------
  Segment revenues...................................   321,531    57,637    203,791      582,959
  Depreciation and amortization......................    21,379     2,862     23,959       48,200
  Segment operating loss.............................   (73,151)  (10,918)   (46,176)    (130,245)
  Segment assets.....................................   698,255    30,738    305,210    1,034,203
  Expenditures for long-lived assets.................     4,523     1,237      6,936       12,746
Reconciliations:
  NET LOSS
  Total operating loss for reportable segments.......                                  $ (130,245)
  Interest expense...................................                                     (31,418)
  Other expense, net.................................                                      20,986
                                                                                       ----------
          Total consolidated net loss................                                  $ (140,677)
                                                                                       ==========
  ASSETS
  Total assets for reportable segments...............                                  $1,034,203
  Elimination of intercompany receivables............                                    (592,622)
                                                                                       ----------
          Total consolidated assets..................                                  $  441,581
                                                                                       ==========

September 30, 1999, and for the year then ended
(in thousands)
  Sales to unaffiliated customers....................  $337,457   $55,619   $ 28,504   $  421,580
  Intersegment revenues..............................    48,345    11,025      6,169       65,539
                                                       --------   -------   --------   ----------
  Segment revenues...................................   385,802    66,644     34,673      487,119
  Depreciation and amortization......................    13,871     1,948      1,886       17,705
  Segment operating loss.............................   (24,619)   (5,166)   (18,786)     (48,571)
  Segment assets.....................................   444,250    18,273    111,987      574,510
  Expenditures for long-lived assets.................    15,731     1,842     10,060       27,633
Reconciliations:
  NET LOSS
  Total operating loss for reportable segments.......                                  $  (48,571)
  Interest expense...................................                                     (16,883)
  Other expense, net.................................                                        (648)
  Minority interest..................................                                       2,251
                                                                                       ----------
          Total consolidated net loss................                                  $  (63,851)
                                                                                       ==========

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

ASSETS
  Total assets for reportable segments...............                                  $  574,510
  Elimination of intercompany receivables............                                    (339,508)
                                                                                       ----------
          Total consolidated assets..................                                  $  235,002
                                                                                       ==========
September 30, 1998, and for the year then ended
  (in thousands)
  Sales to unaffiliated customers....................  $321,763   $58,382   $ 18,722   $  398,867
  Intersegment revenues..............................    44,650    22,605      7,576       74,831
                                                       --------   -------   --------   ----------
  Segment revenues...................................   366,413    80,987     26,298      473,698
  Depreciation and amortization......................     9,988     1,484        860       12,332
  Segment operating loss.............................    (5,547)   (3,041)    (7,086)     (15,674)
  Segment assets.....................................   176,678    19,883     28,705      225,266
  Expenditures for long-lived assets.................    11,790       200         --       11,990
Reconciliations:
  NET LOSS
Total operating loss for reportable segments.........                                  $  (15,674)
  Interest expense...................................                                      11,947
  Other expense, net.................................                                       1,378
  Minority interest..................................                                       1,546
                                                                                       ----------
          Total consolidated net loss................                                  $  (27,453)
                                                                                       ==========
  ASSETS
  Total assets for reportable segments...............                                  $  225,266
  Elimination of intercompany receivables............                                    (105,137)
                                                                                       ----------
          Total consolidated assets..................                                  $  120,129
                                                                                       ==========

     The following table summarizes revenue by region and by type of customer for the years ended September 30, 2000 and 1999:

                                                               YEARS ENDED SEPTEMBER 30,
                                                             -----------------------------
                                                                 2000            1999
                                                             -------------   -------------
                                                              (UNAUDITED)
                                                                     (IN MILLIONS)
REVENUE BY REGIONS:
United States..............................................     $275.5          $330.0
North America (other)......................................        9.8             7.5
                                                                ------          ------
North America total........................................      285.3           337.5
Pacific Rim................................................       52.2            55.6
Europe.....................................................      186.9            28.5
                                                                ------          ------
          Total............................................     $524.4          $421.6
                                                                ======          ======
REVENUE BY CUSTOMERS:
Carrier....................................................     $203.9          $186.9
Residential................................................      220.4           185.3

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

                                                               YEARS ENDED SEPTEMBER 30,
                                                             -----------------------------
                                                                 2000            1999
                                                             -------------   -------------
                                                              (UNAUDITED)
                                                                     (IN MILLIONS)
Operator Services..........................................        7.8            22.9
Commercial.................................................       92.3            26.5
                                                                ------          ------
          Total............................................     $524.4          $421.6
                                                                ======          ======

13.  MERGER AND MANAGEMENT SERVICES AGREEMENTS WITH WORLD ACCESS

     In February 2000, WorldxChange executed a definitive merger agreement with World Access, Inc. ("World Access"). On August 1, 2000, WorldxChange entered into an Executive Management Services Agreement ("Management Agreement") with World Access. Under this agreement, World Access serves as the exclusive agent for WorldxChange to provide all management services required for the operation and management of WorldxChange. World Access has the authority, to the fullest extent permitted by law, to take all actions and make all decisions on behalf of WorldxChange in the operation and management of WorldxChange's assets and the power to select, terminate and determine the compensation of the management and employees of WorldxChange. Under this agreement, World Access has also assumed all financial responsibility related to the operations of WorldxChange subsequent to August 1, 2000.

     As of September 30, 2000, WorldxChange has net advances due to World Access of $91.0 million, which consisted of the following (in thousands):

                                                              (UNAUDITED)
Reimbursement from World Access of Net Losses under
  Management Agreement......................................  $    (22,688)
Secured term loan...........................................        35,732
Working capital advances....................................        77,957
                                                              ------------
                                                              $     91,001
                                                              ============

     As a result of World Access assuming all financial responsibility for WorldxChange, WorldxChange has recorded the reimbursement of the net loss incurred by WorldxChange since August 1, 2000 as a single line item, "Reimbursement from World Access of Net Losses Under Management Agreement," in its Statement of Operations.

     As of September 30, 2000, World Access and WorldxChange have consolidated their sales forces, billing systems and network operations centers, as well as decommissioned certain switches as traffic has migrated from one network to the other.

                    COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                     D.B.A.
                          WORLDXCHANGE COMMUNICATIONS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1999 AND PERTAINING TO SEPTEMBER 30,
          2000 AND FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS UNAUDITED)

     The Statement of Operations for WorldxChange for the two months ended September 30, 2000 while operating under the Management Agreement consisted of the following (in thousands):

                                                              (UNAUDITED)
Revenue.....................................................   $ 74,031
Cost of services............................................     55,920
Selling, general and administrative.........................     25,842
Depreciation and network amortization.......................      6,808
Amortization of intangibles.................................      1,889
                                                               --------
          Total operating expense...........................     90,459
                                                               --------
Operating loss..............................................    (16,428)
Interest and other income...................................        280
Interest expense............................................      6,511
                                                               ========
Loss before income taxes....................................    (22,659)
Income taxes................................................         29
                                                               --------
Net loss....................................................   $(22,688)
                                                               ========

     If WorldxChange had not entered into this Management Agreement its net loss for the year ended September 30, 2000 (unaudited) would have been $163,365,000.

     In February 2000, World Access entered into a participation agreement with a lender under which WorldxChange can borrow money. In this participation agreement, the lender is the lead lender and acts as agent for World Access in dispersing the funds and in administering and collecting the loan. The participation agreement allows World Access to advance up to $45.0 million to WorldxChange. The terms of the loan are governed by the terms of an existing loan agreement between the lender and WorldxChange.

     Advances by World Access under the participation agreement are structured as a term loan which bears interest at a rate of 11% per annum and matures on February 11, 2001. Both the term loan and the existing indebtedness under the loan arrangement are secured by a security interest in all personal property of WorldxChange. Subsequent to September 30, 2000, the borrowings under this loan were repaid by World Access.

     As of September 30, 2000, WorldxChange owed $69.1 million under the loan, including $35.7 million advanced by World Access. These funds are being used to finance operating losses expected to be incurred by WorldxChange prior to the merger date as well as to make permanent investments in working capital that are required to support WorldxChange's growth.

     As of December 14, 2000, the shareholders of WorldxChange and World Access have approved the Merger and Management believes that the merger will be consummated before December 31, 2000.

Herrn
Dr. Henning F. Klose
Vorsitzender des Vorstands
TelDaFax AG
Postfach 22 06

35010 Marburg

INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheets of TelDaFax AG as of December 31, 1999, 1998 and 1997, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TelDaFax AG as of December 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 11, the Company's 1999 financial statements have been restated to account for the acquisition of Demuth & Dietl only from the acquisition date, October 4, 1999.

Wiesbaden, August 2, 2000

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ BUNGERS                            /s/ KARLIK
------------------------------         ------------------------------
H.G. Bungers                           Karlik

                                 TELDAFAX GROUP

                          CONSOLIDATED BALANCE SHEETS
                            (ALL AMOUNTS IN DM '000)

                                                                                DECEMBER 31,
                                                              SEPTEMBER 30,   -----------------
                                                                  2000         1999      1998
                                                              -------------   -------   -------
                                                               (UNAUDITED)
Current assets:
  Cash and equivalents......................................      40,282      178,287   159,011
  Accounts receivable, less allowance for doubtful accounts
     of DM 408 as of September 30, 2000 (unaudited) and DM
     1,128 and DM 3,115 as of December 31, 1999 and 1998,
     respectively...........................................      74,955       80,260    63,853
  Inventories...............................................       9,061        4,129        68
  Prepaid expenses and other current assets.................      38,929       29,422     7,843
          Total current assets..............................     163,227      292,098   230,775
Equipment and leasehold improvements, net...................     127,072      137,929    67,355
Intangible assets...........................................      31,310       16,451    13,624
Loan to related parties.....................................       1,375        1,411        --
Financial assets............................................       4,461           --        --
Deferred tax assets, net....................................      24,288        3,255        --
Other assets................................................       3,379        4,027       815
                                                                 -------      -------   -------
          Total assets......................................     355,112      455,171   312,569
                                                                 =======      =======   =======
Current liabilities:
  Accounts payable..........................................     126,169      196,041    90,699
  Accrued expenses..........................................      10,219        6,575    12,094
  Other current liabilities.................................      10,626        4,778        --
  Current portion of long-term debt.........................       2,120        1,553        --
  Current portion of capital lease obligations..............      13,409       13,761     4,818
                                                                 -------      -------   -------
          Total current liabilities.........................     162,543      222,708   107,611
Long-term debt..............................................       1,543        1,572        --
Capital lease obligations...................................      34,496       44,251    10,076
Deferred tax liabilities....................................          --           --     2,794
Other long-term liabilities.................................         699          721       753
                                                                 -------      -------   -------
          Total long-term liabilities.......................      36,738       46,544    13,623
Minority interests..........................................       1,524         (160)       --
Shareholders' equity:
  Common stock, Eur 2,60 as of September 30, 2000
     (unaudited) and December 31, 1999 and DM 5 par value as
     of December 31, 1998, 33,828,600 authorized, issued and
     outstanding as of September 30, 2000 (unaudited) and
     December 31, 1999 and 1998, respectively...............     172,024      172,024   169,143
  Additional paid in capital................................      15,787       15,787    15,787
  Retained earnings.........................................     (33,504)      (1,732)    6,405
                                                                 -------      -------   -------
          Total shareholders' equity........................     154,307      186,079   191,335
                                                                 -------      -------   -------
          Total liabilities and shareholders' equity........     355,112      455,171   312,569
                                                                 =======      =======   =======

                                 TELDAFAX GROUP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (ALL AMOUNTS IN DM '000, EXCEPT PER SHARE AMOUNTS)

                                           NINE MONTHS ENDED                  YEAR ENDED
                                             SEPTEMBER 30,                   DECEMBER 31,
                                        -----------------------   -----------------------------------
                                           2000         1999         1999         1998        1997
                                        ----------   ----------   ----------   ----------   ---------
                                              (UNAUDITED)
Sales.................................     465,153      447,681      611,018      263,050      32,271
Cost of services......................    (407,311)    (353,126)    (548,110)    (202,359)    (31,085)
Sales expenses........................     (84,799)     (67,273)     (50,716)     (31,417)     (3,434)
General administration expenses.......     (19,901)      (4,842)     (17,723)      (8,570)     (2,797)
Other operating income................       4,740        9,625          791          327          76
Other operating expenses..............     (12,151)      (7,470)      (9,625)      (2,969)     (1,448)
Operating income (loss)...............     (54,269)      24,595      (14,365)      18,062      (6,417)
Financial result......................        (114)       1,266          764          425      (1,104)
Taxes.................................      20,578      (13,365)       7,009       (9,713)      1,667
Minority interests....................       2,033          207        1,336           --          --
Net income (loss).....................     (31,772)      12,703       (5,256)       8,774      (5,854)
Income (loss) per Common Share from
  Continuing Operations:
  Basic and Diluted...................       (0.94)        0.38        (0.16)        0.45       (5.16)
Weighted Average Shares Outstanding:
  Basic and Diluted...................  33,828,600   33,828,600   33,828,600   19,296,826   1,133,525

                                 TELDAFAX GROUP

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT AND COMPREHENSIVE OF CHANGES IN COMBINED EQUITY SHAREHOLDER'S FUNDS

                                                              ADDITIONAL
                                    COMMON STOCK                 PAID         SHARE    RETAINED
                                       SHARES      AMOUNT     IN CAPITAL     CAPITAL   EARNINGS    TOTAL
                                    ------------   -------   -------------   -------   --------   -------
                                       PIECES      DM'000       DM'000                  DM'000    DM'000
BALANCE AT DECEMBER 31, 1996......           --         --          --        4,000     (7,732)    (3,732)
Issuance of common stock..........       20,000        100                                            100
Issuance of common stock..........    1,648,000      8,240                                          8,240
Issuance of common stock..........      714,860      3,574      14,450                             18,024
Retirement of share capital.......                                           (4,000)               (4,000)
Loss of predecessor company.......                              (3,663)                  3,663         --
Contribution in kind..............                                                       7,554      7,554
Loss for the period...............                                                      (5,854)    (5,854)
                                     ----------    -------      ------       ------    -------    -------
BALANCE AT DECEMBER 31, 1997......    2,382,860     11,914      10,787           --     (2,369)    20,332
Issuance of common stock..........    1,000,000      5,000       5,000                             10,000
Issuance of IPO -- public.........    9,725,722     48,629                                         48,629
Issuance of IPO -- old
  shareholders....................   20,720,018    103,600                                        103,600
Cash dividends....................                                                                     --
Transfer to legal reserve.........                                 334                    (334)        --
Profit for the period.............                                                       8,774      8,774
                                     ----------    -------      ------       ------    -------    -------
BALANCE AT DECEMBER 31, 1998......   33,828,600    169,143      16,121           --      6,071    191,335
Issue of share capital (Euro), Dec
  17, 1999........................           --      2,881                              (2,881)        --
Loss for the period...............                                                      (5,256)    (5,256)
                                     ----------    -------      ------       ------    -------    -------
BALANCE AT DECEMBER 31, 1999......   33,828,600    172,024      16,121           --     (2,066)   186,079
Loss for the period (unaudited)...                                                     (31,772)   (31,772)
                                     ----------    -------      ------       ------    -------    -------
BALANCE AT SEPTEMBER 30, 2000.....   33,828,600    172,024      16,121           --    (33,838)   154,307
                                     ==========    =======      ======       ======    =======    =======

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 TELDAFAX GROUP
                            (ALL AMOUNTS IN DM '000)

                                                            NINE MONTHS ENDED               YEAR ENDED
                                                              SEPTEMBER 30                  DECEMBER 31
                                                         -----------------------   -----------------------------
                                                            2000         1999        1999       1998      1997
                                                         ----------   ----------   --------   --------   -------
                                                               (Unaudited)
Net income (loss)......................................    (33,805)      12,496      (5,256)     8,774    (5,854)
Minority interests.....................................      2,033          207      (1,336)        --        --
Amortization and depreciation..........................     33,392       22,595      33,630     18,086     5,040
Depreciation of current assets.........................      3,961           --          --         --        --
Loss on the sale of property, plant and equipment......         32           --       3,800          6        --
Decrease (increase) in deferred tax assets.............    (21,033)          --      (3,255)        --        --
Increase (decrease) in deferred tax liabilities........         --           --      (2,794)        --        --
                                                          --------     --------    --------   --------   -------
                                                           (15,420)      35,298      24,789     26,866      (814)
                                                          --------     --------    --------   --------   -------
Decrease (increase) in accounts receivable trade, net
  of bad debts.........................................      5,305      (11,759)    (16,407)   (59,817)   (2,759)
Increase (decrease) in inventories.....................     (4,932)        (904)     (4,061)        --        --
Decrease (increase) in prepaid expenses and other
  current assets.......................................     (9,507)     (24,616)    (21,579)    (8,376)       --
Decrease (increase) in other assets....................        648       (1,717)     (3,112)       130        --
Increase (decrease) in accounts payable................    (69,872)      30,935     105,342     48,856     7,205
Increase (decrease) in other accrued liabilities.......      9,492       (1,576)      5,469     34,164     3,091
Increase (decrease) in tax provisions..................         --        1,750      (6,210)     6,179        31
Increase (decrease) in provision for deferred taxes....         --           10          --        (60)    2,854
Decrease (increase) in deferred taxes from loss
  carryforwards........................................         --           --          --      4,525    (4,525)
Increase (decrease) in other long-term liabilities.....        215          (26)        927      2,121    (1,674)
Adjustment for effects of acquisition of
  subsidiaries.........................................     (2,277)        (326)      4,472         --        --
                                                          --------     --------    --------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES...................    (86,348)      27,069      89,630     54,588     3,409
                                                          --------     --------    --------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures...................................    (14,486)     (93,343)   (110,397)   (65,796)  (30,718)
Acquisitions...........................................    (27,365)         (30)     (4,757)      (350)       --
                                                          --------     --------    --------   --------   -------
                                                           (41,851)     (93,373)   (115,154)   (66,146)  (30,718)
                                                          --------     --------    --------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital increases........................         --           --          --    157,229     2,199
Loans to related parties...............................         --           --      (1,411)        --        --
Proceeds in respect of share premium amounts...........         --           --          --      5,000     7,512
Proceeds from outstanding amounts due in respect of
  capital subscribed...................................         --           --          --      9,615        --
Proceeds from outstanding amounts due in respect of
  share premium amounts................................         --           --          --      3,275        --
Payments on debt.......................................        (29)         (22)         --         (6)      (86)
Proceeds from issuance of debt.........................         --           22       3,125     (9,519)    9,519
Payments on capital lease obligations..................     (9,755)          --          --    (12,066)       --
Proceeds from long-term accounts payable...............         --       36,748      43,118     10,076        --
Payments on other long-term liabilities................        (22)         (26)        (32)       (64)       --
Other proceeds from paid-in capital....................         --           --          --         --     3,663
Proceeds from issuance of other long-term debt.........         --           --          --         --    10,546
                                                          --------     --------    --------   --------   -------
                                                            (9,806)      36,723      44,800    163,540    33,353
                                                          --------     --------    --------   --------   -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...   (138,005)     (29,581)     19,276    151,982     6,044
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......    178,287      159,011     159,011      7,029       985
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............     40,282      129,430     178,287    159,011     7,029
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:                            13,580       13,944      26,812      5,468     1,106
  Interest.............................................      2,382        1,777       3,415      5,425     1,106
  Income taxes.........................................     11,198       12,167      23,397         43        --
NON-CASH INVESTING AND FINANCING ACTIVITIES............        475       53,682      57,695     10,821     9,519
Assets acquired by incurring capital lease obligations
  or...................................................        525       53,682      56,086     20,340        --
long term debt.........................................        (50)          --       1,609     (9,519)    9,519

                                  TELDAFAX AG

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               (DM IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

     TelDaFax Telefon-, Daten- und Fax Transfer GmbH & Co. KG was founded in March 1995. On July 1, 1997, TelDaFax Telefon-, Daten und Fax Transfer GmbH & Co. KG transferred all of its business assets to TelDaFax GmbH. TelDaFax AG was then established through a change in the legal form of TelDaFax GmbH. The transfer of the business assets was a contribution-in-kind to TelDaFax GmbH in exchange for new shares. The assets were contributed at their fair market value. The step-up amounts were treated as contributed capital. Following a resolution, of the General Meeting of Shareholders on May 27, 1998, the legal form was changed again to that of a stock corporation in accordance with Sections 190ff and 238ff of the law governing changes in legal form. The incorporation into TelDaFax AG was entered in the Commercial Register on June 10, 1998.

     TelDaFax AG ("TelDaFax"), a German company, provides voice telephony, fax and data transmission services along with mobile hardware and mobile phone cards throughout Germany. TelDaFax provides fixed-to-mobile, -international and -domestic connections to commercial and residential customers through a communication network of dedicated lines leased from Deutsche Telekom AG. Prior to January 1, 1998, these services were provided solely to commercial customers. The receipt of a Category 4 License from the Federal Ministry for Post and Telecommunications for fixed-line telecommunication services on September 30, 1997 and the full liberalization of the German telecommunications market on January 1, 1998 allowed TelDaFax to expand these services to residential customers under the carrier number "01030". TelDaFax also provides internet access through its majority-owned subsidiary GeoNet Systems GmbH and mobile phone hardware and calling cards through its majority-owned subsidiaries Demuth & Dietl + Co. Kommunikationselektronic GmbH and Netztel Plus Drillish AG. TelDaFax also wholly owns BNC Kommunikationssysteme GmbH & Co. KG, an operating division responsible for monitoring TelDaFax router system, and TelDaFax Vertriebs GmbH, an operating division consisting of TelDaFax's sales organization.

     The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles, referred to as US GAAP. TelDaFax maintains its financial records in accordance with German statutory regulations which represents generally accepted accounting principles in Germany. Generally, accepted accounting principles in Germany vary in certain respects from US GAAP. Accordingly, TelDaFax has recorded certain adjustments in order that these financial statements be in accordance with US GAAP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Interim Financial Information (Unaudited)

     The unaudited consolidated balance sheet as of September 30, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the nine month periods ended September 30, 2000 and 1999, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. All adjustments, in the opinion of management, that are necessary for the fair statement of the financial position and the operating results and cash flows for the interim periods have been presented. Results of operations for the nine month periods ended September 30, 2000 and 1999 are not necessarily indicative of the results that may be achieved for the entire years or future periods.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of TelDaFax and its wholly-and majority-owned financial subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                  TELDAFAX AG

  Cash and Cash Equivalents

     TelDaFax considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to trade receivables is limited as the outstanding total represents a large number of customers with individually small balances. The Company does not require collateral or other security interests against trade receivable balances; however, it does maintain reserves for potential credit losses and such losses have been within management's expectations. Substantially all of the Company's cash and cash equivalents are deposited in financial institutions in Germany.

  Inventories

     Inventories are stated at the lower of cost or market and are valued using the weighted-average method.

  Property, Plant and Equipment

     Property, plant and equipment, is valued at acquisition or production cost and depreciated or amortized over their estimated useful lives, using the straight-line method. Equipment under capital leases are recorded at the net present value of the minimum lease payments and are amortized over the shorter of the useful life of the asset or the lease term using the straight-line method. The range of depreciable lives are as follows:

                                                              YEARS
                                                              ------
Technical equipment, plant and machinery....................  4 -  7
Operational, office and other equipment.....................  4 - 20

  Intangible Assets

     Intangible assets mainly relate to goodwill, acquired software, acquired technical know-how and the license for fixed-line telecommunication services.

     Goodwill is amortized on a straight-line basis over 15 years. Goodwill as of September 30, 2000 and December 31, 1999, 1998 and 1997, net of accumulated amortization, was DM 24,238, DM 8,049, DM 3,852 and DM 2,694, respectively.

     Software is capitalized when it is purchased from a third party, either in the ordinary course of business or, in the case of the acquisition of subsidiaries, as allocated goodwill. It is amortized over 4 years.

     Technical know-how is capitalized as allocated goodwill in the case of the acquisition of subsidiaries. It is amortized over 4 years.

     Technical know-how as of September 30, 2000 and December 31, 1999, 1998 and 1997, net of accumulated amortization, was DM 676, DM 1,245, DM 2,054 and DM 2,614, respectively.

     TelDaFax evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no material adjustments to the carrying value of long-lived assets during the nine

                                  TELDAFAX AG
month period ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997.

  Revenue Recognition

     Telecommunication revenue is recognized as services are provided. Mobile hardware revenue is reported when the customer takes possession of the product and prepaid mobile calling card revenue is recorded when the minutes are used.

  Advertising

     TelDaFax expenses advertising costs as incurred. Total advertising costs were DM 12,485 DM 5,041, DM 24,696, DM 12,321 and DM 3,434 for the nine month periods ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997, respectively.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133 "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In June 1999, SFAS No. 133 was amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of SFAS 133". As a result of this amendment, SFAS No. 133 shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. In accordance with SFAS No. 133, an entity is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company does not expect the adoption of this standard to have a material effect on its consolidated financial position or results of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Reclassification

     Certain amounts in prior years financial statements have been reclassified to conform with the presentation in 1999.

                                  TELDAFAX AG

3. INVENTORIES

     Inventories consist of:

                                                               SEPTEMBER
                                                                  30,       DECEMBER 31,
                                                              -----------   ------------
                                                                 2000       1999    1998
                                                              -----------   -----   ----
                                                              (UNAUDITED)
Raw materials...............................................        --         --    68
Work-in-progress............................................        --      1,027    --
Finished goods..............................................     9,061      3,102    --
                                                                 -----      -----    --
                                                                 9,061      4,129    68
                                                                 =====      =====    ==

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:

                                                            SEPTEMBER 30,    DECEMBER 31,
                                                            -------------   --------------
                                                                2000         1999    1998
                                                            -------------   ------   -----
                                                             (UNAUDITED)
Contractual claim of purchase reduction for traffic
  services................................................         --           --      --
Prepaid income taxes......................................     10,060       16,858      --
Short-term portion of prepaid commissions.................      8,052        5,090      --
Other.....................................................     20,817        7,474   7,843
                                                               ------       ------   -----
          Total...........................................     38,929       29,422   7,843
                                                               ======       ======   =====

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, at cost, consist of:

                                                         SEPTEMBER 30,     DECEMBER 31,
                                                         -------------   -----------------
                                                             2000         1999      1998
                                                         -------------   -------   -------
                                                          (UNAUDITED)
Technical equipment, plant and machinery...............     169,648      160,723    75,755
Other equipment, operational and office equipment......      23,761       18,769     8,657
Construction in progress...............................       2,323          578       570
                                                           --------      -------   -------
          Total cost...................................     195,732      180,070    84,982
Accumulated depreciation and amortization..............     (68,660)     (42,141)  (17,627)
                                                           --------      -------   -------
          Net book value...............................     127,072      137,929    67,355
                                                           ========      =======   =======

                                  TELDAFAX AG

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                             -------------   -------------
                                                                 2000        1999    1998
                                                             -------------   -----   -----
                                                              (UNAUDITED)
Loan due November 2002 with a yearly principal reduction of
  DM 34.787 and an interest rate of 5.5 %..................         43          72      --
Term loan due September, 2003 with interest payable at per
  annum rate equal to 6.75 %...............................      1,500       1,500      --
                                                                 -----       -----   -----
          Total............................................      1,543       1,572      --
                                                                 =====       =====   =====

     Aggregate maturities of long-term debt as of December 31, 1999 are as follows:

                                                              PRINCIPAL   INTEREST    TOTAL
                                                              ---------   --------   --------
2001........................................................       35       101         136
2002........................................................       37       100         137
2003........................................................    1,500        74       1,574
2004........................................................       --        --          --
Thereafter..................................................       --        --          --
                                                                -----       ---       -----
          Total.............................................    1,572       275       1,847
                                                                =====       ===       =====

The loans are secured by transfers of ownership by way of security, blank assignments as well as land charges of Demuth & Dietl.

7. CAPITAL LEASE OBLIGATIONS

     The future minimum lease payments as of December 31, 1999 under capital leases consist of the following:

                                                              CAPITAL LEASES
                                                              --------------
2000........................................................      16,609
2001........................................................      15,213
2002........................................................      14,803
2003........................................................      13,641
2004........................................................       4,226
Thereafter..................................................          --
                                                                 -------
Total minimum lease payments................................      64,492
Less amount representing interests..........................       6,480
                                                                 -------
Present value of minimum lease payments.....................      58,012
Less current portion........................................     (13,761)
                                                                 -------
          Amounts due after one year........................      44,251
                                                                 =======

8. INCOME TAXES

     Income taxes are provided for in accordance with the provisions of FASB Statement No. 109, Accounting for Income Taxes. Under this method, TelDaFax recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax basis of assets and liabilities, as well as operating loss carryforwards.

                                  TELDAFAX AG

     The provision for income taxes consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                                  1998           1999
                                                              ------------   ------------
Current income taxes:
  Payment for 1998 in 1999..................................         --           989
  Corporate tax claim from loss carryback 1999 to 1998......         --          (950)
  Prepaid trade taxes.......................................        (25)           --
  Prepaid corporate taxes...................................       (475)           --
  Provision from trade taxes................................       (732)           --
  Provision from corporate taxes............................     (5,500)           --
                                                                 ------         -----
                                                                 (6,732)           39
Deferred taxes:
  Provision from trade taxes................................     (1,042)        2,278
  Provision from corporate taxes............................     (1,934)        4,231
                                                                 ------         -----
                                                                 (2,976)        6,509
                                                                 ------         -----
          Total provision for income taxes..................     (9,708)        6,548
                                                                 ======         =====

     Deferred income taxes consist of the following:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              ---------------
                                                               1998     1999
                                                              ------    -----
Deferred tax liabilities:
On Amortization of intangible assets........................   2,794    1,589
Elimination of intermediate earnings
  from tangible assets......................................      --     (535)
Differences in value assessment.............................      --      211
                                                              ------    -----
          Total deferred tax liabilities....................   2,794    1,265
Deferred tax assets:
Tax loss carry forward......................................      --    4,520
                                                              ------    -----
          Total deferred tax assets.........................      --    4,520
                                                              ------    -----
          Net deferred tax assets...........................  (2,794)   3,255
                                                              ======    =====

     The provision for income taxes differs from the amount of income tax provision computed by applying the Germany federal income tax rate to income before income taxes and minority interest. A reconciliation of the differences is as follows:

Loss before income taxes and minority interest:.............   DM   (13,486)
Income tax rate.............................................             46%
Expected income tax:........................................   DM    (6,204)
Prior year payment..........................................   DM      (989)
Differences in value assessment.............................   DM      (211)
Elimination of intermediate earnings........................   DM       535
Higher tax rate on loss carryback...........................   DM       321
                                                              -------------
          Total provision for income taxes..................   DM    (6,548)
                                                              =============

                                  TELDAFAX AG

9. SHAREHOLDERS' EQUITY

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1998      1999
                                                              -------   -------   -------
                                                              DM '000   DM '000   DM '000
Profit (loss) for the period................................  (5,854)     8,774    (5,256)
Loss of predecessor company.................................   3,663         --        --
Increase contributed capital................................  10,787      5,000        --
Capital increase............................................  15,468         --        --
Issue of share capital......................................      --    157,229        --
                                                              ------    -------   -------
Net changes in combined equity shareholder's funds..........  24,064    171,003    (5,256)
Opening combined equity shareholder's funds.................  (3,732)    20,332   191,335
                                                              ------    -------   -------
          Closing combined equity shareholder's funds.......  20,332    191,335   186,079
                                                              ======    =======   =======

The share capital is divided into 33,828,600 non par value bearer shares with a theoretical nominal value of EUR 2,60.

     The executive board is authorized, with the approval of the supervisory board, to increase the share capital of TelDaFax in the period up to June 9, 2004 at one time or on several occasions by up to a total amount of EUR 42,900,000.00 through the issue of new no par value bearer shares with a theoretical nominal value of EUR 2,60 each against payment in cash or contribution in kind (authorized capital). Shareholder's are to be granted subscription rights with respect thereto. However, subject to the approval of the supervisory board may decide on the exclusion of subscription rights for existing shareholders.

     The executive board is authorized, with the approval of the supervisory board, at one time or on several occasions in the period up to June 9, 2004, to grant bearer options and/or convertible bonds with up to a total nominal amount of EUR 858,000,000.00 and a term of no longer than 20 years and to grant option rights to the bearers of convertible debenture stock or to grant the bearers of convertible bonds right of conversion for new shares of TelDaFax with stake in share capital of up to EUR 42,900,000.00 -- or up to 16,500,000 shares -- within the limits of the conditions for options or bonds.

10. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Certain buildings and automobiles are under noncancellable operating lease agreements expiring in various years. Minimum future lease obligations, by year and in aggregate, as of December 31, 1999 are as follows:

                                                              OPERATING LEASES
                                                              ----------------
2000........................................................        2,033
2001........................................................        1,888
2002........................................................        1,470
2003........................................................        1,218
2004........................................................        1,167
Thereafter..................................................       17,505
                                                                   ------
          Total minimum lease payments......................       25,281
                                                                   ======

  Legal Proceedings

     TelDaFax and certain of its suppliers have entered into legal proceedings regarding the cost, functionality and period of services provided. TelDaFax has two such disputes outstanding which

                                  TELDAFAX AG
individually amount to DM 21,000 and DM 5,000, respectively. TelDaFax has refused payment of these amounts because of defective delivery or cancellation of the supplier contracts. TelDaFax has accrued amounts, including legal fees, which it believes reflect the amounts for which it will ultimately settle these disputes. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of TelDaFax's management, based on information available at this time, that the expected outcome of these matters, individually, or in the aggregate, will not have an adverse effect on the results of operations and financial condition of TelDaFax.

11. ACQUISITIONS

     On July 1, 1997, TelDaFax acquired 100% of the stock of BNC
Kommunikationssysteme GmbH & Co. KG, a router management service provider, for DM 3,037. TelDaFax recorded the acquisition in accordance with purchase accounting resulting in goodwill of DM 1,374 and goodwill allocated to technical know-how of DM 2,987.

     On January 1, 1998, TelDaFax acquired 100% of the stock of TelDaFax Vertriebs GmbH, a sales organization, for DM 250. TelDaFax recorded the acquisition in accordance with purchase accounting resulting in goodwill of DM 115.

     On December 8, 1998, TelDaFax acquired 75% of the stock of GeoNet Systems GmbH, an internet access provider, for DM 400. TelDaFax recorded the acquisition in accordance with purchase accounting as of January 1, 1999 (the acquisition was classified as an investment as of December 31, 1998) resulting in goodwill of DM 1,478.

     On October 4, 1999, TelDaFax acquired 51% of the stock of Demuth & Dietl + Co. Kommunikationselektronik GmbH, a provider of mobile hardware and calling cards, for DM 5,200. TelDaFax recorded the acquisition in accordance with purchase accounting resulting in goodwill of DM 3,414.

     Previously, the financial statements reflected the acquisition of Demuth & Dietl from January 1, 1999 in accordance with the terms to the agreement between TelDaFax and the sellers but, under US GAAP, the Company subsequently determined that it did not "control" Demuth & Dietl until the transaction closed in October, 1999.

     Unaudited pro forma information with respect to TelDaFax as if the 1998, 1999 and 2000 acquisitions had occurred on January 1, 1998, is as follows:

                                                                               NET INCOME
YEAR  ENTITY                                                     NET REVENUE     (LOSS)
----  ------                                                     -----------   -----------
                                                                 (UNAUDITED)   (UNAUDITED)
1999  TelDaFax.................................................    630,232       (10,911)
      Demuth & Dietl...........................................     58,787          (181)
      Netztel..................................................     17,781          (613)
      Eliminations.............................................    (19,214)        5,579
                                                                   -------       -------
      Combined.................................................    687,586        (6,126)
                                                                   =======       =======
1998  TelDaFax.................................................    292,033        16,890
      Demuth & Dietl...........................................    107,204           (50)
      Netztel..................................................         --          (204)
      Eliminations.............................................    (28,983)       (8,116)
                                                                   -------       -------
      Combined.................................................    370,254         8,520
                                                                   =======       =======

                                  TELDAFAX AG

12. RELATED PARTY TRANSACTIONS

     In conjunction with TelDaFax's acquisition of Demuth & Dietl + Co. Kommunikationselektronic GmbH, a DM 1,411 loan was made to a division of the acquired company excluded from the transaction with payments beginning in 2000.

13. BUSINESS SEGMENT INFORMATION

     TelDaFax provides telecommunication products and services to its customers in Germany in three distinct business segments organized around the different services provided: Fixed Network, Mobile and Internet. The Fixed Network is made up of one operating unit: TelDaFax. TelDaFax provides fixed-to-mobile, -international and -domestic telephony, fax and data connections to commercial and residential customers through its communication network leased from Deutsche Telekom AG. Mobile services, which consist of hardware sales and calling cards provided through a distribution network consisting of over 1,500 retailer dealers in Germany, are provided by Demuth + Dietl + Co. Kommunikationselektronic GmbH and Netztel Plus Drillish. Internet services, which consists of internet access, is provided by GeoNet Systems GmbH.

     The tables below present information about the business segments in which TelDaFax operates and represent information utilized by management to evaluate its business segments.

                      TELDAFAX FINANCIAL DATA PER SEGMENT

                                                              NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                             ---------------------------------------
                                                              FIXED               CELLULAR
                                                             NETWORK   INTERNET   SERVICE     TOTAL
                                                             -------   --------   --------   -------
                                                                        (IN THOUSAND DM)
Sales to unaffiliated customers............................  362,895     5,450     96,808    465,153
Intersegment revenues......................................       --        --         --         --
Segment revenues...........................................  362,895     5,450     96,808    465,153
Depreciation and amortization..............................  (33,193)     (746)    (3,414)   (37,353)
Segment operating profit (loss)............................  (37,201)   (8,201)   (13,607)   (59,009)
Segment assets.............................................  330,498     1,594     57,807    389,899
Expenditures for long-lived assets.........................   39,831       197      1,823     41,851
Reconciliations:
  NET RESULT
  Total operating result for the reportable segments.......                                  (59,009)
  Other income.............................................                                    4,740
  Financial result.........................................                                     (114)
  Other expense, net.......................................                                   20,578
  Minority interest........................................                                    2,033
          Total consolidated profit (loss).................                                  (31,772)
  ASSETS
  Total assets for reportable segments.....................                                  389,899
  Elimination of intercompany receivables..................                                  (34,787)
          Total consolidated assets........................                                  355,112

                                  TELDAFAX AG

                                                               NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                              ---------------------------------------
                                                               FIXED               CELLULAR
                                                              NETWORK   INTERNET   SERVICE     TOTAL
                                                              -------   --------   --------   -------
                                                                         (IN THOUSAND DM)
Sales to unaffiliated customers.............................  445,404     2,277      --       447,681
Intersegment revenues.......................................       --        --      --            --
Segment revenues............................................  445,404     2,277      --       447,681
Depreciation and amortization...............................  (22,227)     (368)     --       (22,595)
Segment operating profit (loss).............................   16,716    (1,746)     --        14,970
Segment assets..............................................  400,011     1,089      --       401,100
Expenditures for long-lived assets..........................   92,319     1,054      --        93,373
Reconciliations:
  NET RESULT
  Total operating result for the reportable segments........                                   14,970
  Other income..............................................                                    9,625
  Financial result..........................................                                    1,266
  Other expense, net........................................                                  (13,365)
  Minority interest.........................................                                      207
          Total consolidated profit (loss)..................                                   12,703
  ASSETS
  Total assets for reportable segments......................                                  401,100
  Elimination of intercompany receivables...................                                   (8,698)
          Total consolidated assets.........................                                  392,402

                                                                DECEMBER 31, 1999, AND FOR THE YEAR
                                                                            THEN ENDED
                                                                -----------------------------------
                                                               FIXED               CELLULAR
                                                              NETWORK   INTERNET   SERVICE     TOTAL
                                                              -------   --------   --------   -------
                                                                         (IN THOUSAND DM)
  Sales to unaffiliated customers...........................  587,299     4,124     19,595    611,018
  Intersegment revenues.....................................       --        --         --         --
  Segment revenues..........................................  587,299     4,124     19,595    611,018
  Depreciation and amortization.............................  (33,391)     (183)       (56)   (33,630)
  Segment operating profit (loss)...........................  (10,279)   (4,843)       (34)   (15,156)
  Segment assets............................................  458,507     3,587     14,154    476,248
  Expenditures for long-lived assets........................  108,185     1,367        845    110,397
Reconciliations:
  NET RESULT
  Total operating result for the reportable segments........                                  (15,156)
  Other income..............................................                                      791
  Financial result..........................................                                      764
  Other expense, net........................................                                    7,009
  Minority interest.........................................                                    1,336
          Total consolidated profit (loss)..................                                   (5,256)
  ASSETS
  Total assets for reportable segments......................                                  476,248
  Elimination of intercompany receivables...................                                  (21,077)
          Total consolidated assets.........................                                  455,171

                                  TELDAFAX AG

                                                            DECEMBER 31, 1998, AND FOR THE YEAR
                                                                         THEN ENDED
                                                            -----------------------------------
                                                           FIXED               CELLULAR
                                                          NETWORK   INTERNET   SERVICE     TOTAL
                                                          -------   --------   --------   --------
                                                                      (IN THOUSAND DM)
  Sales to unaffiliated customers.......................  263,050         --         --    263,050
  Intersegment revenues.................................       --         --         --         --
  Segment revenues......................................  263,050         --         --    263,050
  Depreciation and amortization.........................  (18,086)        --         --    (18,086)
  Segment operating profit (loss).......................   17,735         --         --     17,735
  Segment assets........................................  314,392         --         --    314,392
  Expenditures for long-lived assets....................   66,146         --         --     66,146
Reconciliations:
  NET RESULT
  Total operating result for the reportable segments....                                    17,735
  Other income..........................................                                       327
  Financial result......................................                                       425
  Other expense, net....................................                                    (9,713)
  Minority interest.....................................                                        --
          Total consolidated profit (loss)..............                                     8,774
  ASSETS
  Total assets for reportable segments..................                                   314,392
  Elimination of intercompany receivables...............                                    (1,823)
          Total consolidated assets.....................                                   312,569

                                                        DECEMBER 31, 1997, AND FOR THE YEAR THEN ENDED
                                                        ----------------------------------------------
                                                         FIXED                    CELLULAR
                                                        NETWORK     INTERNET       SERVICE      TOTAL
                                                        --------   -----------   -----------   -------
                                                                       (IN THOUSAND DM)
  Sales to unaffiliated customers.....................   32,271            --            --    32,271
  Intersegment revenues...............................       --            --            --        --
  Segment revenues....................................   32,271            --            --    32,271
  Depreciation and amortization.......................   (5,040)           --            --    (5,040)
  Segment operating profit (loss).....................   (6,493)           --            --    (6,493)
  Segment assets......................................   61,885            --            --    61,885
  Expenditures for long-lived assets..................   30,718            --            --    30,718
Reconciliations:
  NET RESULT
  Total operating result for the reportable
     segments.........................................                                         (6,493)
  Other income........................................                                             76
  Financial result....................................                                         (1,104)
  Other expense, net..................................                                          1,667
  Minority interest...................................                                             --
          Total consolidated profit (loss)............                                         (5,854)
  ASSETS
  Total assets for reportable segments................                                         61,885
  Elimination of intercompany receivables.............                                             --
          Total consolidated assets...................                                         61,885

  Other Information

     TelDaFax is dependent upon one significant supplier for the leasing of transmission lines and billing operations for call-by-call customers. TelDaFax's reliance on this external source can be shifted, over a period of time, to alternative sources should the changes be necessary. However, there may be a material adverse effect on the business, financial and operations of TelDaFax.

                                  TELDAFAX AG

14. SUBSEQUENT EVENTS

  Investment in Netztel Plus Drillish AG

     On February 3, 2000, TelDaFax acquired an 81.9% of the stock of Netztel Plus Drillish AG, a mobile phone calling card provider, for DM 15,000. TelDaFax recorded the acquisition in accordance with purchase accounting resulting in goodwill of DM 13,658.

  Investment in Internet AG

     On April 5, 2000, TelDaFax acquired a 32% interest in Internet AG, a provider of e-commerce solutions with integrated payment systems, on-line shops and electronic market places. TelDaFax's investment totaled Euro 2,275.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


SEC registration fee........................................  $15,419.41
Accounting fees and expenses................................   25,000.00
Legal fees and expenses.....................................   20,000.00
Printing and mailing expenses...............................   20,000.00
Miscellaneous expenses......................................    4,580.59
                                                              ----------
          Total.............................................  $85,000.00
                                                              ==========


     The foregoing items, except for the SEC registration fee, are estimated. We will pay all of the above expenses. The selling security holders will pay their own expenses, including expenses of their own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the shares of common stock offered by this prospectus.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its security holders for monetary damages for a breach of fiduciary duty as a director, except for:

     - breach of the director's duty of loyalty,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - certain unlawful dividends and stock repurchases, or

     - any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Articles X and XI of World Access' Amended Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

     Officers and directors of World Access are presently covered by insurance that (with certain exceptions and with certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by World Access as permitted by the DGCL.

     World Access has entered into separate indemnification agreements with its directors and non-director officers at the level of Vice President and above. These indemnification agreements provide as follows:

     - there is a rebuttable presumption that the director or officer has met the applicable standard of conduct required for indemnification;

     - World Access will advance litigation expenses to a director or officer at his request provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses;

     - World Access will indemnify a director or officer for amounts paid in settlement of a derivative suit;

     - in the event of a determination by the disinterested members of the board of directors or independent counsel that a director or officer did not meet the standard of conduct required for indemnification, the director or officer may contest this determination by petitioning a court or commencing any arbitration proceeding conducted by a single arbitrator pursuant to the rules of the American Arbitration Association to make an independent determination of whether such director or officer is entitled to indemnification under his indemnification agreement; and

     - World Access will reimburse a director or officer for expenses incurred in enforcing his rights under his indemnification agreement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed as part of this registration statement.


EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  5.1     --   Opinion of Long Aldridge & Norman LLP.
 23.1     --   Consent of Long Aldridge & Norman LLP (included in Exhibit
               5.1).
 23.2     --   Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.
 23.3     --   Consent of PricewaterhouseCoopers LLP with respect to the
               financial statements of World Access, Inc.
 23.4     --   Consent of Deloitte & Touche LLP with respect to the
               financial statements of FaciliCom International, Inc.
 23.5     --   Consent of Ernst & Young LLP with respect to the financial statements of Long Distance International, Inc.
 23.6     --   Consent of Arthur Andersen LLP with respect to the financial statements of STAR Telecommunications, Inc.
 23.7     --   Consent of Ernst & Young LLP with respect to the financial statements of Communications Telesystems International d/b/a
               WorldxChange Communications.
 23.8     --   Consent of BDO Deutsche Warentreuhand with respect to the
               financial statements of TelDaFax AG.
 24.1     --   Power of Attorney of World Access (included in the signature pages to the Registration Statement filed on December 18,
               2000).*


---------------


* Previously filed


     (b) Financial Statement Schedules. The financial statement schedules that are required by Regulation S-X are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on December 22, 2000.

                                          WORLD ACCESS, INC.

                                          By:     /s/ John D. Phillips
                                            ------------------------------------
                                                      John D. Phillips
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of December 22, 2000.

                     SIGNATURES                                            TITLE
                     ----------                                            -----
                /s/ John D. Phillips                   Chairman and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  John D. Phillips

                 /s/ Bryan D. Yokley                   Executive Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer)
                   Bryan D. Yokley

                  /s/ Henry C. Lyon                    Vice President and Corporate Controller
-----------------------------------------------------    (Principal Accounting Officer)
                    Henry C. Lyon

                          *                            Director
-----------------------------------------------------
                Walter J. Burmeister

                          *                            Director
-----------------------------------------------------
                   Kirby Campbell

                          *                            Director
-----------------------------------------------------
                   Bryan Cipoletti

                          *                            Director
-----------------------------------------------------
                 Stephen J. Clearman

                          *                            Director
-----------------------------------------------------
                 John P. Imlay, Jr.

                          *                            Director
-----------------------------------------------------
              Massimo Prelz Oltramonti

                          *                            Director
-----------------------------------------------------
                    John P. Rigas

                     SIGNATURES                                            TITLE
                     ----------                                            -----

                          *                            Director
-----------------------------------------------------
                   Carl E. Sanders

                          *                            Director
-----------------------------------------------------
                   Dru A. Sedwick

                          *                            Director
-----------------------------------------------------
                 Lawrence C. Tucker

              *By: /s/ Bryan D. Yokley
  ------------------------------------------------
                   Bryan D. Yokley
                  Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NO.                               DESCRIPTION OF EXHIBIT
-------                           ----------------------
   5.1    --   Opinion of Long Aldridge & Norman LLP.
  23.1    --   Consent of Long Aldridge & Norman LLP (included in Exhibit
               5.1).
  23.2    --   Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.
  23.3    --   Consent of PricewaterhouseCoopers LLP with respect to the
               financial statements of World Access, Inc.
  23.4    --   Consent of Deloitte & Touche LLP with respect to the
               financial statements of FaciliCom International, Inc.
  23.5    --   Consent of Ernst & Young LLP with respect to the financial statements of Long Distance International, Inc.
  23.6    --   Consent of Arthur Andersen LLP with respect to the financial statements of STAR Telecommunications, Inc.
  23.7    --   Consent of Ernst & Young LLP with respect to the financial statements of Communications Telesystems International d/b/a
               WorldxChange Communications.
  23.8    --   Consent of BDO Deutsche Warentreuhand with respect to the
               financial statements of TelDaFax AG.
  24.1    --   Power of Attorney of World Access (included in the signature pages to the Registration Statement filed on December 18,
               2000).*


---------------


* Previously filed.